KLS DIVERSIFIED ASSET MANAGEMENT LP
COMPLIANCE MANUAL & CODE OF ETHICS

December 2015

TABLE OF CONTENTS
Page

I.	INTRODUCTION 1

A.	OVERVIEW OF COMPLIANCE MANUAL 1

B.	ADMINISTRATION OF POLICIES AND PROCEDURES 1

II.	DEFINITIONS 3

III.	GENERAL SUPERVISED PERSON RESPONSIBILITIES 6

A.	COMPLIANCE MANUAL ACKNOWLEDGMENT 6

B.	COMPLETION OF DISCIPLINARY QUESTIONNAIRE 6

C.	NOTIFICATION AND/OR APPROVAL OF OUTSIDE ACTIVITIES 6

D.	BENEFITS/GIFTS RECEIVED BY SUPERVISED PERSON FROM THIRD
PARTY BUSINESS CONTACTS    6

E.	MEDIA, PRESS AND PUBLIC COMMUNICATIONS PROTOCOL POLICY 8

F.	REPORTING REQUIREMENTS – DOL FORM LM-10 8

G.	COMPLAINTS FROM CLIENTS AND INVESTORS 8

H.	ELECTRONIC COMMUNICATIONS, PERSONAL E-MAIL TRANSMISSIONS
AND INSTANT MESSAGING TRANSMISSIONS    8

I.	SOCIAL MEDIA POLICY 9

J.	CHARITABLE CONTRIBUTIONS 9

K.	USE OF KLS FUNDS OR PROPERTY 10

L.	WHISTLEBLOWER POLICY 10

IV.	MAINTAINING A CURRENT FORM ADV 11

A.	CURRENT FORM ADV 11

V.	RECORD-KEEPING 14

A.	RECORD-KEEPING REQUIREMENTS 14

VI.	MARKETING & INVESTOR RELATIONS (INCLUDING PRIVACY

POLICY CONTROLS)	19

A.	PROMOTIONAL ACTIVITIES 19

B.	COMPENSATION FOR INVESTOR REFERRALS 24

C.	USA PATRIOT ACT/ANTI-MONEY LAUNDERING POLICY AND
PROCEDURES    25

D.	COMMUNICATIONS WITH INVESTORS 27

E.	DISCLOSURE OF INVESTORS’ NON-PUBLIC PERSONAL INFORMATION 27

F.	DISASTER AND BUSINESS CONTINUITY PLAN AND PROCEDURES 29

VII.	TRADING & PORTFOLIO MANAGEMENT 30

A.	BROKERAGE PLACEMENT 30

B.	AGGREGATION AND ALLOCATION OF ORDERs 31

C.	PROXY VOTING 34

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D.	PRINCIPAL TRANSACTIONS AND TRANSACTIONS BETWEEN clients 36

E.	MARKET MANIPULATION 37

F.	REGULATORY FILINGS 39

VIII.	FINANCE & OPERATIONS 40

A.	CUSTODY ISSUES 40

B.	REQUIRED AUTHORIZATIONS for client accounts 40

C.	VALUATION PROCEDURES 41

IX.	CFTC/NFA REQUIRMENTS 44

X.	POLITICAL CONTRIBUTIONS 50

A.	REPORTING REQUIREMENTS - POLITICAL CONTRIBUTIONS 50

B.	RECORDKEEPING REQUIREMENTS - POLITICAL CONTRIBUTIONS 51

XI.	REGISTRATION OF INVESTMENT ADVISER REPRESENTATIVES 52

XII.	ADVISORY CONTRACTS 53

XIII.	SEC EXAMINATIONS 54

XIV.	APPENDIXES & FORMS 55
APPENDIX A:    LIST OF CLIENTS
APPENDIX B:     LIST OF ACCESS PERSONS
APPENDIX C:    LIST OF FATF APPROVED JURISDICTIONS
APPENDIX D:    HIGH RISK JURISDICTIONS
APPENDIX E:    ADDITIONAL INFORMATION REQUIRED
APPENDIX F:    FORM OF ANNUAL PRIVACY NOTICE TO INVESTORS
APPENDIX G:     FORM OF ANNUAL PRIVACY NOTICE TO SERVICE PROVIDERS
APPENDIX H:    CODE OF ETHICS
APPENDIX I:    MEDIA, PRESS AND PUBLIC COMMUNICATIONS PROTOCOL POLICY
APPENDIX J:     REGULATORY FILINGS
APPENDIX K:     COVERED PERSONS UNDER THE BAD ACTOR POLICY
APPENDIX L:    1940 ACT REQUIREMENTS
APPENDIX M:    WRITTEN INFORMATION SECURITY PLAN

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I.	INTRODUCTION
A.OVERVIEW OF COMPLIANCE MANUAL
This Compliance Manual (this “Manual”) is designed to assist KLS Diversified Asset Management LP (referred to in this Manual as “KLS”), and its Supervised Persons in complying with applicable securities laws and adopting an infrastructure for good business practice. As an investment adviser registered with the SEC, KLS is subject to certain requirements arising under the Advisers Act. The policies and procedures in this Manual are intended to comply with the requirements of Rule 206(4)-7 of the Advisers Act, which requires all registered investment advisers adopt and implement written policies and procedures reasonably designed to prevent violations of the Advisers Act by the adviser and its personnel. Certain terms used but not defined herein shall have the meaning ascribed to them in the Glossary.
The scope of this Manual is to provide compliance guidelines for the advisory services that KLS currently provides to Clients listed on Appendix A (which may be updated from time to time). This Manual consists of procedures relating to various aspects of KLS’s advisory business. Although each section of this Manual deals with a different compliance issue, procedures relating to certain topics may be found in more than one section. This Manual does not attempt to cover all possible situations that may arise in KLS’s advisory business. If a Supervised Person has any uncertainty as to how the procedures relate to a particular situation, he or she should consult the Chief Compliance Officer. Please see Appendix B for the identity of the current Chief Compliance Officer. The Chief Compliance Officer may delegate certain CCO responsibilities, as appropriate, to the Managing Partners, the Chief Operating Officer, other partners, Supervised Persons of KLS, external legal counsel, outside compliance consultants or other designated persons.
KLS is a fiduciary and therefore must serve the interests of its Clients with the utmost care and loyalty. KLS must adhere to a high standard of care and diligence in conducting its activities, act in accordance with prudent internal procedures and be particularly sensitive to situations in which the interest of its Clients may be in conflict with those of KLS. KLS takes its compliance obligations seriously. Failure to comply with the procedures in this Manual could result in termination of employment or violations of federal or state securities laws that could lead to criminal and civil penalties.
B.    ADMINISTRATION OF POLICIES AND PROCEDURES
The Chief Compliance Officer is primarily responsible for administering the policies and procedures that KLS has adopted under this Manual. On an ongoing basis, the Chief Compliance Officer will oversee the operation of KLS’s policies and procedures as set forth in this Manual and will assess their adequacy and effectiveness in light of compliance matters that arise in KLS’s business operations and changes in applicable laws, rules and regulations. The Chief Compliance Officer is authorized by the Managing Partners and the Chief Operating Officer to take all actions that are necessary, advisable or appropriate to oversee KLS’s compliance program. To the extent that any Supervised Person is contacted by any regulator or governmental authority (whether U.S. or not), such Supervised Person will be required to immediately notify the Chief Compliance Officer that such an inquiry has been made.
KLS will not be deemed to have failed reasonably to supervise any person, provided:

(a)
it has established procedures, and a system for applying those procedures, which would reasonably be expected to detect and prevent, insofar as practicable, violations by a person subject to KLS’s supervision; and

(b)
KLS has reasonably discharged the duties and obligations incumbent upon it by reason of its supervisory procedures and system without reasonable cause to believe that such procedures and system were not adequate and being complied with.

This Manual, and the policies and procedures contained in it, are intended to establish a system for detecting and preventing, insofar as practicable, violations of applicable laws, rules and regulations by Supervised Persons. While the Chief Compliance Officer has overall responsibility for KLS’s compliance program, he does not have supervisory authority over all Supervised Persons. KLS expects each Supervised Person acting in a supervisory capacity to oversee any other Supervised Person under his or her supervision in a manner consistent with the policies and procedures contained in this Manual. Any questions regarding the scope of this expectation should be brought to the Chief Compliance Officer.
Review of Policies and Procedures
On not less than an annual basis the Chief Compliance Officer will review the compliance policies and procedures for their adequacy and effectiveness in the prevention of violations of applicable Federal Securities Laws. At a minimum, the Chief Compliance Officer shall review the operation of KLS’s compliance program and whether any changes should be made to the policies and procedures as a result of such review. The Chief Compliance Officer shall document his findings in a written report and shall make recommendations to improve the adequacy and effectiveness of such policies and procedures as a result of such review.
Compliance Training
The Chief Compliance Officer will provide initial and periodic training (generally quarterly) pertaining to KLS’s compliance program to all Supervised Persons so that Supervised Persons understand and are prepared to meet the applicable requirements under the program. All compliance related questions should be directed to the Chief Compliance Officer. When necessary, the Chief Compliance Officer may consult with third party compliance consultants or outside counsel to resolve any noted issues.
Quarterly Compliance Committee
On a quarterly basis, a Compliance Committee composed of the Chief Compliance Officer, Deputy Chief Compliance Officer, the Co-Managing Partners, the Chief Operating Officer and outside counsel will review the compliance program and any pertinent regulatory topics. A member of the Compliance Team shall document attendance at the quarterly compliance committee. Generally, KLS anticipates the quarterly compliance committee will be attended by all of the Managing Partners; however, at each quarterly compliance committee, at least one Managing Partner must be in attendance.

II. DEFINITIONS
In this Manual, unless the context otherwise requires, the following words will have the following meanings

Access Persons
The persons listed as “Access Persons of KLS” in Appendix B, each one an Access Person. An Access Person is generally any partner, officer or director of KLS and any Supervised Person of KLS who in relation to KLS’s Clients:
(i) has access to non-public information regarding any purchase or sale of securities, or non-public information regarding the holdings of any Client; or (ii) is involved in making securities recommendations, executing securities recommendations or has access to such recommendations that are non-public.
All Supervised Persons of KLS are deemed to be Access Persons. In the future, certain non-Supervised Persons may also be considered Access Persons.

Administrator
KLS’s administrator(s) as noted on KLS’s Form ADV. The term “Administrator” as used herein will include any of the Administrator’s affiliates utilized by the Administrator in connection with the services it provides to the Funds.

Advisers Act	U.S. Investment Advisers Act of 1940, as amended.

Beneficial Ownership
Beneficial ownership is interpreted in the same manner as it would be under the Exchange Act, and includes (among other things) ownership by any person who, directly or indirectly, through any contract, agreement, understanding, relationship or otherwise, (i) has or shares a direct or indirect financial interest in such ownership other than the receipt of an advisory fee, (ii) possesses voting or investment power over securities or other investments, or (iii) has the right to acquire beneficial ownership of such security, within sixty days, including but not limited to any right to acquire: (A) through the exercise of any option, warrant or right; (B) through the conversion of a security; or (C) pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

Brochure	The written disclosure statement required, pursuant to Rule 204-3 under the Advisers Act, to be furnished to Clients and prospective Clients.

Chief Compliance Officer
As designated in Appendix B. KLS may designate another person to be the Chief Compliance Officer in the future. Please note that all references to the responsibilities of the Chief Compliance Officer under this Manual and the Code of Ethics attached hereto include persons to whom the Chief Compliance Officer has designated his or her responsibilities to, including but not limited to the Managing Partners, the Chief Operating Officer, partners, Supervised Persons of KLS, external legal counsel and third party compliance consultants (as applicable). In particular, the Chief Compliance Officer has designated to the Chief Operating Officer his responsibilities related to the effective administration of, and adherence to, all policies and procedures regarding “Promotional Materials” (set forth in Section IV.A) of this Manual), “Aggregation and Allocation” (as set forth in Section VII.B. of this Manual) and “Review of Best Execution” (as set forth in Section VII.A.(3) of this Manual).

Chief Operating Officer	As designated in Appendix B. KLS may designate another person to be the Chief Operating Officer in the future.

Clients	All investment advisory clients of KLS, including the Funds and any separately managed accounts, which are listed on Appendix A as amended from time to time, each one a “Client”.

Covered Associates	The persons listed as “Covered Associates” on Appendix B, each one a Covered Associate.

Client Account	Client Account includes any account managed by KLS which is not a Personal Account.

Deputy Chief Compliance Officer	As designated in Appendix B. KLS may designate another person to be the Deputy Chief Compliance Officer.

Exchange Act	U.S. Securities Exchange Act of 1934, as amended.

Federal Securities Laws
The Advisers Act, the U.S. Investment Company Act of 1940; the U.S. Securities Act of 1933, as amended; the Exchange Act; the Sarbanes-Oxley Act of 2002, as amended; the Gramm-Leach Bliley Act, as amended; the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; any rules adopted by the SEC under the foregoing statutes; the Bank Secrecy Act and any other rules adopted thereunder by the SEC or the Department of Treasury.

Funds
Privately offered pooled investment vehicles that are not registered under the Investment Company Act of 1940, as amended, for which KLS or an affiliate serves as investment manager and/or general partner, which are listed on Appendix A as amended from time to time, each one a “Fund.”

Investment Company Act	U.S. Investment Company Act of 1940, as amended.

Investor(s)	Investors in, or beneficial owners of, the Funds.

IT Director	As designated in Appendix B. KLS may designate another person to be the IT Director in the future.

IT Personnel	As designated in Appendix B.

Managing Partners	As designated in Appendix B.

Non-Public Personal Information
Information concerning Investors such as name, address, social security number, tax identification number, net worth, total assets, income and other financial information necessary to determine required accreditation standards.

Personal Account
A Personal Account is defined as an account maintained by or for:
•
An Access Person;
(b)    An Access Person’s spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;
(c)    Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;
(d)    Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;
(e)    Any trust or other arrangement which names the Access Person as a beneficiary; and
(f)    Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.
A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

Reportable Security
A “Reportable Security” will mean any financial instrument that is known as a security, including but not limited to:
(a)    securities of any issuers whose securities are held by any Client portfolio managed by KLS or in which KLS is considering investing on behalf of a Client;
(b)    securities that are listed on KLS’s Restricted List or holding list;
(c)    fixed income credit products, including without limitation, money market instruments, United States Treasuries, repurchase agreements, high-grade credit instruments, high-yield credit instruments, sovereign debt, credit derivatives and leveraged loans;
(d)    shares issued by exchange-traded funds (“ETFs”), regardless of whether the ETF tracks a broad-based market index, and regardless of whether the ETF is open-end or closed-end, are considered Reportable Securities under this Code;
(e)    investments in IPOs and limited offerings (which include private or restricted offerings);
(f)    investments in fixed income hedge funds and other private funds, excluding any private funds held by an Access Person on the date he or she first became an Access Person (such funds, “Pre-Owned Funds”). Provided that such Access Person may not acquire any additional interests in, or sell any interest of, such Pre-Owned Funds without the pre-approval of the Chief Compliance Officer;
(g)    municipal bonds;
(h)    shares issued by registered open-ended funds, provided that such funds are NOT advised by KLS or an affiliate and such fund’s adviser or principal underwriter is not controlled by or in common control with KLS; and
(i)    shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds, provided that such funds are NOT advised by KLS or an affiliate and such fund’s adviser or principal underwriter is not controlled by or in common control with KLS.
Access Persons should note that KLS has created its own definition of “Reportable Security” that is more restrictive that the definition provided by the SEC in Advisers Act Rule 204A-1 (as KLS is of the view that it is appropriate for the investment activities of KLS). It should be specifically noted that the definition adopted by KLS is controlling.
For the avoidance of doubt, the following items are NOT considered Reportable Securities, and therefore are not subject to the pre-clearance or reporting requirements herein:
(j)    cash
(k)    money market fund; and
(l)    cash equivalent.

SEC	The U.S. Securities and Exchange Commission

Securities Act	U.S. Securities Act of 1933, as amended.

Solicitor
Any person, who is not an Access Person who, directly or indirectly, solicits any Investor for, or refers any Investor to, KLS, and the term “Investor” includes a prospective Investor. A person could be a solicitor within this definition if such person supplies the names of Investors to KLS, even if such person does not specifically recommend to the Investor that the Investor retain KLS.

Staff	The Staff of the SEC

Supervised Persons
Any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of KLS, or other person who provides investment advice on behalf of KLS and is subject to the supervision and control of KLS. The Chief Compliance Officer may designate certain contract employees and outside consultants as Supervised Persons as he or she deems necessary.

III. GENERAL SUPERVISED PERSON RESPONSIBILITIES
All Supervised Persons of KLS are required to carefully read this Manual. Supervised Persons should, in particular, note the following responsibilities under this Manual (although Supervised Persons should note that they have other responsibilities under this Manual).
A.    COMPLIANCE MANUAL ACKNOWLEDGMENT
All Supervised Persons are required to acknowledge, in writing, that they have read and understand this Manual via the Employee Level Filing System (“ELF”). Supervised Persons will be requested to re-execute the acknowledgments on an annual basis and/or when material changes are made to this Manual or the Code of Ethics.
B.    COMPLETION OF DISCIPLINARY QUESTIONNAIRE
To ensure that KLS is able to monitor its Supervised Persons in a manner that will allow it to fulfill its fiduciary responsibilities to its Clients and be in a position to properly complete regulatory filings (if and when required), all Supervised Persons are required to complete the form of disciplinary questionnaire via ELF and will be requested to update the questionnaire on an annual basis.
C.    NOTIFICATION AND/OR APPROVAL OF OUTSIDE ACTIVITIES
In addition to pre-clearance and reporting requirements that are applicable to Access Persons related to personal securities transactions (as set forth in the Code of Ethics), all Supervised Persons will need to seek the approval of the Chief Compliance Officer via ELF prior to engaging in business activities outside of his or her employment at KLS. The purpose of this request is to make sure that KLS is able to identify and address possible conflicts of interest. Supervised Persons will need to provide information about: (i) the nature of the outside business activities; (ii) the name of the organization; (iii) any compensation; and (iv) the time demands of the activities. All Supervised Persons will also be required to annually update KLS of his or her outside business activities and any relationships with “insiders” of publicly-traded companies. Supervised Persons of KLS should note that pre-approval will not be required for outside activities related to charities, non-profit organizations/clubs or civic/trade associations. However, Supervised Persons will still need to summarize/update such activities on the annual update form. In determining whether an outside activity (business or non-profit) should be pre-cleared/disclosed, Supervised Persons should consider the following factors: (i) do you receive some type of compensation for your services; (ii) does the outside activity in any way relate to business; (iii) does the activity take up more than 10 hours a week of your time; or (iv) are you an officer, director or trustee of the organization? If you answered yes to any of the following questions, this activity will likely need to be pre-cleared/reported. Please see the Chief Compliance Officer with any questions.

D.	BENEFITS/GIFTS - THIRD PARTY BUSINESS CONTACTS
This section D does not apply to any benefits or gifts given or received to/from U.S. or Non-U.S. government officials. Please see the political contribution policy and “FCPA Policy” herein.

(1)
    Receipt of Gifts. Supervised Persons of KLS (and their immediate family members) should not accept excessive benefits or gifts from third party business contacts, or Investors. As such, all Supervised Persons are required to notify the Chief Compliance Officer via ELF if they receive a benefit or gift that has a face value in excess of $500. This $500 limit applies on a per business contact per calendar year basis. For example, if you receive a $200 gift from JD at a broker, and then receive a $350 gift from JD in the same calendar year, you must notify the Chief Compliance Officer of the gifts.

The Chief Compliance Officer may require that any such gifts are returned or that the third party be compensated (by the Supervised Person) for the value of the benefit received. In making such a determination, the Chief Compliance Officer may rely upon the advice of outside compliance consultants and/or outside legal counsel.

(2)
Giving of Gifts. In addition, no Supervised Person (or their immediate family members) may make or give, or offer to make or give excessive benefits or gifts to a third party business contact or Investor. As such, all Supervised

Persons are required to notify the Chief Compliance Officer if they give a benefit or gift that the Supervised Person that has a face value in excess of $250. This limit is also measured on a per business contact per calendar year basis.

(3)
Business Entertainment. The payment of normal business meals or the provision of tickets to events (such as sporting events, concerts and golf events, etc.) where business matters are actually discussed (AND where such business counterparties or Investors are present) are NOT subject to the gift/benefit notification requirement for gifts received or given. Notwithstanding the foregoing, Supervised Persons are required to notify the Chief Compliance Officer in via ELF of any business entertainment meals or events that a Supervised Person reasonably believes has a value in excess of $500 (assessed on a “per person” basis).

BENEFITS/GIFTS – GOVERNMENT OFFICIALS

(1)
Payments or Gifts to Government Officials. No Supervised Person of KLS may make or give, or offer to make or give, a payment or gift to any non-U.S. or U.S. government official, non-U.S. or U.S. political party or non-U.S. or U.S. political candidate without first obtaining written approval from the Chief Compliance Officer, which approval will not be granted if such gift or payment may reasonably be considered a violation of, or an inducement to violate, ethical guidelines, local law or U.S. law, including without limitation the U.S. Foreign Corrupt Practices Act.      In determining whether to grant such approval, the Chief Compliance Officer may rely upon the advice of outside compliance consultants and/or outside legal counsel.

Supervised Persons should also pay particular attention to KLS’s Political Contribution Policy herein.

(2)	Payments or Gifts to Foreign Officials.
Under the Foreign Corrupt Practices Act (“FCPA”), KLS could face potentially serious civil and/or criminal penalties for offering, promising, paying, or authorizing any bribe, kickback or similar improper payment to any foreign official, foreign political party or official or candidate for foreign political office in order to assist KLS in obtaining, retaining, or directing business, including investments in the Funds.  As a matter of policy, KLS strictly complies with the FCPA.  All Supervised Persons are expected to carefully read this policy and to contact the Chief Compliance Officer with any questions.

Under the FCPA, a "foreign official" includes any officer or Supervised Person of a foreign government or any department, agency or instrumentality thereof.  Importantly, all government employees are covered by this definition, as are employees of government-owned business entities and sovereign wealth funds. The FCPA does permit certain small "facilitating" or "expediting" payments to foreign officials to ensure that they perform routine, nondiscretionary governmental duties (e.g. obtaining permits, licenses, or other official documents; processing governmental papers, such as visas and work orders; providing police protection, mail pick-up and delivery; providing phone service, power and water supply, loading and unloading cargo, or protecting perishable products; and scheduling inspections associated with contract performance or transit of goods across country). The FCPA also permits payment or reimbursement of reasonable and bona fide expenses of a foreign official (e.g., travel and lodging expenses) relating to the promotion, demonstration or explanation of a product or service or to the execution or performance of a contract with a foreign government. However, it should be noted that these are narrowly defined exceptions and defenses.  The FCPA also prohibits payments to third parties, such as a placement agent, with knowledge that all or a portion of the payment will be passed on to a foreign official.  Actual knowledge is not required.

In order to minimize the chance that KLS could violate the FCPA or similar foreign laws, Supervised Persons must obtain the approval of the Chief Compliance Officer via ELF prior to making any payment or giving any gift or other thing of value (including paying for entertainment or travel-related expenses), or offering to do the same, to any:

•	official of a foreign government;

•	employee of any government-controlled foreign business;

•	sovereign wealth fund, employee or representatives of a sovereign wealth fund, or third party associated with a sovereign wealth fund’s investment process or investment due diligence; or

•	foreign political party or official or candidate for foreign political office.

This policy applies without regard to the purpose or motivation behind the giving of such payment, gift, or other thing of value.  The Chief Compliance Officer may consult with legal counsel or outside compliance consultants to determine if such payments, gifts or entertainment would implicate FCPA concerns (or other legal concerns).  As a general matter, the giving of any such payments, gifts, or other things of value will not be permitted.  The Chief Compliance Officer will document any exceptions to this general policy.

In addition, to the extent KLS utilizes placement agents or other intermediaries to solicit Investors from foreign countries, the Chief Compliance Officer will review placement agent agreements for appropriate written representations, including, among other things, that the placement agent or other intermediary will act in accordance with U.S. and foreign laws, including the FCPA.  Further, KLS requires that placement agents immediately notify the Chief Compliance Officer if they have reason to believe a Supervised Person of the placement agent has engaged in activities that violate the FCPA.  The Chief Compliance Officer may work with legal counsel or outside compliance consultants to determine the appropriate course of action if so notified.

E.    MEDIA, PRESS AND PUBLIC COMMUNICATIONS PROTOCOL POLICY
All Supervised Persons of KLS should note that they are subject to a Media, Press and Public Communications Protocol Policy, attached hereto as Appendix I, with respect to any and all communications with the press.
F.    REPORTING REQUIREMENTS – DOL FORM LM-10
Investment managers that entertain union personnel, including personnel associated with pension plans (e.g., during the course of marketing or for other reasons) may be required to file reports on DOL Form LM-10.
To ensure that KLS is able to monitor its obligations (if any) to file Form LM-10, all Supervised Persons must immediately notify the Chief Compliance Officer of any gifts or other benefits provided (either by the firm or by the Supervised Person’s personal funds) to union personnel (including, but not limited to, the value of travel, golf outings, dinners, holiday parties, sports tickets, and raffle prizes).
The Chief Compliance Officer, with the assistance of outside legal counsel and/or compliance consultants, shall be responsible for determining whether a Form LM-10 reporting requirement has been triggered, and if so, shall coordinate with outside counsel to properly prepare and timely file the form.
G.    COMPLAINTS FROM CLIENTS AND INVESTORS
KLS takes complaints from its Clients and Investors very seriously. Generally speaking, complaints are deemed to be criticisms or negative statements received from Clients, Investors, or their representatives, about the services provided by KLS to its Clients (i.e., related to investment management, supervision of service providers, etc.). Accordingly, all Supervised Persons are required to complete a formal complaint form via ELF to document any complaints received from a Client and/or an Investor. This will also allow KLS to track and document the resolution to such complaint.

H.	ELECTRONIC COMMUNICATIONS, PERSONAL E-MAIL TRANSMISSIONS AND INSTANT MESSAGING TRANSMISSIONS
KLS permits its Supervised Persons to access their personal e-mail and instant messaging accounts (e.g. Yahoo, Gmail, Hotmail, etc.) to discuss non-work related issues through computers furnished to Supervised Persons by KLS. However, such use must be reasonable and must not interfere with a Supervised Person’s performance. The use of personal e-mail and instant messaging accounts for firm, Client or Investor communications, or any other business matters, is strictly prohibited except in cases where KLS's email system experiences a failure or upon one of the Co-Managing Partners’ or the Chief Compliance Officer’s approval. In those instances, personal e-mail accounts may be used for firm business, provided that Supervised Persons copy their KLS e-mail address. The use of personal e-mail and instant messaging accounts that contain Client or Investor Non-Public Personal Information is strictly prohibited except in cases where KLS's email system experiences a failure. In those instances, personal e-mail accounts may be used for firm business, provided that Supervised Persons copy their KLS e-mail address.

In addition, KLS strongly encourages all Supervised Persons not to use their KLS email accounts for personal email. Any correspondence that is to be sent by e-mail and pertains to the business of KLS MUST be sent through the e-mail account provided to the Supervised Person by KLS or another email facility specifically approved by the Chief Compliance Officer (any emails sent through such a specifically approved email facility should be cc’d to the sender’s KLS email account); notwithstanding the foregoing, all e-mails and instant messages that contain Client or Investor Non-Public Personal Information must be sent through the account provided to the Supervised Person by KLS. Supervised Persons should be mindful of the fact that all e-mails sent and received through their KLS e-mail account will be archived and subject to periodic review by the Chief Compliance Officer and could also be subject to SEC review. Thus (and as noted above), Supervised Persons are strongly encouraged to use their KLS email accounts for business purposes only.
KLS has approved instant messaging for business use, provided that such instant messaging is conducted through an account authorized by KLS. As such, instant messages from Yahoo, AIM, Google Chat, Bloomberg IM and MSN Messenger will be archived and subject to periodic review by the Chief Compliance Officer. Supervised Persons should be mindful of the fact that when using Google Chat, they must do so through the designated program and may not access Google Chat through a web browser.
No person may identify himself or herself as being associated with KLS in any chat room, nor speak on behalf of KLS in any chat room without obtaining the prior approval of the Chief Compliance Officer.
I.    SOCIAL MEDIA POLICY
Supervised Persons are responsible for all content they post on blogs, chat rooms, or other social networking websites, including Facebook, MySpace, LinkedIn, Twitter, etc. Supervised Persons may disclose that they are Supervised Persons of KLS and their job title, but may not disclose any other information regarding their job function or KLS’s business without the prior written consent of the Chief Compliance Officer.
Supervised Persons are expressly prohibited from referencing any Investors, service providers, Clients’ portfolio information (which includes, among other things, performance information) and/or potential investments, and/or other Supervised Persons. Furthermore, Supervised Persons are expressly prohibited from blogging about any KLS business or investment-related matters. All Supervised Persons should notify the Chief Compliance Officer if they become aware of a profile or representation of KLS in any social or professional networking outlets.
As an SEC-registered investment adviser, a CFTC-registered commodity pool operator and NFA member, KLS is subject to rules regarding advertising, as well as privacy and confidentiality requirements. As such, posting any of the prohibited information referenced above may be viewed as an advertisement and/or a violation of privacy/confidentiality, which could result in serious issues for KLS.
In addition, Supervised Persons should show proper consideration for others’ privacy and for topics that may be considered objectionable or inflammatory, such as politics and religion. Supervised Persons must be aware that, even when acting in a personal capacity, their conduct may be associated with KLS and inappropriate conduct could be damaging to KLS’s reputation and business. As such, Supervised Persons are expected to communicate in a professional and appropriate manner at all times.
J.    CHARITABLE CONTRIBUTIONS
KLS encourages each Supervised Person to support his or her own causes.  However, each Supervised Person must do so on his or her own time and not use any of KLS’s resources such as, but not limited to, reproduction, facsimile machines, postage meters, telephones or computers (other than an immaterial amount). Further, each Supervised Person should carefully review the relationship between KLS and the causes to identify any potential conflicts of interest prior to making such contributions.  If you believe that a contribution may give rise to a potential conflict of interest that may implicate KLS, please be sure to discuss such contributions in advance with the Chief Compliance Officer. Supervised Persons should also be sure to carefully review KLS’s Political Contributions Policy.
K.    USE OF KLS FUNDS OR PROPERTY

KLS’s policy is to require each Supervised Person to account for the use of funds and property belonging to KLS, to prohibit the personal use of such funds or property, and to prohibit questionable, unethical, or illegal disposition of KLS funds or property, including, among other things, software licenses.
Personal Use of KLS Funds or Property
No Supervised Person may take or permit any other Supervised Person to take for his personal use any funds or property belonging to KLS. Misappropriation of funds or property is theft and, in addition to subjecting a Supervised Person to possible criminal and civil penalties, will result in disciplinary action up to and including dismissal. Any cell phones, blackberries, “smart phones,” or computers provided to Supervised Persons are deemed to be for business purposes (even if there is a limited amount of personal use).
L.    WHISTLEBLOWER POLICY
KLS is committed to maintaining compliance with applicable laws, regulations, and the established policies of KLS. There are times when maintaining such compliance involves questioning, in good faith, whether a policy, practice, or other activity might be a violation of law or policy. There also may be occasions in which a concerned person might feel it necessary, in good faith, to go beyond mere questioning and file a protest or complaint about an activity.
Individuals are encouraged to bring problems to the attention of KLS for prompt investigation and resolution. If any Supervised Person (or other person) involved in KLS’ activities (each, a “Whistleblower”) believes, in good faith, that some practice or activity is being conducted in violation of federal or state law or a KLS policy or otherwise constitutes an improper financial or employment practice, that person must report the matter (a “Concern”) to the Chief Compliance Officer. Any Concern should describe in detail the specific facts demonstrating the basis for the complaint, report or inquiry. Concerns may be made under this policy on a confidential or anonymous basis; however, Whistleblowers must recognize that KLS may be unable to fully evaluate a vague or general Concern that is made anonymously.
If you are unsure whether a violation has occurred, you should discuss the matter with the Chief Compliance Officer immediately. Failure to report a violation to the Chief Compliance Officer could result in disciplinary action against any non-reporting Supervised Person, which may include termination of employment. KLS has a non-retaliation policy that applies to Supervised Persons who report such matters in good faith. More specifically, KLS will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any Supervised Person based upon the lawful and good faith actions of such Supervised Person submitting a Concern. It is, however, noted that the act of making allegations that prove to be unsubstantiated or made maliciously, recklessly, with gross negligence or foreknowledge that such allegations are false will be viewed as a serious offense and may result in discipline (including without limitation termination of employment and civil or criminal liability).

IV. MAINTAINING A CURRENT FORM ADV
A.    CURRENT FORM ADV
As a registered investment adviser, KLS is required to maintain a current Form ADV and is subject to the provisions contained herein.
All Supervised Persons should note that Form ADV consists of Parts 1 and 2. Part 1 requests information about the characteristics of KLS’s business, its key personnel and owners and their disciplinary history (if any). Part 1 (and any amendments) is prepared and filed electronically via the Investment Adviser Registration Depository (“IARD”) system. Part 2A contains questions concerning the background and business practices of KLS, including the types of advisory services provided, a description of the fees and other forms of compensation and benefits received by KLS for its services, and a summary of certain potential conflicts. Part 2A (and any later amendments to Part 2A) will be prepared and filed electronically via the IARD system. The Part 2B Supplement will be sent to a legal representative of the Clients (as determined by KLS). KLS will be required to update its Form ADV Part 2A on an annual basis within 90 days of its fiscal year end and will be required to electronically file such annual update, along with a summary of material changes, with the SEC.
In addition to filing its annual updates with the SEC, KLS will provide, within 120 days after the end of its fiscal year, a legal representative of the Clients (as determined by KLS) with either (1) a copy of the current (updated) Part 2A that includes or is accompanied by a summary of material changes or (2) a summary of material changes that includes an offer to provide a copy of the current Part 2A.
KLS is required to deliver Part 2A to Clients before or at the time the parties enter into an advisory agreement.
In addition, KLS will send a legal representative of the Clients (as determined by KLS) Form ADV Part 2B prior to investment. KLS must deliver an updated Part 2B promptly when there is new disclosure of a disciplinary event or a material change to disciplinary information already disclosed. Part 2B is not required to be filed with the SEC. The SEC has indicated that if a Supervised Person begins to provide advisory services to a client as a result of another Supervised Person’s resignation or termination, an adviser can deliver Part 2B within 30 days after the Supervised Person begins to provide advisory services to the client, as long as the adviser has notified the client that the Supervised Person previously providing advisory services to the client will no longer do so.
Although not required to, KLS will follow the above delivery requirements with respect to Investors as well.
Triggers for Amendment of Form ADV
Pursuant to Rule 204-1 under the Advisers Act, KLS is responsible for maintaining the accuracy of the information in its Form ADV and in any amendments thereto. The Chief Compliance Officer is responsible for ensuring that all required amendments to KLS’s Form ADV are made and properly filed on a timely basis (as applicable).
The period of time within which amendments to Form ADV must be made varies, depending on which item of the Form is being amended and the materiality of the change. To the extent that an area is identified that may require the filing of an amendment (as outlined below), the Chief Compliance Officer should be immediately notified.

(1)	Changes Requiring “Prompt” Amendments
KLS must "promptly" amend its Form ADV if information concerning any of the following matters becomes inaccurate for any reason:

(a)	KLS’s full name;

(b)	KLS’s principal place of business;

(c)	the location of KLS’s books and records;

(d)	the person to contact for further information concerning KLS’s Form ADV;

(e)	the person to receive notice of any proceeding before the SEC or in any other jurisdiction in connection with KLS’s investment adviser registration;

(f)	KLS’s registration status with a non-US financial regulatory authority;

(g)	KLS’s organizational form and identity and related information (set forth on Schedule A of the Form ADV);

(h)	the status of KLS and certain persons related to KLS with respect to violation of certain statutes, orders, and regulations;

(i)	the existence of unsatisfied liens or judgments, denial of, payment on or revocation of any bond by a bonding company, or the existence of bankruptcy or other creditor matters;

(j)	whether KLS or an affiliate of KLS has ever been involved with a securities firm that has been declared bankrupt; or

(k)	KLS’s policy with respect to the custody of securities and/or funds of any Client.

(2)	Amendments for Material Changes
KLS must file amendments “promptly” if any information in Form ADV Part 1A Items 4, 8 or 10 or any information in Part 2 becomes inaccurate in a “material” manner. This generally includes the following:

(a)	whether KLS has taken over the business of a registered investment adviser;

(b)	whether persons other than those named elsewhere in Form ADV, through agreement or otherwise, control the management or policies of KLS;

(c)	KLS’s advisory services and fees;

(d)	the types of Clients KLS advises;

(e)	the types of investments with respect to which KLS offers advice;

(f)	KLS’s methods of analysis, investment strategies, and risk of loss;

(g)	education and business standards for persons determining or giving investment advice;

(h)	KLS’s business activities and principal owners;

(i)	KLS’s financial industry activities or affiliations;

(j)	KLS’s code of ethics, participation or interest in Client transactions and personal trading policies;

(k)	KLS’s conditions for managing accounts;

(l)	KLS’s procedures for reviewing accounts;

(m)	whether KLS has investment or brokerage discretion;

(n)	KLS’s brokerage practices (including use of soft dollars);

(o)	additional compensation received by KLS or certain related persons;

(p)
    certain legal or disciplinary events that are material to an Investor’s or potential Investor’s, or Clients’ or prospective Clients’, evaluation of KLS’s advisory business or the integrity of its management;

(q)	KLS’s authority to vote Client securities and proxy policies and procedures;

(r)	certain financial information; and

(s)	changes in KLS’s principal executive officers and management persons.
All other changes to its Form ADV other than those listed directly above may be included in KLS’s annual amendment which, as noted above, will be filed within ninety (90) days of the end of KLS’s fiscal year. The Chief Compliance Officer will be responsible for ensuring that KLS updates its Form ADV as appropriate.
The Chief Compliance Officer will be responsible for ensuring that KLS complies with the foregoing rules and a copy is distributed to the New York State Department of Law on an annual basis if deemed necessary.

V. RECORD-KEEPING
A. RECORD-KEEPING REQUIREMENTS

(1)	General Requirements
KLS will maintain in its records the information necessary to perform the investment advisory services it provides to its Clients. Generally, information concerning each Client’s investment objectives, investment policies and restrictions and relevant risks will be disclosed in an offering document (in the case of the Funds) or investment management agreement (in the case of any separately managed accounts). The Chief Compliance Officer will supervise the keeping of all records required to be kept by KLS pursuant to Rule 204-2 of the Advisers Act, and CFTC Rule 4.7 and CFTC Reg. 1.31 and any other applicable rules and regulations that may be promulgated by the applicable regulatory bodies. All Supervised Persons of KLS will be required to follow the procedures herein.

(2)	Records in Electronic Format

(a)	Storage of Electronic Records

(i)
Records required to be maintained and preserved that are stored on electronic storage media will be arranged and indexed in a way that permits easy location, access and retrieval by KLS. All such records that are solely kept in electronic format (no paper back-up) will be properly backed-up (i.e., desktop and server, server and back-up server or disk).

(i)	All Supervised Persons of KLS will adhere to the following procedures for records on electronic media:

▪	Records will be maintained and preserved so as to reasonably safeguard them from loss, alteration or destruction;

▪	Access to the records will be limited to properly authorized Access Persons, outside compliance consultants, and the SEC; and

▪	It will be reasonably ensured that any reproduction of a non-electronic record on an electronic storage media is complete, true and legible when retrieved.

▪
All records required to be maintained by KLS that are stored electronically must be saved onto the KLS network server to ensure proper backup. Certain required records may be maintained by the Administrator.

(b)	Production of Electronic Records
If records are preserved in electronic format, KLS must be able to promptly provide (to the SEC or the Staff upon request) the following related to electronic records:

(i)	A legible, true and complete copy of the record in the medium and format in which it is stored.

(ii)	A legible, true and complete printout of the record; and

(iii)	Means to access, view and print the records.

(c)	E-Mail Transmissions
To the extent that any information covered by Rule 204-2 of the Advisers Act is transmitted via e-mail, all Supervised Persons should note that they are required to keep all such e-mails and that such records should be retained in accordance with the guidelines set for storage of electronic records (as described above).
In addition, KLS has adopted the following electronic communication retention procedures:
Instant Messaging
KLS allows the use of internal and external instant messaging (including Bloomberg Messaging). KLS reserves the right to import, archive, and periodically review all instant messages sent or received on KLS equipment.

Journaling and Archiving – A local “shadow copy” of all email communications, internal and external, is created and imported into the message archiving platform throughout the day. The journaling of all message activity occurs within the message archiving platform and cannot be subverted by users or processes that create or use email communications. All email is also sent via replication offsite to KLS’s disaster recovery site on a nearly real-time basis.

All communications are imported into the message archiving platform and retained indefinitely.

KLS utilizes internet based back-up through the vendor Back Up My Info (“BUMI”).  BUMI archives all files and email on a daily basis using cloud infrastructure. All data backed-up through BUMI is replicated between SAS 70 Type II data centers in both Toronto and Vancouver, Canada.  KLS augments internet based back-up with tape based systems which are compiled monthly. Tapes will be securely transported to a secure offsite location on a monthly basis by a third party service provider. Access to the back-up tapes is limited to designees of the Chief Compliance Officer.

It should be noted that KLS has outsourced the archiving and retrieval of emails and instant messaging to a third party provider.
If there are any questions about these procedures, please direct them to the Chief Compliance Officer.

(3)	Records Required to be Kept

(a)	Basic Business Records
KLS will maintain true, accurate, current, and complete copies of certain books and records. Supervised Persons should ensure that they are familiar with the following list to ensure that KLS’s books and records are properly kept/maintained. The following books and records will be maintained:

(i)	a journal or journals, including cash receipts and disbursement records, and any other records of original entry forming the basis of entries in any ledger;

(ii)	general and auxiliary ledgers reflecting asset, liability, reserve, capital, income, and expense accounts;

(iii)
a memorandum of each order given and instructions received by KLS from Clients for the purchase, sale, delivery, or receipt of securities, and any modification or cancellation of the security order or instruction;

(iv)	all checkbooks, bank statements, cancelled checks, and cash reconciliations of KLS;

(v)	all bills or statements (or copies thereof), paid or unpaid, relating to KLS’s business;

(vi)	all trial balances, financial statements, and internal audit working papers relating to KLS’s business;

(vii)
originals of all written communications received and copies of all written communications sent by KLS relating to: (i) recommendations or advice given or proposed; (ii) receipt, disbursement or delivery of funds or securities; or (iii) the placing or execution of a securities order. (NOTE: If KLS sends a document offering any report, analysis, publication, or other investment advisory service to more than 10 people, KLS will not necessarily keep a record of the persons to whom such document was sent except that if the document was sent to people on a list, KLS will keep a copy of the document and a memorandum describing the list and the source thereof. Unsolicited marketing letters or other communications distributed to the general public and not prepared by or for KLS will not necessarily be required to be preserved);

(viii)	a list of all discretionary accounts;

(ix)	powers of attorney and other evidences of the granting of any discretionary authority;

(x)	written agreements (or copies thereof) entered into by KLS with any Client or Investor or otherwise relating to KLS’s investment advisory business;

(xi)	copies of publications and recommendations KLS distributes to 10 or more persons and a record of the factual basis and reasons for the recommendation (if not set forth in the publication);

(xii)	a record of transactions in which KLS or any Access Person has an interest (See KLS’s Code of Ethics);

(xiii)
a copy of each written disclosure statement and any amendment or revision to the statement sent or given to any Client, Investor or prospective Client or Investor according to the provisions of Rule 204-3, and a record of the dates that each statement was offered or given to any Client, Investor or prospective Client or Investor who subsequently becomes a Client or Investor (see Marketing & Investor Relations Section);

(xiv)
all written acknowledgments of receipt obtained from Clients and Investors relating to disclosure of soliciting fees paid by KLS and copies of all disclosure statements delivered to Clients and Investors by such Solicitors;

(xv)
all accounts, books, internal working papers, and any other records or documents necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all Clients or, to the extent applicable, securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin, or other communication which KLS circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with KLS); provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a Client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy Rule 204-2;

(xvi)	a copy of written compliance procedures adopted under Rule 206(4)-7 (which is a copy of this Compliance Manual);

(xvii)	records related to annual review of written compliance procedures adopted under Rule 206(4)-7 (which is the responsibility of the Chief Compliance Officer);

(xviii)	a copy of KLS’s Code of Ethics adopted and implemented pursuant to Advisers Act Rule 204A-1 that is in effect or has been in effect within the previous 5 years.

(xix)	a record of any violation of KLS’s Code of Ethics and the actions taken by KLS as a result of the violation;

(xx)	a record of all written acknowledgements provided by each Supervised Person of KLS and each person that was a Supervised Person of KLS during the previous 5 years;

(xxi)	a record of all reports made by Access Persons under KLS’s Code of Ethics;

(xxii)	a record of all Supervised Persons that are currently (or have been in the previous 5 years) an Access Person of KLS;

(xxiii)
a record of every pre-clearance decision that is made (and the reasons supporting the decision) pursuant to KLS’s Code of Ethics for a period of at least 5 years after the end of the fiscal year in which the pre-clearance was granted;

(xxiv)	the names, titles and business and residence addresses of all Covered Associates;

(xxv)
a list of government entities to which KLS provides or has provided investment advisory services, or which are or were investors in any Fund in the past five years, but not prior to September 13, 2010;

(xxvi)
    all direct or indirect contributions made by KLS or any of its Covered Associates to an official of a government entity, or direct or indirect payments to a political party of a State or political subdivision thereof, or to a political action committee (records must be listed in chronological order and indicate (A) the name and title of each contribution, (B) the name and title of each recipient of a contribution or payment, (C) the amount and date of each contribution or payment, and (D) whether any such contribution was the subject of an exception for certain returned contributions pursuant to Advisers Act Rule 206(4)-5(b)(2));

(xxvii)
the name and business address of each regulated person to whom KLS provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf, in accordance with Rule 206(4)-5(a)(2);

(xxviii)
a copy of each Form ADV Part 2A and Part 2B and amendments thereto, and each summary of material changes to Part 2A, that was given to any Client or Investor or prospective Client or Investor, along with a record of the dates such materials were provided;

(xxix)
documentation describing the method used to compute “managed assets” for purposes of Item 4.E of Part 2A of Form ADV, if the method differs from the method used to compute assets under management in Item 5.F of Part 1A of Form ADV; and

(xxx)
    a memorandum describing any legal or disciplinary event listed in Item 9 of Part 2A or Item 3 of Part 2B and presumed to be material, if the event involved KLS or any of its Supervised Persons and is not disclosed in a Part 2A or 2B provided to Clients or Investors. The memorandum must explain KLS’s determination that the presumption of materiality is overcome and must discuss the factors described in Item 9 of Part 2A or Item 3 of Part 2B (as the case may be).

(b)	Account Documentation from Investors
The Chief Compliance Officer has delegated responsibility for ensuring that each Investor submits a subscription agreement to the Administrator.

(i)
Documentation for investments in domestic Funds will generally consist of: (x) executed signature page of limited partnership agreement or limited liability company operating agreement; and (y) fully completed and executed form of subscription agreement (which contains requisite investor eligibility, new issue eligibility and Patriot Act/AML representations).

(ii)
Documentation for investments in offshore Funds will generally consist of a fully completed and executed form of subscription agreement as described in (i) above and may typically be maintained by KLS’s offshore administrator.

(iii)
Documentation for separate account Clients will generally consist of a fully executed investment management or similar agreement (and may include certain of the items contained in items (i) and (ii) above).

(m)	Special Documentation from Investors that are Fiduciaries
KLS may require additional documentation with respect to Investors in the Funds which are fiduciary accounts (if any). KLS may require evidence of the fiduciary’s authority to open the account and of KLS’s authority to manage the account. It is the Chief Compliance Officer’s responsibility to determine if additional documentation is required and to ensure that copies are kept in KLS’s files.

(n)	Special Documentation from Pension Plans and IRAs
Certain of the Funds listed may accept contributions from individual retirement accounts, U.S. pension, profit sharing or stock bonus plans, governmental plans and entities that invest the assets of such accounts or plans and other entities investing in plan assets (all such entities herein referred to as “Retirement Trusts”), as well as other tax-exempt organizations. As a condition to their admission, Retirement Trusts, as well as other tax-exempt organizations will be required to execute a representation letter and agreement in a form acceptable to KLS’s outside legal counsel. The representation letter and agreement (which may be incorporated directly into a Fund’s subscription agreement) may include a representation that the investment has been authorized by the appropriate person or persons and that the Retirement Trust or other tax-exempt organization has consulted its counsel with respect to such investment.

(4)	Record Retention
All Supervised Persons should note that records required to be kept pursuant to Rule 204-2 of the Advisers Act will be retained for a period of not less than five (5) years from the end of the fiscal year during which the last entry was made on such record, the first two (2) years in an appropriate office of KLS. In addition, KLS’s organizational structure documents (e.g. articles of incorporation, by-laws, stock certificate books) must be maintained in KLS’s principal office and preserved until at least three (3) years after termination of KLS’s business as an investment adviser.
CFTC/NFA record-keeping requirements are similar to those contained in the Advisers Act. CFTC Reg. 1.31 requires that applicable records be kept for a period of five (5) years from the date thereof and shall be readily accessible during the first two (2) years of the 5-year period. CFTC Rule 4.7 provides KLS relief from the specific record-keeping requirements of CFTC Rule 4.23, provided that KLS maintains periodic and annual reports, and all books and records prepared in connection with the business of the respective 4.7 pools (i.e., records related to investor and Client qualifications, performance, etc.). Refer to the CFTC/NFA Requirements Section – for further details relating to KLS’s CPO registration and CFTC Rule 4.7 requirements.

VI. MARKETING & INVESTOR RELATIONS (INCLUDING PRIVACY POLICY CONTROLS)
A.    PROMOTIONAL ACTIVITIES

(1)	General Requirements

KLS may, from time to time, distribute materials that could be considered “advertisements” under the Advisers Act and/or “promotional material” under NFA Compliance Rule 2-29 and CFTC Reg. 4.41. The Advisers Act defines the term “advertisement” very broadly.
Generally speaking, the Advisers Act defines an “advertisement” to include any written communication addressed to more than one person or any notice or announcement in any publication or by radio or television which offers an analysis, report, or publication regarding securities, any graph, chart, formula or other device for making securities decisions, or any other investment advisory services regarding securities. This broad definition generally encompasses, among other items, the following:

•	Letters, including KLS’s monthly risk and exposure summary and quarterly letters to Investors;

•	Information about advisory services on a publicly available website, if any;

•	Distribution by KLS of reprints of articles about KLS printed in periodicals, if any;

•	DDQ’s and RFP’s; and

•	Flip books or other marketing materials created and used by Supervised Persons.

NFA Compliance Rule 2-29 applies to all “promotional material,” which is defined as the following: (i) any text of a standardized oral presentation, or any communication for publication in any newspaper, magazine or similar medium, or for broadcast over television, radio, or other electronic medium, which is disseminated or directed to the public concerning a futures account, agreement or transaction; (ii) any standardized form of report, letter, circular, memorandum or publication which is disseminated or directed to the public; and (iii) any other written material disseminated or directed to the public for the purpose of soliciting a futures account, agreement or transaction (“promotional material” and “advertisements” collectively referred to as “Marketing Materials”).
CFTC Reg. 4.41 applies to: any publication, distribution or broadcast of any report, letter, circular, memorandum, publication, writing, advertisement or other literature or advice, whether by electronic media or otherwise, including information provided via internet or e-mail, the texts of standardized oral presentations and of radio, television, seminar or similar mass media presentations
To best ensure compliance with applicable SEC and CFTC/NFA guidance, KLS takes the position that all communications (whether written or in electronic format) which could reasonably be viewed as Marketing Materials should meet the applicable requirements described below.
All Marketing Materials will be reviewed by the KLS compliance team and/or the Chief Operating Officer (or his designated person) prior to distribution to ensure that proper disclosures have been made and that KLS is not directly or indirectly publishing, circulating, or distributing any Marketing Materials that contain any untrue statement of a material fact or are otherwise false or misleading. The Chief Compliance Officer has delegated to the Chief Operating Officer his responsibilities related to the effective administration of, and adherence to, this “Promotional Materials” section of the Manual.

(2)	Presentation of Performance Results
The following is a list of certain information that KLS will include in Marketing Materials that present performance results (as applicable):

(a)
    If graphs or charts are used to demonstrate performance, KLS will ensure that an accurate and fair presentation of such performance information is achieved, including ensuring that the graph or chart accurately demonstrates the rate of return that has occurred throughout the period indicated, and that the coordinates selected for the graph or chart do not produce a rising slope of performance, which is either inaccurate or misleading. Due to the visual picture presented by graphs and charts, KLS will take special precautions to ensure that an accurate and fair presentation of such performance information is achieved.

(b)
    In presenting performance information in the form of percentage changes in accounts under management, it may be misleading, under certain circumstances, to (i) disclose percentage changes without also indicating the respective sizes of such accounts or (ii) use a simple arithmetic average of all gains and losses on recommendations, since either of these practices could have a tendency to obscure the impact of unsuccessful recommendations. KLS will add clarifying disclosure about these issues to seek to ensure that displayed information is not deemed to be misleading.

(c)
    In comparing KLS’s investment results with a market index or with the performance of other portfolios, KLS should seek to add disclosure that clarifies: (i) whether income and capital gains or losses (both realized and unrealized) is included in one of the figures to be compared; (ii) the type of security (i.e., equity or debt) composing the account; (iii) the underlying investment strategy of the account and the stability or volatility of the market prices of the securities in which KLS has invested; (iv) the diversification in the account; and (v) the size of the account.

(d)
    If projections or target returns are used to demonstrate performance, KLS must have a reasonable basis in fact for such projection or target return figure. Please see the KLS stand-alone policy “Rules for the Use of Projected Performance/Targeted Returns”.

(e)	NFA Compliance Rule 2-29 requires, among other matters, that:

▪	Any statement which discusses the possibility of profits must be accompanied by an equally prominent statement which discusses the risk of loss.

▪
Any presentation of past performance must be accompanied by the following legend, which must be included on every page of the document: “PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS AND AN INVESTMENT IN A KLS FUND COULD LOSE VALUE.”

▪
    “Promotional material” must not include any specific numerical or statistical information about the past performance of any actual accounts (including rate of return) (i) unless such information is and can be demonstrated to NFA to be representative of the actual performance for the same time period of all reasonably comparable accounts, and (ii) in the case of rate of return figures, unless such figures are calculated in a manner consistent with CFTC Reg. 4.25(a)(7) for commodity pools.

(f)
Actual or Model Results. In addition to the foregoing factors, the Staff has set forth general guidelines for Marketing Materials that include actual or model results. In the Staff’s view, (as understood by KLS), Marketing Materials which include actual or model results are prohibited if such materials:

Fail to disclose the effect of material market or economic conditions on the results portrayed (e.g., marketing material of limited distribution stating that the Clients managed by KLS appreciated in value 25% without disclosing that the market generally appreciated 40% during the same period);

(i)
Include model or actual results that do not reflect the deduction of advisory fees, brokerage, or other commissions, and any other expenses that a Client would have paid or actually paid; except that KLS may provide actual results to prospective Investors in one-on-one presentations which do not reflect deduction of fees and expenses, provided that KLS discloses to the prospective Investors in writing (i) that the results do not reflect the deduction of advisory fees, (ii) that the Client’s return will be reduced by advisory fees and other management expenses, and (iii) a representative example (e.g., a table, chart, graph or narrative), which shows the effect an investment advisory fee, compounded over a period of years, could have on the total value of a Client’s portfolio;

(ii)	Fail to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

(iii)	Suggest or make claims about the potential for profit without also disclosing the possibility of loss;

(iv)
Compare model or actual results to an index without disclosing all material facts relevant to the comparison (e.g., Marketing Materials of limited distribution that compare model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio); and

(v)
Fail to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation).

(g)	In addition, KLS Supervised Persons should note that Marketing Materials of which include hypothetical or model results are prohibited if such materials:

(i)
Fail to disclose, if applicable, that the conditions, objectives, or investment strategies of the model portfolio changed materially during the time period portrayed in the Marketing Materials of limited distribution and, if so, the effect of any such change on the results portrayed;

(ii)
Fail to disclose prominently the limitations inherent in model results, particularly the fact that such results do not represent actual trading and that they may not reflect the impact that material economic and market factors might have had on KLS’s decision-making if KLS were actually managing Client assets;

(iii)
    Fail to disclose, if applicable, that any of the securities contained in, or the investment strategies followed with respect to, the model portfolio do not relate, or only partially relate, to the type of advisory services currently offered by KLS (e.g., the model includes some types of securities that KLS no longer recommends for the Clients); and

(iv)	Fail to disclose, if applicable, that Clients had investment results materially different from the results portrayed in the model.
Finally, the Staff has stated that a marketing document which includes actual results is prohibited if it fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of Clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

(h)	KLS Supervised Persons should note that Marketing Materials which include extracted results (highlighting one component of a trading program) is only permitted in the following circumstances:

(i)	KLS disclosure designates the specific percentage of assets committed to the component being highlighted;

(ii)	Extracted results are adequately labeled as such; and

(iii)	Trading results of the overall program are disclosed in an equally prominent manner.

(3)	Use of Performance Generated at Prior Firms
To the extent applicable KLS may use Marketing Materials that contain performance information generated by a Supervised Person while working at a prior firm, but only under limited circumstances and with the prior, written approval of the Managing Partners or Chief Operating Officer. To use a

Supervised Person’s prior performance, KLS generally must make certain that (i) no other person played a significant role in generating the performance; (ii) the accounts managed by the Supervised Person currently are similar to the account managed at the prior firm; (iii) all accounts managed in a substantially similar manner are included in the performance calculation; and (iv) the Supervised Person has the supporting records necessary to demonstrate the calculation of the performance results used in any Marketing Materials of limited distribution.

(4)	Testimonials
KLS will not include in its Marketing Materials testimonials of any kind regarding KLS or its services.

(5)	Past Specific Recommendations
KLS will not include specific past recommendations in its Marketing Materials unless it does so in accordance with Rule 206(4)-1 of the Advisers Act (to the extent applicable), taking into account applicable SEC no-action letters and other Staff guidance as described in more detail below.

(a)
Rule 206(4)-1 in General. Advisers Act Rule 206(4)-1 generally prohibits a registered investment adviser from using advertisements that refer directly or indirectly to the manager’s past specific profitable recommendations unless the advertisement sets out a list of all recommendations made by the manager within at least the prior one-year period.

The list of recommendations must include the following:

•	the name of each security recommended;

•	the date and nature (buy or sell) of each recommendation;

•	the market price at that time;

•	the price at which the recommendation was to be acted upon; and

•	the market price of each security as of the most recent practicable date.
In addition, the first page of the list must also contain a cautionary legend, in typeface at least as large as the largest print used in the text, such as:
It should not be assumed that recommendations made in the future will be profitable or will equal the performance of the securities in this list.
Where a list contains recommendations made over the course of several years, the prior one-year period is established by the earliest recommendation referred to. Thus, if any Marketing Materials include recommendations from 2009 and 2010, such materials must include all recommendations made by the manager from 2009 to the present.
The rule’s prohibition also applies where an advertisement quotes a newspaper article or magazine article that refers to past specific recommendations. In the context of hedge funds or other private funds, “recommendations” would include buy-sell decisions for the fund’s portfolio. The rule does not prohibit advertisements discussing unprofitable recommendations.
It should be noted that the SEC has indicated that written communications by advisers responding to an unsolicited request by a client, prospective client or consultant for specific information about profitable or unprofitable past recommendations are not advertisements. The SEC has also indicated that written communications by an adviser to its existing clients generally are not advertisements merely because past specific recommendations about securities are discussed. However, a letter written by an adviser that discusses past specific recommendations concerning securities not held or not recently held by some of its clients to whom the letter was directed would suggest that a purpose of the communication was to promote the advisory services of the adviser and may constitute an advertisement prohibited by Rule 206(4)-2.

(b)
Rule 206(4)-1 No-Action Relief: Objective, Non-Performance-Based Criteria. In recognition of the difficulty in furnishing clients with extensive lists of recommendations, as well as the questionable value such information would provide, the Staff has permitted managers to provide information in Marketing Materials of limited distribution about a limited number of recommendations under conditions designed to ensure the presentation would be objective and not misleading. According to the Staff’s guidance:

•
the securities discussed in the Marketing Materials of limited distribution should be selected based on objective, non-performance-based criteria (e.g., largest dollar amount of purchases/sales, largest positions held, etc.) and should be consistently applied;

•	the Marketing Materials should not discuss realized or unrealized profits or losses;

•	the Marketing Materials should include appropriate cautionary disclosures; and

•	the Marketing Materials should maintain records regarding all recommendations and the selection criteria for securities discussed.

(c)
Rule 206(4)-1 No-Action Relief: “Top” and “Bottom” Holdings. According to Staff guidance issued in a 2008 no-action letter, advisers may distribute Marketing Materials that include an analysis of “top” and “bottom” holdings in the overall performance of a representative account, subject to specific guidelines. According to the Staff’s guidance:

•	holdings must be selected in a mechanical, objective manner for the exclusive purpose of showing relative impact on accounts overall performance;

•	past specific recommendations must show no fewer than 10 holdings, including an equal number of positive and negative holdings;

•	calculation methodology and presentation of information must be consistent for each period;

•	past specific recommendations must include all necessary information to make the presentation not misleading;

•	best and worst holdings must be displayed on the same page with equal prominence; and

•	the adviser must maintain and make available to the Staff records evidencing the criteria used to select specific securities and how the security in the account affected its overall performance.

(6)	Supervisory Requirements
As required by NFA Compliance Rule 2-29(e), KLS maintains and enforces written procedures for the review and approval, in writing, of all promotional material prior to first use. Such review and approval is conducted by the KLS compliance team and/or the Chief Operating Officer (or his designated person. As required by NFA Compliance Rule 2-29(f), KLS maintains copies of all promotional materials along with a record of the approval of such materials, including the date they are first approved for use, and the supporting data for any performance information presented.

(7)	Solicitation of Investors in the Funds
As a general matter, the securities issued by the Funds are not registered under the Securities Act because such securities are sold in transactions not involving a public offering (i.e. a private placement). To ensure that offerings of securities qualify for private placement status, securities may not be offered or sold by “general solicitation or general advertising.” Regulation D under the Securities Act defines a “general solicitation or general advertising” to include, but not be limited to, “any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or advertising.” In particular, no general advertisements should have any references (whatsoever) to the Funds. As such, any draft marketing or informational materials which reference the Funds should be brought to the immediate attention of the Chief Operating Officer or his designee.
In addition, KLS or persons acting on behalf of KLS may not solicit any person who does not have a “substantive, pre-existing relationship” with KLS, its officers, Supervised Persons or its selling agents. A substantive relationship is more than a casual acquaintance. To establish a pre-existing relationship with a prospective client, there must be a sufficient period of time between the establishment of a relationship and an offer so that an offer is not considered to be made by a general solicitation. In the past, the SEC has not objected to a period between 30 and 60 days as a sufficient period of time between the establishment of a relationship and an offer.

(8)	Alternative Investment Fund Manager Directive (”AIFMD”)
KLS has established an AIFMD policy to define the reverse solicitation carve-out from the definition of “marketing” under the AIFMD (the “Directive”). The AIFMD policy covers (i) the activities that constitute reverse-solicitation and accordingly, do not constitute “marketing” under the Directive and (ii) KLS’ treatment of placement agents, capital introduction relationships, other referrals and third-party database in reverse solicitation and (iii) KLS’ record-keeping and documentation requirements with respect to reverse solicitation.
For additional information on the AIFMD policy, see the Chief Compliance Officer.
B.    COMMUNICATIONS WITH INVESTORS
Pursuant to Advisers Act Rule 206(4)-8 (the “Anti-Fraud Rule”), KLS is prohibited from making any untrue statement of a material fact to any Investor or prospective investor in the Funds, or from omitting to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. Supervised Persons should note that the Anti-Fraud Rule is not limited to fraudulent activity that occurs during the offering of interests; it also extends to routine investor communications, such as monthly or weekly email estimates, monthly reports on fund performance or a capital account statement.
Liability under the Anti-Fraud Rule does not require scienter or knowledge by KLS that a statement was false or misleading or that an act defrauded an investor or prospective investor.  Given the scope of applicable rules and the fact that there is no requirement of intent to deceive or defraud, all Supervised Persons must carefully consider their actions and communications with respect to investors and potential investors in light of these applicable rules.  Applicable NFA Compliance Rules also prohibit untrue statements of a material fact or material omissions.

C.    COMPENSATION FOR INVESTOR REFERRALS
KLS utilizes third party Solicitors to refer investors to the Funds. As a registered investment adviser, KLS will comply with any applicable rules and regulations. It should be noted that the SEC has taken the position that Rule 206(4)-3 does not apply to a registered adviser’s cash payment to a person solely to compensate that person for soliciting investors or prospective investors for, or referring investors or prospective investors to, hedge funds managed by the adviser.
All arrangements to pay a fee for the referral or solicitation of Clients/Investors must be approved by the Chief Compliance Officer and any Solicitor utilized by KLS must be an appropriately registered broker dealer with the SEC, FINRA and licensed in the relevant states (as applicable) and, if soliciting government entities, a “regulated person” as defined under Rule 206(4)-5(a)(2). As discussed below under “Bad Actor Policy”, solicitors also must not be disqualified under Rule 506(d) of the Securities Act.
Please refer to the FCPA and Political Contribution sections of this Manual for additional requirements regarding the use of solicitors for the solicitation of advisory business from government entities.

D.    BAD ACTOR POLICY
Under new Rule 506(d) of the Securities Act issuers and others such as placement agents, directors, executive officers, and other certain persons involved in the offering of private funds (“covered persons”) are prohibited from participating in exempt securities offerings if they have been convicted of or are subject to court or administrative sanctions for securities fraud or other violations of specified laws. For Funds offered pursuant to a private placement exemption, beginning on September 23, 2013, KLS will ask that directors, Solicitors, placement agents, and over 20% beneficial owners of such Funds complete a “Bad Actor Questionnaire” on an annual basis. The Chief Compliance Officer will review all completed questionnaires and will determine if any further steps are necessary.
With respect to KLS Personnel that are considered “covered persons” under the rule, KLS conducts background checks prior to employment, and requires that all Supervised Persons complete a disciplinary questionnaire, which incorporates the Bad Actor Questionnaire, every year. Directors, executive officers, other officers participating in the offering, general partners or managing members of the Funds who are not Supervised Persons will be asked to complete a “Bad Actor Questionnaire” on an annual basis. Please see a list of “covered persons” in Appendix K.

E.    USA PATRIOT ACT/ANTI-MONEY LAUNDERING POLICY AND PROCEDURES
KLS is committed to preventing money laundering and the financing of terrorist or other illegal activities. With respect to the Investors, KLS primarily relies upon the anti- money laundering (“AML”) controls and procedures employed by the Administrator. The Administrator is primarily responsible for reviewing potential investor subscription documents and, if necessary, requesting additional information from such potential investors to ensure compliance with applicable AML laws. KLS has also adopted its own AML procedures as follows:

(a)	KLS will request all Investors to affirmatively make certain representations, either in a subscription agreement or an addendum to a subscription agreement.

(b)
The Administrator or other designated third party (on behalf of KLS) will review all subscription wires received from Investors to the Funds to ensure that the details about the Investor correspond to the details provided in the subscription agreement or addendum.

(c)
The Chief Compliance Officer and/or the Administrator or other designated third party (on behalf of KLS) will, on a periodic basis, compare the investor register of the Funds critically against applicable regulatory watch lists, including, but not limited to the Blocked Persons list of the Office of Foreign Assets Control. To the extent that there is a match or possible match between the list of Investors in the Funds and the regulatory watch-lists, the Administrator will contact the Chief Compliance Officer who may contact outside legal counsel or outside compliance consultants to determine whether any regulatory filings need to be made or other steps need to be taken (such as rejecting a prospective investment or requesting additional information from the investor).

(d)
The Chief Compliance Officer and/or the Administrator or other designated third party (on behalf of KLS), will review the subscription documents and take reasonable measures to establish the identity of all Investors. If the Investor (i) is not a resident in one of the “High Risk Jurisdictions” listed on Appendix D; (ii) is not wiring funds from its account at a bank or other financial institution that is regulated in a “High Risk Jurisdiction”; (iii) is resident in one of the countries that is a member of the Financial Action Task Force on Money Laundering (“FATF”) as listed on Appendix C and (iv) is wiring funds from its account at a bank or other financial institution that is regulated in a FATF country, generally no additional documentation is required beyond the information obtained in a subscription agreement completed by such Investor (provided that there are no other suspicious circumstances and KLS/the Administrator have received a fully completed and executed subscription agreement or addendum that generally meets the requirements discussed above).

(e)
If, however: (i) the Investor is located in a “High Risk Jurisdiction”; (ii) the Investor is wiring funds from its account at a bank or other financial institution that is regulated in a “High Risk Jurisdiction”; (iii) the Investor is not located in a FATF country; or (iii) the wiring financial institution is not regulated in a FATF country, additional documentation will generally be required (per the Administrator’s requirement(s)). To the extent that an inquiry reveals that the jurisdiction of the Investor is a High Risk Jurisdiction or the financial institution is not located or regulated in a FATF country then KLS generally will seek to confirm with the Administrator that the additional documentation set forth in Appendix E was required for Investors of the Funds for verification purposes.

(f)
The Chief Compliance Officer and/or the Administrator or other designated third party (on behalf of KLS), will make a reasonable judgment as to the need for further due diligence beyond the steps described herein. The Chief Compliance Officer will make and maintain a record that evidences the due diligence steps performed and includes copies of all information and documents obtained to verify the investor’s identity.

Appointment of AML Compliance Officer
KLS has appointed the Chief Compliance Officer as the AML Chief Compliance Officer to oversee these procedures (although much of the responsibility has been delegated to the Administrator).

F.    IDENTITY THEFT AND RED FLAGS
Pursuant to the rules and regulations promulgated by the SEC and CFTC with respect to Identity Theft Red Flags, a “financial institution” or creditor that offers or maintains “covered accounts” must establish an identity theft prevention program designed to detect, prevent, and mitigate identity theft.

KLS has assessed its current accounts and has determined that it does not currently maintain or offer any “transaction accounts” or “covered accounts.” KLS advises private funds and separately managed accounts. The separately managed accounts holders are institutional or non-natural person investors and therefore are not maintained for consumers. The Investors in the Funds may be individuals; however, the Funds are not accounts in which the Investors or KLS are permitted make payments or transfers to third persons or others. Therefore the accounts are not “transaction accounts.”

On an annual basis, the Chief Compliance Officer will review the accounts that KLS offers and maintains to determine whether any such account is a “covered account” or a “transaction account.” If KLS determines that it is a financial institution that maintains covered accounts in the future, it will adopt a comprehensive identity theft prevention program.

G.    DISCLOSURE OF INVESTORS’ NON-PUBLIC PERSONAL INFORMATION

(1)	Privacy Policy
KLS will not disclose Clients’ or Investors’ Non-Public Personal information or that of any former Clients or Investors to third parties other than affiliates and/or other third party firms that assist KLS in providing advisory services and/or effecting Client transactions (such as brokers, fund administrators, accounting support firms and compliance/operational support service providers), except where expressly permitted by an Investor (or former Investor) in writing. Additionally, KLS’s disposal of Non-Public Personal Information will be done in a secure manner. KLS will provide Investors and Clients that are individuals with an initial privacy policy notice at the time the advisory relationship is established and annually thereafter. The initial privacy policy notice generally will be delivered with the investment advisory agreement for managed account Clients or subscription agreement for Investors. Please see Appendix F for the form of privacy policy notice that KLS provides to its Clients and Investors on an annual basis (which notice generally will be sent either by the Administrator with the June 30 monthly investor statement, or via other electronic means).

(2)	Procedures for Compliance with Privacy Policy
In order to generally ensure that Non-Public Personal Information about Investors is safeguarded, KLS has also adopted the following internal procedures:

(a)
access to KLS’s offices is monitored by a front desk attendant during business hours and requires a security pass after business hours (which is generally only provided to Supervised Persons and service providers subject to confidentiality agreements);

(b)
access to Clients and Investors’ Non-Public Personal Information is restricted to Supervised Persons and service providers that need to access such information in order to engage in business activities on behalf of KLS and is kept in a secure of the office;

(c)
hard-copies of Clients and Investors’ Non-Public Personal Information are periodically forwarded to the Administrator and kept by the Administrator in a secure environment (although it should be noted that prior to KLS forwarding hard-copies to the Administrator, KLS will securely store such hard copies on-site in a secure manner until such time as it is practical to send the hard copies to the Administrator);

(d)
Clients and Investors’ Non-Public Personal Information that is kept at KLS’s offices (with the exception of certain hard-copies as noted in (c) above, is generally maintained in electronic-only versions. Such electronic files are protected via password access to the KLS system and/or are protected by limiting access to the electronic files to the Chief Compliance Officer and such other persons who need such access in connection with their employment responsibilities;

(e)	access to Clients and Investors’ Non-Public Personal Information that is electronic-based (and thus protected) is restricted to those persons specified in (a) above; and

(f)	Supervised Persons are strictly prohibited from saving or storing Investors’ Non-Public Personal Information, on home computers or any other computer outside of the KLS network and security protocol.

(3)	IT System and Equipment Security:
KLS seeks to establish and maintain a security system that covers the use of the internet, its servers, its computers and other IT equipment such as desktops, iPads, laptops, smartphones and blackberries (“IT Equipment”). In this regard, KLS has adopted the following internal procedures (in addition to those noted above):

(a)
secure user authentication protocols (including control of user IDs, a reasonably secure method of assigning passwords, control of data security passwords and blocking access to user IDs after multiple unsuccessful attempts to gain access) are implemented on all KLS IT Equipment;

(b)	laptops will be encrypted and subject to password protection (with a password that is no less than four (4) characters) and automatic locking;

(c)
to the extent possible (and if deemed necessary), KLS IT equipment may be remotely wiped from the exchange server if any such equipment is lost or stolen (furthermore after 10 failed password attempts the device will automatically wipe itself); and

(d)	if KLS IT equipment (including smartphones, iPads, laptops, etc.) is lost or stolen, Supervised Persons are directed to immediately contact the Chief Compliance Officer AND KLS’s IT Director.

(4)	Disposal of Non-Public Personal Information
In order to protect Clients and Investors against the risks of fraud and fraud-related crimes, including identity theft, KLS has also adopted the following internal procedures relating to the secured disposal of Non-Public Personal Information:

(a)
to the extent not required to be kept according to “Record Keeping Requirements” of this Manual, hard copies of Investors’ Non-Public Personal Information (or any extra hard-copies of Investors’ Non-Public Personal Information, whether or not covered by “Record Keeping Requirements”) will be disposed of by KLS (or by the Administrator in the case of hard copies) in a manner so that such information cannot be practicably read or reconstructed;

(b)
to the extent not covered under “Record Keeping Requirements”, Investors’ Non-Public Personal Information which is stored on disk, CD, tape or other electronic media, whether or not covered by “Record Keeping Requirements” of this Manual, will be cleared, purged, declassified, overwritten and/or encrypted in such a manner so that any information contained therein cannot be restored or decrypted;

(c)
after the electronic media is cleared, purged, declassified, overwritten or encrypted, the IT Director will use his or her best efforts to ensure that the original information is not backed-up or saved on a hard drive, recycle bin or other memories;

(d)
the Chief Compliance Officer will require that each third party service provider engaged by KLS (which is permitted to have access to Non-Public Personal Information during the course of their services on behalf of KLS) will have similar policies and procedures relating to the secure disposal of Non-Public Personal Information. Please see Appendix G for the form of letter that KLS provides to its third party service providers on an annual basis; and

(e)
to the extent that a service provider (which is permitted to have access to Non-Public Personal Information) disposes of such Non-Public Personal Information, KLS will use its best efforts to get representations from the service providers that such service providers have complied with these requirements (which will be done via periodic inquiries).

If a Supervised Person has any doubt as to whether certain data constitutes Non-Public Personal Information, such Supervised Person should consult with the Chief Compliance Officer or dispose of such data as if it were, in fact, Non-Public Personal Information.

H.    DISASTER AND BUSINESS CONTINUITY PLAN AND PROCEDURES
As a matter of sound business operations, KLS has established a Business Recovery Guide. The Chief Compliance Officer will annually review the Business Recovery Guide to ensure that it continues to adequately provide for KLS’s resumption of operations in the event that there is an unexpected disruption in KLS’s business. As of the effective date of this Manual, the Compliance Officer and/or IT Personnel will also ensure that KLS’s Supervised Persons are aware of their individual obligations under the guide.
[NEW SECTION] CYBERSECURITY
KLS has a Cybersecurity Manual to outline its processes and procedures regarding KLS’ controls surrounding technological threats. KLS has used the SEC release titled “Identification of Risks & Cybersecurity Governance” as well as the National Institute of Standards and Technology’s (NIST) publication titled “Framework for Improving Critical Infrastructure Cybersecurity” as a model and guide for its information security architecture and processes. The objective of the Cybersecurity Manual is to mitigate operations and cybersecurity risk. With the SEC and NIST guidelines for hedge funds as the backbone of this objective, KLS has formulated a set of policies to protect the firm against IT threats. Please see the KLS Chief Compliance Officer for access to the Cybersecurity Manual.

TRADING & PORTFOLIO MANAGEMENT
A.    BROKERAGE PLACEMENT

(1)	Best Execution Duty

(a)
Each investment adviser with discretionary authority to direct brokerage has a duty to obtain “best execution” of securities transactions for its Clients. This means that in selecting brokers or dealers to execute transactions, KLS must always attempt to ensure that the total cost or proceeds of any transaction for a Fund is the most favorable obtainable under the circumstances.

(b)
All Supervised Persons of KLS should note that the SEC has indicated that an investment adviser need not necessarily solicit competitive bids on each transaction and may not have an obligation to seek the lowest available commission cost. In determining best execution, an investment manager may take into account the full range and quality of a broker’s services that benefit an account (and KLS in particular) under management such as brokerage, research and other services (such as capital introduction services).

(c)
    In general, KLS allocates securities transactions to brokers on the basis of best available execution and in consideration of such broker’s provision of brokerage and research services that are of benefit to the Clients.

(2)	Section 28(e) Parameters
KLS will not engage with any brokers in any traditional “soft dollar” arrangements, as described in the Exchange Act. It should be noted however, that brokers utilized by KLS on behalf of Clients may include research, certain services or access to certain information as part of the brokerage service provided to KLS Clients.

(3)	Review of Best Execution
KLS conducts business with numerous executing brokers, both domestic and international, on a daily basis. To ensure that the services provided by the executing counterparties are the best available and to fully satisfy all “best execution” requirements, KLS conducts and documents periodic broker reviews. Many Supervised Persons who regularly interact with brokers contribute to the review. The considerations may include a variety of factors, including but not limited to one or more of the following:

▪	Cost of execution;

▪	Execution expertise;

▪	Ability to perform execution services;

▪	Ability to source or provide liquidity;

▪	Access to market information;

▪	Research;

▪	Providing trade ideas;

▪	Brokers’ efficiency in booking and settling trades;

▪	Providing access to multiple markets and venues (including foreign markets);

▪	Ability to execute transactions in liquid and illiquid markets at competitive prices without disrupting the market for a particular security;

▪	Range of services provided and products offered (including research and brokerage services);

▪	Quality and timeliness of market information provided;

▪	Ability to maintain confidentiality;

▪	Credit worthiness and financial responsibility;

▪	Likelihood of execution within a desired time frame;

▪	Ability to execute in desired volume;

▪	Willingness and ability of counterparty to make a market in particular securities;

▪	Reputation;

▪	Willingness of counterparty to commit capital to a particular transaction;

▪	Ability to provide capital introduction services and referrals of potential investors; and

▪	Ability of counterparty to execute difficult transactions in unique and/or complex securities.

The fixed-income markets present unique challenges when seeking best execution. The Asset Management Group of the Securities Industry and Financial Markets Association defines best execution in the context of fixed-income securities as an asset manager’s duty to determine and evaluate the circumstances under which the overall value of investment decisions for its Clients with respect to those securities will be maximized. KLS is of the view that its best execution practices meets that standard.
The Chief Compliance Officer has delegated to the Chief Operating Officer his responsibilities related to the effective administration of, and adherence to, this “Review of Best Execution” section of the Manual.

(4)	Approval and Review of Brokerage Arrangements

(a)	All brokerage arrangements must be reviewed and approved by one of the Managing Partners and the Chief Compliance Officer who will periodically re-review them as necessary.

(b)
Offering document disclosure will be periodically reviewed by one of the Managing Partners and the Chief Compliance Officer for accuracy and completeness to ensure that all brokerage activities are disclosed to Investors.

(c)	Any questions related to these procedures should be directed to the Managing Partners and the Chief Compliance Officer.

(d)	KLS conducts account opening procedures on the brokers utilized by its Clients.
B.    AGGREGATION AND ALLOCATION OF ORDERS

(1)	Introduction and Overview

KLS recognizes its duty to seek to treat all Clients fairly and equitably. Consistent with such overriding principle, KLS has adopted these procedures regarding the allocation of investment opportunities and the combination and allocation of trades. However, while KLS will make every effort to act fairly and equitably, there can be no assurance of equality of treatment among the Clients or that any investment will be proportionally allocated among Clients. It should specifically be noted that certain Clients have investment restrictions and will not be allocated trades that are otherwise allocated to certain other Clients. In addition, it should be noted that certain Client’s operative documents may include the flexibility to allow such Client to make exceptions to investment restrictions while the operative document for other Clients do not have such flexibility.
The Chief Compliance Officer has delegated to the Chief Operating Officer his responsibilities related to the effective administration of, and adherence to, this “Aggregation and Allocation of Orders” section of the Manual.

(2)	Allocation and Aggregation of Investment Opportunities
KLS will act in a fair and reasonable manner in allocating investment and trading opportunities, among the Clients. In furtherance of the foregoing, KLS will consider participation in all appropriate opportunities within the purpose and scope of each Client’s objectives, and KLS will evaluate such factors as it considers relevant in determining whether a particular situation or strategy is suitable and feasible for each Client.
Upon determination to buy or sell the same security on behalf of more than one Client (based upon the investment mandates of such Clients), KLS will generally aggregate trades, subject to best execution. Notwithstanding the prior sentence, it should be noted that KLS is of the view that there may be limited circumstances in which it would be more operationally efficient to fill trades on an Client-by-Client basis.
In managing Client portfolios, KLS will generally aggregate trades when more than one Client is capable of purchasing or selling a particular security based on investment objectives, available cash and other factors. KLS may aggregate Client orders when doing so will result in a better overall price for Client trades. KLS will generally aggregate orders unless aggregation is not consistent with its duty to obtain best execution and the terms of the investment guidelines and restrictions of each Client for which trades are being aggregated. No Client will be favored over any other Client; each Client that participates in an aggregated order will participate at the average price for all of KLS’s transactions in that security on a given business day, with transaction costs shared pro rata based on each Client’s participation in the transaction.
KLS seeks to act in a fair and reasonable manner in allocating investment and trading opportunities among the Clients. In furtherance of the foregoing, KLS considers participation in all appropriate opportunities within the purpose and scope of each Client’s objectives, and KLS evaluates such factors as it considers relevant in determining whether a particular situation or strategy is suitable and feasible for each Client. When allocating investment opportunities among Clients, the KLS approach generally begins with the assumption that investment opportunities will be allocated pro rata based upon assets under management (with respect to the Clients for whom the trade in question would be permitted or appropriate in light of such Client’s investment strategy), and then takes into account for each such Client a variety of factors, including, but not limited to, investment objectives, investment criteria, risk parameters, cash levels, liquidity, counterparty exposure, leverage, and operational, legal and tax requirements. KLS will often also apply, with respect to certain of its Clients, based on such Clients’ investment parameters, a risk-based overlay to the allocation process, resulting in an investment allocation based upon risk-based targets, rather than pro rata based upon assets under management.
KLS is not obligated to purchase or sell for each of its Client every security which KLS may purchase or sell for other Clients, as some transactions or investments may appear unsuitable, impractical or undesirable for a Client. In addition, certain securities are not permitted to be purchased or held by certain Clients. Accordingly, there are a variety of reasons why investment opportunities may be allocated on bases other than pro rata based upon assets under management among all Clients, and such non-pro rata allocations may occur more often than not.
Notwithstanding any of the foregoing, KLS, to the extent within its control, will not favor itself in any way to a Client’s detriment and will act in a manner that it believes over the long term is fair and equitable to all its Clients.
KLS does not currently manage any accounts subject to regulation under ERISA; however, in the event that KLS enters into advisory relationships with ERISA accounts in the future, KLS will not aggregate trades for accounts subject to regulation under ERISA with trades for any other accounts.

(3)	Trading Policy

(a)	Initial Trade Determination
Each properly authorized analyst/portfolio manager (“Portfolio Personnel”) is responsible for selecting investments by determining that a particular security should be purchased or sold and determining the amount to be purchased or sold. Each properly authorized trader (“Trading Personnel”), with periodic oversight from the Managing Partners, the Chief Operating Officer and the Chief Compliance Officer as necessary, is responsible for reviewing orders to ensure that account restrictions are being followed and that the account has sufficient available liquidity to purchase the securities in question. It should be noted that periodic oversight reviews will be done post trade. It should be specifically noted that there is significant overlap between Portfolio Personnel and Trading Personnel.

(b)	Initial Trade Determination:
KLS will have sole discretion to determine whether the same trade is appropriate for a particular Client. In making such a determination, KLS may (but is not required to) consider:

•	The investment strategy, parameters, restrictions and/or objectives (i.e., is the trade appropriate for the particular Client?);

•	Existing or desired portfolio exposures or position sizes (i.e., target sizes) for a particular Client;

•
The ability of the Client to trade with any required counterparties related to a proposed trade (i.e., if the Client in question has an active ISDA Agreement in place with counterparties for the trade in question);

•	Effect of leverage used by particular Client (if any) on position/target sizes;

•	Amount of securities that KLS reasonably believes can be purchased and percentage size of such purchase in a Client’s portfolio;

•	Administrative or settlement issues that may be applicable to a particular trade and a particular Client.

•	Existing and desired industry concentration targets and constraints;

•	The start-up date for the Client;

•	Diversification, covenants and other limitations in the governing agreements, relative size of the Clients;

•	Available cash flow, relative cash balances, the nature of the opportunity in the context of the Client’s other positions at the time;

•	Risk tolerance;

•	Liquidity requirements;

•	Required credit ratings;

•	Duration targets and/or constraints;

•	Existing asset allocation targets;

•	Minimum investment size;

•	Maximum investment size;

•	Tax implications; and

•	Legal, contractual or regulatory constraints.

(c)	Trade Designation
Once the Portfolio Managers have determined that a particular security should be purchased or sold, the Trading Personnel are responsible for determining the amount to be purchased or sold. Portfolio Managers and the Trading Personnel will decide how to designate a particular trade for allocation purposes.

(4)	Review and Disclosure
The Chief Compliance Officer, the Managing Partners and the Chief Operating Officer, will periodically review and revise this policy to ensure that it represents KLS’s current practices and is in conformity with applicable laws and regulations.

(5)	Trade Errors by KLS
Whenever a trade error is discovered by a Supervised Person (that is directly due to some action or inaction of KLS, as opposed to the action or inaction of a KLS trading counterparty), such Supervised Person should contact the Chief Compliance Officer and as needed one of the Managing Partners. The Managing Partners, CCO, and/or COO with the help of legal and other advisors if necessary, will make a case by case determination of the appropriate treatment for any trade errors. Anytime a trade error is discovered by a Supervised Person (that is due to a KLS trading counterparty).
Please see KLS’ Chief Compliance Officer for the KLS Trade Error Policy.
KLS may be required to comply with the Investment Company Act with respect to certain of KLS’ Clients. KLS’ policy with respect to such Clients is generally (a) to make such Clients whole for any losses incurred as a result of a KLS trade error and (b) that such Clients will retain any gains resulting from a KLS trade error.

(6)	Record Retention
KLS will maintain the order and execution information in electronic format.
C.    PROXY VOTING
KLS’s advisory agreements (including the operative documents of the Funds) generally give KLS authority to vote proxies received by Clients. Certain managed account Clients, however, may elect to be responsible for voting the proxies related to their account. The proxy voting policies and procedures contained in this Manual will apply solely to Clients for which KLS has the authority and responsibility to vote proxies.
It should be noted that based upon KLS’s investment strategy (and lack of involvement in publicly-traded equities) it is not expected that much proxy voting, if any, will be required under this section. Notwithstanding that fact, KLS will follow these procedures when proxy voting is required.

(1)	General Proxy Voting Policies

(a)
KLS understands and appreciates the importance of proxy voting. KLS will vote any such proxies (which will be very limited) in the best interests of the Clients and Investors (as applicable) and in accordance with the procedures outlined below (as applicable). It should be noted that these procedures will be applied solely when KLS is requested to exercise its voting authority with respect to Client securities. There are situations in which KLS may be requested to provide consent with respect to a particular security where KLS may not apply the technical requirements of the procedures because KLS is not being asked to exercise voting authority with respect to Client securities (although KLS will act in the best interests of the Clients and Investors (as applicable) in responding to any such request). For example, in conjunction with a credit facility, a borrower may ask KLS, as a lender, to approve amendments to the loan facility. In this case, KLS is not being asked to exercise voting authority with respect to Client securities and therefore it will not apply the technical requirements of the proxy voting procedures described below (although KLS will seek to act in the best interests of the Clients and the Investors (as applicable)).

(b)
On behalf of the Clients and Investors (as applicable), KLS will generally manage the receipt of incoming proxies and place votes based on specified policies and guidelines established by KLS. In the event that KLS exercises discretion to vote a proxy. KLS will vote any such proxies in the best interests of Clients and Investors (as applicable) and in accordance with the procedures outlined below (as applicable).

(2)	Proxy Voting Procedures

(a)	All proxies sent to Clients that are actually received by KLS (to vote on behalf of Clients) will be provided to the Chief Compliance Officer.

(b)	The Chief Compliance Officer will generally adhere to the following procedures, subject to limited exception:

(i)	A written record of each proxy received by KLS will be kept in KLS’s files;

(ii)	The Chief Compliance Officer will determine which of the Clients hold the security to which the proxy relates;

(iii)	The Chief Compliance Officer will send an email to the Managing Partners and provide them with the following:

(1)	a copy of the proxy;

(2)	a list of the Clients to which the proxy is relevant;

(3)	the amount of votes controlled by each Client; and

(4)	the deadline that such proxies need to be completed and returned.

(iv)
Prior to voting any proxies with respect to the Clients, the Managing Partners will determine if there are any conflicts of interest related to the proxy in question in accordance with the general guidelines outlined in Section 3 below. If a conflict is identified, the Managing Partners will then make a determination (which may be in consultation with outside compliance consultants and/or legal counsel) as to whether the conflict is material or not.

(v)
If no material conflict is identified pursuant to these procedures, the Managing Partners will make a decision on how to vote the proxy in question in accordance with the guidelines set forth in Section 4 below. The Chief Compliance Officer or such other designate will deliver the proxy in accordance with instructions related to such proxy in a timely and appropriate manner.

(3)	Handling of Proxy-Related Conflicts of Interest for the Funds

(a)
    As stated above, in evaluating how to vote a proxy on behalf of the Funds, the Managing Partners will first determine whether there is a conflict of interest related to the proxy in question between KLS and the Funds. This examination will include (but will not be limited to) an evaluation of whether KLS (or any affiliate of KLS) has any relationship with the company (or an affiliate of the company) to which the proxy relates outside an investment in such company by a Client.

(b)
    If a conflict is identified and deemed “material” by the Managing Partners, the Chief Compliance Officer or such other designate (in consultations with outside compliance consultants and/or legal counsel) will determine whether voting in accordance with the proxy voting guidelines outlined in Section 4 below is in the best interests of the affected Clients (which may include utilizing an independent third party to vote such proxies).

(c)
    With respect to material conflicts, KLS will determine whether it is appropriate to disclose the conflict to affected Funds and give such Funds (and Investors, if applicable) the opportunity to vote the proxies in question themselves except that if the Fund is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and an ERISA Investor has, in writing, reserved the right to vote proxies when KLS has determined that a material conflict exists that does affect its best judgment as a fiduciary to the Fund, KLS will:

(i)	Give the ERISA Investor the opportunity to vote the proxies in question themselves; or

(ii)	Follow designated special proxy voting procedures related to voting proxies pursuant to the terms of the written agreements with such ERISA Investors (if any).

(4)	Voting Guidelines
In the absence of specific voting guidelines mandated by a particular Client, KLS will endeavor to vote proxies, or in certain circumstances abstain from voting, in the best interests of each Client.
Generally, KLS will vote in favor of routine “corporate housekeeping” proposals, including election of directors (where no corporate governance issues are implicated) selection of auditors, and increases in or reclassification of common stock. For other proposals, KLS shall determine whether a proposal is in the best interest of its Clients and may take into account the following factors, among others:

•	whether the proposal was recommended by the issuer’s management;

•	KLS’ opinion of the issuer’s management;

•	whether the proposal acts to entrench the issuer’s existing management and
directo    rs; and

•	whether the proposal fairly compensates management for past and future performance.
Note that KLS may abstain from voting in instances where KLS determines that abstaining is in the Client’s best interest due to a conflict (e.g., if an officer or director of KLS sits on the board of issuer).

D.    PRINCIPAL TRANSACTIONS AND TRANSACTIONS BETWEEN CLIENTS

(1)	Principal Transactions
KLS will not, directly or indirectly, while acting as principal for its own account, knowingly sell any security to, or purchase any security from, a Client (each such sale or purchase, a “principal transaction”) without disclosing to the Client or Investors (if applicable) in writing, prior to the completion of the transaction, the capacity in which KLS is acting and (ii) obtaining the specific consent to the transaction from the Client and Investors (as applicable). It is noted that blanket consents (prior consent obtained to cover a category of transactions) are not sufficient for this purpose.

(2)	Transactions Between Clients
Although not presently contemplated by KLS, there may be situations where it is advantageous to Client Accounts to effect a securities transaction between two Clients for rebalancing or other purposes (each such transaction, a “cross trade”). In accordance with Rule 17a-7 of the Investment Company Act, in the event that a cross trade would be in the best interests of both Clients and permitted under the governing documents of each Client, KLS may effect the cross trade subject to the following guidelines (although KLS will not be required to meet the requirements of each guideline, KLS will ensure that at all times its procedure with respect to cross trades is in compliance with Rule 17a-7 of the Investment Company Act:

(a)
The cross trade will be effected by one of KLS’s prime brokers for cash consideration, at the current market price of the particular securities, within the context of the market at a time that is fair to both Clients involved in the transaction;

(b)	The prime broker’s commission will be borne equally by both Clients;

(c)	No brokerage commissions or transfer fees will be paid to KLS in connection with any cross trade;

(d)
All cross trades will be approved by the Chief Compliance Officer and/or Managing Partners and/or Chief Operating Officer before the orders are executed and the Chief Compliance Officer will document the reason for the trade; and

(e)
KLS will not effect a cross trade between Clients if such cross trade would constitute a principal transaction, unless the prior notice and consent requirements described in Section D.(1) above are satisfied.

It is noted that KLS, its personnel (or other control persons) may invest in the Funds. If KLS, acting as investment manager to the Funds, authorizes a transaction between two Clients, for purposes of rebalancing investments or any other purpose, KLS could be deemed to be acting as principal for its own account due to KLS’s or its personnel or other control persons’ ownership interest in the Fund(s), thereby subjecting the proposed transaction to the transaction by transaction notice and consent requirements described in Section D.(1) above. Whether or not the notice and consent requirements apply to such transaction depends upon the facts and circumstances; however, KLS will generally not be subject to the notice and consent requirements when KLS, its personnel or other controlling persons own 25% or less of the equity in a Fund.
The Chief Compliance Officer will use his or her best efforts to monitor all proposed transactions between any Client and a Fund in which KLS, its personnel or other controlling persons have ownership interests to determine if the transaction notice and consent requirements described above apply. Notice may be given to and consent may be obtained from an independent representative to the Fund, in which case notice of the transaction may be given to Investors after the fact.
E.    MARKET MANIPULATION
KLS Supervised Persons are strictly prohibited from engaging in any manipulative or misleading practices. Specifically, Supervised Persons may not engage in trading practices that lack an investment purpose or are designed to artificially inflate a security’s price or to mislead investors as to the securities that a Client owns or has owned.

(1)	Prohibitions on Market Manipulative Trading

(a)	Short Selling in Connection with Public Secondary Offering: Rule 105 of the Exchange Act
Rule 105 of Regulation M (as amended) generally prohibits a person from purchasing equity securities from an underwriter or broker-dealer participating in a firm commitment offering if such person sold short the security that is the subject of the offering during the “restricted period”. Under Rule 105(a), the “restricted period” is the shorter of the period: (1) beginning five business days before the pricing of the offering securities and ending with such pricing, or (2) beginning with the initial filing of such registration statement or notification on Form 1-A or Form 1-E ending with the pricing.
KLS and each of its Supervised Persons must comply with the provisions of Rule 105 (as amended); absent the applicability of an exception. The Chief Compliance Officer, with the assistance of Portfolio Personnel, will monitor KLS’s short sale activity prior to receiving any secondary public offerings to ensure compliance with the prohibitions set forth above. Any violation of this prohibition must be reported promptly to the Chief Compliance Officer.
It is not expected that KLS will face many issues related to Regulation M, but if any Portfolio Personnel or Supervised Person of KLS has any questions regarding Rule 105 or the applicability of an exemption under Rule 105, he/she must consult with the Chief Compliance Officer prior to the execution of the related transaction.

(b)	Section 12(d) of the Investment Company Act
Each private fund managed by KLS relying upon either Section 3(c)(1) or 3(c)(7) of the Investment Company Act (e.g., a hedge fund) and any companies controlled by the private fund are prohibited from purchasing or otherwise acquiring more than 3% of the total outstanding voting securities of a registered investment company (the “3% Limit”). Examples of registered investment companies include mutual funds, closed-end investment companies and exchange-traded funds (ETFs) such as iSHARES and SPDRs. This prohibition is required by Section 12(d) of the Investment Company Act and is intended to prevent a private fund from acquiring a controlling interest in and exerting undue influence over a registered investment company.
Rule 12d-1
Rule 12d1-1 under the Investment Company Act allows private funds to invest an unlimited amount in shares of money market funds registered under the Investment Company Act, provided that the private fund only pays a sales load, distribution fee, or service fee on the money market fund shares if the money market fund’s investment adviser waives a sufficient amount of its advisory fee to offset the cost of the sales load, distribution fee or service fee. Certain ETFs may have obtained exemptive relief permitting certain persons to exceed the 3% Limit.

•
In addition to the 3% Limit, Section 12(d)(1)(A) of the Investment Company Act contains restrictions on the percentage of the assets of an investment company (whether registered or unregistered) that may be invested in a registered investment company. Specifically Sections 12(d)(1)(A)(ii) and (iii) provide that an investment company may not invest more than 5% of its assets in a single registered investment company (the “5% Limit”) and more than 10% of its assets in registered investment companies (the “10% Limit”).

•
Note that an investment company must count all its holdings in voting securities of registered investment companies for purposes of the 3% Limit, the 5% Limit and the 10% Limit. This is the case even if the investment company holding such securities employs multiple sub-advisors.

Rule 12d1-2
Rule 12d1-2 under the Investment Company Act permits funds that rely on Section 12d(1)(G) of the Investment Company Act to invest in unaffiliated funds, subject to certain limitations. It also permits funds to invest in affiliated or unaffiliated “money market funds” under Rule 12d1-1, as well as to invest in securities offered by issuers other than funds, such as stocks, bonds and other types of “securities” (as defined in the Investment Company Act), provided that the investments are consistent with the funds’ investment objectives and policies.

Rule 12d1-3
Rule 12d1-3 of the Investment Company Act permits a registered investment company that relies on Section 12d(1)F of the Investment Company Act to levy sales charges and service fees up to the limits set forth in NASD Conduct Rule 2830.
The Chief Compliance Officer, with the assistance of Portfolio Personnel, if necessary, will monitor investments by each private fund managed by KLS and any companies controlled by the private fund for compliance with the prohibition set forth above. Any violation of this prohibition must be reported promptly to the Chief Compliance Officer. After an investigation into the circumstances surrounding the violation, the Chief Compliance Officer will, at his or her discretion, direct KLS to correct or otherwise resolve the violation.
F.    REGULATORY FILINGS
Please see Appendix J for a list of the periodic regulatory filings that KLS and its affiliates may be subject to. KLS, with the assistance of its outside compliance consultants and legal counsel will regularly monitor the changing regulatory landscape to ensure that all required filings are made in a timely manner.
All Supervised Persons should review Appendix J in detail to familiarize themselves with the required regulatory filings.

FINANCE & OPERATIONS
A.    CUSTODY ISSUES

(1)	Maintenance of Fund Assets
KLS will maintain the assets of the Funds in accounts with “qualified custodians” as defined in Rule 206(4)-2 of the Advisers Act and notify Investors of the Funds in writing of the qualified custodian’s name, address and the manner in which the assets are maintained promptly following any changes to this information. The Funds’ qualified custodians are currently listed on KLS’s Form ADV.

(a)	Delivery of Audited Financial Statements to Investors
KLS will provide Investors in the Funds with audited financial statements, prepared by an independent public accountant that is registered with, and subject to regular inspection by, the Public Company Accounting Oversight Board, generally in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), within 90 days of the end of the Funds’ respective fiscal years or as soon as reasonably practicable thereafter. In the event of a liquidation, KLS will obtain a final liquidation audit of the Fund’s financial statements in accordance with GAAP and distribute it to Investors in the relevant Fund promptly after completion of the audit. It should be noted that distribution of audited financial statements in such a timely manner is necessary for KLS to rely on an exemption from the surprise exam requirements in Rule 206(4)-2.

(b)	Notification to Investors of New or Changed Custodial Arrangements
If KLS enters into new custodial relationships, KLS will notify Investors of the new custodian’s name and address. In addition, if KLS terminates an existing custodial relationship, it will notify Investors of such termination. For the avoidance of doubt, the notifications discussed in this paragraph may be done in a regular Investor mailing such as a monthly or quarterly letter.

(2)	Managed Account Client Assets.
KLS is of the view that it does not have custody of the assets of its managed account Clients.
B.    REQUIRED AUTHORIZATIONS FOR CLIENT ACCOUNTS

(1)	Cash Management

(a)	Generally
KLS does not handle any of its Clients’ cash directly, but rather ensures the safekeeping of each Client’s cash at a bank, broker-dealer or other financial institution in an account maintained in such Client’s name. KLS will not accept any form of payment from the Client, even if the Client merely requests that it forward a check or other form of payment to another financial institution. KLS Supervised Persons should direct Clients to make such payments directly to the applicable financial institution.

All Client cash accounts are reconciled on a daily basis to the third party information. It should be noted that certain KLS Supervised Persons are authorized (the “Authorized Representatives”) to enter, approve or release cash wires at KLS (“Entry Rights,” “Approval Rights” and “Release Rights,” respectively), depending on the particular transaction, as summarized below. Such Authorized Representatives and their applicable cash movement rights are identified in Appendix B of this Manual.

(b)	Required Authorizations

•
Payments to Third Party Vendors: All invoices from third party vendors are reviewed and approved by the Chief Financial Officer or Chief Operating Officer. A copy of the approved invoice(s) will then be sent to the Administrator. The Administrator and KLS will verbally confirm any new payment instructions with the vendor. KLS Supervised Persons with Entry Rights and Approval Rights will then input a cash wire payment from the Master Fund Operating Account to the Master Fund Expense Account for the amount of the invoice. Any one of the Managing Partners, Chief Operating Officer, or Chief Financial Officer – each of whom have “Release Rights” for these particular transactions – will transfer the cash wire from the Operating Account to the Master Fund Expense Account, and will enter a cash wire to the vendor in the Master Fund Expense Account. Such cash wire payment will then be approved by the Administrator. Once the Administrator has approved the transfer, any one of the Authorized Representatives with Release Rights will release the cash wire payment to the vendor in JP Morgan Chase Access.

Note: The “Enter” and “Approve” functions are one step for these transactions.

•
Subscriptions/Redemptions: All subscription and redemptions for the Funds are sent through the Administrator. The Administrator will advise KLS that funds are available to be transferred. Any one of the Authorized Representatives with Entry Rights will then input a wire-transfer from the appropriate Feeder Fund into the JP Morgan Chase Access application for transfer to the Master Fund. Once the Administrator has approved the transfer, one of the Managing Partners or Chief Operating Officer – each of whom have “Release Rights” for these particular transactions – will release the transfer in JP Morgan Chase Access. Please note that movements into and out of these accounts are governed by executed subscription documents and redemption documents.

•
Operations for counterparties and payments to Prime Brokers and Fund accounts: One of the Authorized Representatives with Entry/Approval Rights will initiate a wire transfer by entering the transfer into the JP Morgan Chase Access application. A Managing Partner, the Chief Operating Officer, or Chief Financial Officer – each of whom have “Release Rights” for these particular transactions – will then release the wire transfer.

•	Prime Broker: Payments are made via the prime broker’s technology/user access platform. In no case may one individual initiate and approve the same wire transfer.
C.    VALUATION PROCEDURES

(1)	General Policy
The valuation procedures for Clients are typically located in the operative documents for each Client. The following policies and principles will be used by KLS to value the assets of its Clients that are private investment funds; provided that KLS (or a Fund’s general partner, as applicable) may, at its discretion, permit any other method of valuation to be used if it considers that such method of valuation better reflects value and is in accordance with good accounting practices.
With respect to Clients that are separately managed accounts, the owner of the account will determine which policies KLS should use to value the account’s assets. If the account owner delegates valuation discretion to KLS, the assets of the account will generally be valued in accordance with the policies and procedures stated below (although it should be noted that Fund Administrators will generally not be consulted with respect to the valuation of assets held by KLS’s managed account Clients.) If the owner of such managed account determines to price the assets of the account independently of KLS, KLS will reconcile its pricing of the managed account’s assets to the owner’s pricing, generally on a daily basis.
KLS has delegated the determination of net asset values with respect to the Funds to the Administrator (subject to the overall supervision and direction of the General Partner). In determining the net asset values, the Administrator will follow the valuation policies and procedures as set out above.

(2)	Valuation Committee
KLS does have a Valuation Committee. To the extent KLS enters into transactions involving trading instruments that require judgment to price, the Chief Financial Officer will convene a meeting of the Valuation Committee.

(3)	Valuation Policies
Assets of the Funds will generally be valued in accordance with GAAP, provided that KLS may, at its discretion, permit any other method of valuation to be used if it considers that such method of valuation better reflects value and is in accordance with good accounting practice. In addition, subject to any other procedures KLS may employ from time to time, KLS generally follows the following valuation policies and procedures:

•
Generally, KLS values its investments at “fair value.” Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date).

•
Generally, given the nature of each Client’s portfolio, in which many positions across different product types relate to each other, the entire portfolio will be valued at the official close time of the debt-related futures markets (as such close time may vary from time to time as discussed below) on the applicable valuation day, or the closest available time, other than on those occasions on which KLS, in consultation with the Administrator and the applicable general partner, determines that the utilization of a different time with respect to the pricing of any position provides the fairest criteria in valuing such position;

•
Any security or instrument that is listed or quoted on any securities exchange, debt-related futures market or exchange or similar electronic system and regularly traded thereon is, subject to the discussion of early market closings below, generally valued at its last traded price on the relevant valuation day or, if no trades occurred on such day, at the midpoint between the bid and offer prices at 3:00 PM on such day (or the closest available time). Where prices are available on more than one exchange or system for a particular security or instrument, the price will be the last traded price on the relevant valuation day or, if no trades occurred on such day, such midpoint at 3:00 PM on such day (or the closest available time) on the exchange that constitutes the principal market for such security or instrument, or the exchange or market that KLS, in consultation with the Administrator and the applicable general partner, determines provides the fairest criteria in valuing such security or instrument;

•
On certain holidays or other occasions on which the Securities Industry and Financial Markets Association (“SIFMA”) recommends an early market close, debt-related futures markets generally implement SIFMA’s recommendation by announcing their own official early close. Third party valuation services will be directed to utilize such early close time (or the closest available time) in providing their independent prices;

•
Investments other than listed securities are valued based on a consistently applied methodology for the applicable type of investment, each of which is approved by KLS’s Valuation Committee. Such methodologies generally take into account, as applicable, the most recent bid, mid and ask quotations provided by clearing firms or financial institutions dealing in such investments, as well as the latest available valuation provided by the relevant counterparty or other independent third party pricing services;

•	Newly issued securities that are purchased on or about the valuation date are generally valued at the newly issued price if no outside pricing is available;

•
Investments for which there is no readily available third party pricing are valued utilizing a fair value methodology determined and consistently applied by KLS (subject to Valuation Committee approval) in consultation with the Administrator and the applicable general partner giving appropriate consideration to its cost price, the price at which any recent transaction in the security may have been effected, the size of the holding having regard to the total amount of such security in issue, and such other factors as KLS, in consultation with the applicable general partner, deems relevant;

•
In special circumstances in which KLS, in consultation with the Administrator and the applicable general partner, determines that market prices or quotations or pricing agent prices, or the above policies and principles, do not fairly represent the value of a particular investment, KLS is authorized to assign a value to such investment which differs from the market prices or quotations or pricing agent prices. In these circumstances, KLS, in consultation with the Administrator and the applicable general partner, will attempt to use consistent and fair valuation criteria and may (but is not required to) obtain independent appraisals of an investment at the expense of the Client;

•	Deposits are valued at their cost plus accrued interest; and

•
Any value (whether of an investment or cash) denominated other than in U.S. Dollars will be converted into U.S. Dollars at the rate (whether official or otherwise) which KLS, in consultation with the Administrator, deems applicable as at close of business on the relevant valuation day, having regard, among other things, to any premium or discount which they consider may be relevant and to costs of exchange.

IX. CFTC/NFA REQUIRMENTS
As of July 2012, KLS became registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). This Manual sets out certain of the requirements applicable KLS’s business activities as a CPO under the Commodity Exchange Act, as amended, and the regulations of the CFTC and NFA promulgated thereunder.

A.	GENERAL COMPLIANCE OBLIGATIONS

1)
Principals and Associated Persons: Certain individuals and certain entities need to be designated as “Principals” of KLS based on (i) the ability to control KLS’s business activities (regardless of their formal title or financial interest); (ii) the formal title or position with KLS (regardless of their ability to control KLS’s business); and (iii) a direct or indirect financial or ownership interest (10% or more) in KLS. Generally, each individual who is a director, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or in charge of a business unit, division or function subject to regulation by the CFTC, as well as any direct or indirect 10% or more shareholder of KLS, is considered a Principal of KLS.

A company is a Principal either because it is a general partner of a partnership or based on its ownership or financial stake in KLS. Unlike individuals, a company’s status as a Principal based on ownership or capital contribution is determined solely by its direct relationship with KLS. Holding companies that directly own 10% or more of a class of KLS’s stock or directly contribute 10% of KLS’s capital are Principals of KLS. In contrast, a holding company that indirectly owns KLS’s stock or contributes capital is not a Principal.

Certain individuals will need to register as “Associated Persons” (“APs”) of KLS if such persons act in a capacity that involves the solicitation of pool participants or discretionary account clients, or “the supervision of any person or persons so engaged.” An AP is, in effect, anyone who is a marketer/salesperson or who supervises marketers/salespersons for KLS. The registration requirements apply to any person in the supervisory chain-of-command and not only to persons who directly supervise the solicitations of orders, customers or funds. Only those personnel of KLS that are registered as APs may solicit prospective or existing investors or Clients for funds/accounts that trade in commodity interests.

KLS is designated as a Swap Firm because its Clients engage in swaps transactions that are under CFTC jurisdiction. As such, all APs involved with soliciting Investors in the Funds or Clients that engage in swaps transactions must be designated as “Swap Associated Persons.”

Among other things, each individual Principal and AP applicant must electronically file an Individual Application (NFA Form 8-R) with the NFA, submit fingerprint cards, and AP applicants must pass the Series 3 Exam. There are currently no proficiency requirements for Principals.

Any terminations of APs or Principals of KLS must be reported to the NFA within 20 days of the date of termination.

2)
Compliance and Ethics Training: Under NFA Compliance Rule 2-9, ethics training is one of an NFA member’s supervisory obligations. The CFTC has issued a Statement of Acceptable Practices for a firm to meet its ethics training requirements. The NFA ethics training will typically be held as a separate session before or after the firm-wide compliance training which is generally scheduled annually. The NFA ethics training will typically be held in classroom setting at KLS’s offices by power point presentation. Training will be provided by KLS and third party compliance consultants or legal counsel. All Principals and Associated Persons will be required to sign in at the start of ethics training and attest to their attendance at the training by signing a certification with the Chief Compliance Officer. It should be noted that ethics training for Principals and Associated Persons (as defined below) must cover the following items, at a minimum:

▪	An explanation of the applicable laws and regulations, and rules of self-regulatory organizations or contract markets and registered transaction execution facilities;

▪	The AP or Principal’s obligation to the public to observe just and equitable principles of trade;

▪	How to act honestly and fairly and with due skill, care and diligence in the best interest of customers and the integrity of the markets;

▪	How to establish effective supervisory systems and internal controls;

▪	Obtaining and assessing the financial situation and investment experience of customers;

▪	Disclosure of material information to customers; and

▪	Avoidance, proper disclosure and handling of conflicts of interest.

3)	Promotional Materials: Please see the Marketing section herein.

4)
Aggregation and Allocation: It should be noted that the Allocation and Aggregation policies described above are consistent with the “Average Price” allocation methodology that is permitted by the NFA Interpretive Notice 9029 – NFA Compliance Rule 2-10: The Allocation of Bunched Orders for Multiple Accounts. In short, any procedure for the general allocation of trades or the allocation of split and partial fills must be:

▪
    designed to meet the overriding regulatory objective that allocations are non-preferential and are fair and equitable over time, such that no account or group of accounts receive consistently favorable or unfavorable treatment;

▪
    sufficiently objective and specific to permit independent verification of the fairness of the allocations over time and that the allocation methodology was followed for any particular bunched order; and

▪
    timely, in that the NFA member must provide the allocation information to futures commission merchants (“FCMs”) as soon as practicable after the order is filled and, in any event, sufficiently before the end of the trading day to ensure that clearing records identify the ultimate customer for each trade.

As required under IN 9029, Rule 2-10, KLS confirms, on a daily basis, that all its accounts have the correct allocation of contracts, and also analyzes each trading program at least once a quarter to ensure that the allocation method has been fair and equitable (i.e., clients and accounts in the same trading program achieve similar allocation results over time). Allocation fairness over time, rather than trade-by-trade, is the critical element in this evaluation. If materially divergent performance results exist over time among accounts in the same trading program, such results must be shown to be attributable to factors other than KLS’s trade allocation procedures. Applicable CFTC and NFA interpretations have addressed permitted reasons for divergent performance results among accounts in the same trading program. If those results indicate that the allocation method has not been fair and equitable over time, however, KLS will revise its allocation methodology or adopt a different allocation method for application on a prospective basis only. KLS documents its internal audit procedures and results and maintains such procedures and results as firm records, which are subject to review during an NFA audit.

As an “eligible account manager,” KLS is permitted to allocate bunched orders post-execution (no later than the end of the day), in accordance with the following:

▪
Allocations must be made as soon as practicable after the entire transaction is executed, but in any event account managers must provide allocation information to FCMs no later than a time sufficiently before the end of the day the order is executed to ensure that clearing records identify the ultimate customer for each trade;

▪	Allocations must be fair and equitable. No account or group of accounts may receive consistently favorable or unfavorable treatment; and

▪
The allocation methodology must be sufficiently objective and specific to permit independent verification of the fairness of the allocations using that methodology by appropriate regulatory and self-regulatory authorities and by outside auditors.

In accordance with CFTC Reg. 1.35(a-1)(5), if allocating bunched orders post-execution, KLS must maintain and make the following information available to Clients and Investors upon request:

▪	The general nature of the allocation methodology that KLS will use;

▪	Whether accounts in which KLS may have any interest may be included with Client accounts in bunched orders eligible for post-execution allocation; and

▪	Summary or composite data sufficient for that Client or Investor to compare its results with those of other comparable Clients/Investors and, if applicable, any account in which KLS has an interest.

5)
Doing Business with Non-NFA Members: NFA Bylaw 1101 prohibits a member of the NFA from engaging in futures business with, or on behalf of, another person who is: (a) required to be, but is not, registered with the CFTC and a member of the NFA, or (b) suspended from CFTC registration/NFA membership. Therefore, prior to engaging in any futures related business with any person, KLS will ascertain whether such person is required to be registered with the CFTC and a member of the NFA or, if applicable, such person is relying on an exemption from CFTC registration/NFA membership.

In this regard, KLS will take the following steps to determine if a person or entity it is doing business with (including Fund investors and certain of their related persons) is required to be registered with the CFTC and to be an NFA member:

▪
In subscription documents and other relevant documents, KLS will require the person or entity with which it does business to represent that it or certain of its related persons are either (i) registered with the CFTC and a member of the NFA or (ii) exempt from such registration and membership.

▪
KLS will review the NFA’s online Background Affiliation Status Information Center (BASIC) database to verify that such person or entity is CFTC registered and an NFA member or to otherwise verify exemptions from registration and membership relied upon by such persons (and re-verify on an annual basis).

▪
With respect to any entity that represents that it is exempt from such registration and membership and is not a fund of funds (as indicated in its subscription documents or other relevant document), KLS will consider whether the entity’s name or business activities of which KLS is aware, or other factors, suggest that it may be engaged in the futures business and accordingly warrant further inquiry into its exemption status.  Such further inquiry may include a request for organizational or other documents that indicate the business purpose or activities of such entity so that KLS can determine whether such entity engages in transactions in commodity interests.

▪
With respect to any entity that is a fund of funds that represents it is not registered with the CFTC and not a member of the NFA and does not rely on an exemption from such registration and membership, KLS will request additional information from such entity to support such representation.

▪	KLS will document the above reviews and maintain such documentation.

B.	REPORTING REQUIREMENTS RELATED TO CFTC REGISTRATION

(1)
CFTC Rule 4.7 Exemptive Relief from Certain Reporting and Record-Keeping Requirements: KLS currently relies on CFTC Rule 4.7, which provides relief from certain disclosure, periodic reporting and record-keeping requirements applicable to registered CPOs. In order to fully comply with Rule 4.7, KLS will, among other things, ensure that:

(a)
Offering Memoranda Disclosure: The following statement is either prominently disclosed on the cover page of each applicable pool’s offering memoranda, or, if none is provided, immediately above the signature line on the subscription agreement or other document that a prospect must execute to become an investor in the pool:

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH POOLS WHOSE PARTICIPANTS ARE LIMITED TO QUALIFIED ELIGIBLE PERSONS, AN OFFERING MEMORANDUM FOR THIS POOL IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A POOL OR UPON THE ADEQUACY OR ACCURACY OF AN OFFERING MEMORANDUM. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS OFFERING OR ANY OFFERING MEMORANDUM FOR THIS POOL.

(b)
Periodic Reports/Account Statements to Investors: KLS will provide investors in the applicable 4.7 pools with account statements, within 30 calendar days of each quarter-end, which must be presented and computed in accordance with GAAP (although they may be prepared under IFRS in specified cases, upon request) and must include the following items/information:

▪	the Net Asset Value (NAV) of the pool at the end of the period/quarter;

▪	the change in NAV from the end of the previous reporting period/quarter;

▪
the NAV per outstanding unit of participation in the pool as of the end of the reporting period/quarter OR the total value of the investor’s interest or share in the pool as of the end of the reporting period/quarter; and

▪	an oath or affirmation as to their accuracy and completeness.

These account statements may be delivered to Investors electronically provided they have consented to receiving statements in this manner.

(c)
Annual Reports: KLS will file an annual report for each applicable 4.7 pool with the NFA, and provide such report to investors, within 90 calendar days of each pool’s fiscal year-end. Such reports must be presented and computed in accordance with GAAP (although they may be prepared under IFRS in specified cases, upon request) and must include the following items/information:

▪	a Balance Sheet (Statement of Financial Condition) as of the close of the pool’s fiscal year;

▪	a Statement of Income/Loss (Statement of Operations) for that year;

▪	changes in NAV;

▪	a Schedule of Investments (see below for details);

▪	appropriate footnote disclosure and such further material information as may be necessary to make the required statements not misleading;

▪
where the pool is comprised of more than one ownership class or series, information for the series or class on which the financial statements are reporting should be presented in addition to the information presented for the pool as a whole; except that, for a pool that is a series fund structured with a limitation on liability among the different series, the financial statements are not required to include consolidated information for all series;

▪	the pool’s audited financial statements;

▪	certification by an independent CPA; and

▪	the cover page of the Annual Report must state that the report is a report for a Reg. 4.7 pool.

KLS may file an extension request with the NFA if it is determined that meeting the 90-day delivery deadline is not feasible.

The annual reports may be delivered to Investors electronically provided they have consented to receiving statements in this manner.

(d)
Record-Keeping Relief: As noted above the Chief Compliance Officer will supervise the keeping of all records required to be maintained by KLS pursuant to Rule 204-2 of the Advisers Act and applicable CFTC regulations. CFTC Rule 4.7 provides KLS relief from the specific record-keeping requirements of CFTC Rule 4.23 if KLS maintains the reports referenced above, and all books and records prepared in connection with the business of the respective pools and accounts (i.e., records related to Investor and Client qualifications, performance, etc.) are maintained at the main business address of KLS and are available to the NFA (upon audit).

(2)	Performance and Operational Data Reporting

(a)
NFA Form PQR and CFTC Form CPO-PQR (collectively, “PQR Filings”):     Except as provided in paragraph (b) below, each CPO must file NFA Form PQR on a quarterly basis with the NFA, for each pool that it operates within 60 days after the end of the quarters ending in March, June and September, and a year-end report within 90 days of the calendar year-end.

(b)	Each CPO that is required to file CFTC Form CPO-PQR on a quarterly basis will satisfy its NFA Form PQR filing requirements by filing CFTC Form CPO-PQR.

Refer to Appendix J for further details regarding PQR Filings.

(3)	Annual Questionnaires and Updates

(a)
Annual Registration Update/Firm and Disaster Recovery Information Questionnaire: KLS will, at a minimum, complete the Annual Questionnaire within 30 days of registration, and on each anniversary of their NFA membership date.

▪
Firm Information: With respect to firm information, there are questions regarding the number of accounts to which KLS is currently providing advice, whether KLS is engaged in forex activities, the extent to which KLS utilizes advertising (tv/radio, print, internet), and/or whether KLS is registered in another capacity. There is also a question regarding whether KLS has completed the Self-Examination Questionnaire/Checklist (referenced below) within the last 12 months.

▪
DR Information: For purposes of business continuity and disaster recovery, members are required to provide the NFA with the name and contact information for one or two persons that the NFA can contact during an emergency.

(a)
NFA Self-Examination Questionnaire/Checklist: Annually, KLS will complete the NFA Self-Examination Questionnaire/Checklist located on the NFA’s website. After reviewing and completing the annual general questionnaire, the Chief Compliance Officer must sign and date a written attestation stating that the Chief Compliance Officer has reviewed operations in light of the matters covered by the questionnaires.

▪
CPO Questionnaire: The central part of the CPO questionnaire focuses on information related to the commodity pool. Information requested includes: pool trading information, questions on restrictions (if any), forex trading information (if applicable), Securities Futures Product (SFP) trading (if applicable), most recent disclosure document date (if applicable) and whether any exemptions exist, etc.

C.	QUALIFIED ELIGIBLE PERSONS
To remain in compliance with Rule 4.7, KLS must offer interests in the Funds only to qualified eligible persons (“QEPs”). QEPs generally include “qualified purchasers” and “knowledgeable employees,” as those concepts are defined for purposes of the Investment Company Act, non-United States persons and “accredited investors” (within the meaning of the Securities Act) that meet certain portfolio requirements. The Chief Compliance Officer is responsible for ensuring that each Investor represents to the applicable Fund that it is a QEP or otherwise qualifies as a QEP.

X. POLITICAL CONTRIBUTIONS
A.    REPORTING REQUIREMENTS – POLITICAL CONTRIBUTIONS
Advisers Act Rule 206(4)-5 is designed to curtail the influence of “pay to play” practices by investment advisers and their “Covered Associates” with respect to government entities, including all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds. This policy applies to political contributions to incumbents, candidates or successful candidates for elective office of a government entity if the office: (i) is directly or indirectly responsible for the hiring of KLS or (ii) has the authority to appoint any person responsible for the hiring of KLS. In addition, Advisers Act Rule 206(4)-5 defines contributions to include a gift, subscription, loan, advance, deposit of money or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election. In addition, Rule 206(4)-5 contains a two-year look-back for contributions made by new Covered Associates.
Please note that KLS has opted to adopt policies and procedures that are more stringent than the minimum required under the rules. Namely:

•	KLS applies this policy to all Supervised Persons, whether or not they are technically “Covered Associates.”

•
To seek to prevent a Supervised Person from giving a political contribution indirectly that they would otherwise be prohibited from giving directly KLS requires that the pre-clearance requirements noted below apply to a Supervised Person’s spouse (other than a legally separated or divorced spouse) or domestic partner.

•
Although the pay to play rule sets forth certain de minimis thresholds under which a political contribution would be allowed, KLS requires that ALL political contributions be subject to the pre-clearance requirements noted below. Generally, these thresholds are $150 if the Covered Associate is not allowed to vote for the incumbent, candidate or successful candidate or $350 if the Covered Associate is allowed to vote for the incumbents, candidates or successful candidates.

1.	Pre-Clearance
Based on the above, Supervised Persons of KLS must pre-clear with the Chief Compliance Officer ALL political contributions made by the Supervised Person or the Supervised Person’s spouse (other than a legally separated or divorced spouse), or domestic partner. For the avoidance of doubt, the $150 and $350 thresholds are considered total thresholds with respect to political donations made by Covered Associates and their spouse.
This includes contributions to candidates for federal, state, or local office, as well as contributions to political parties and political action committees. It should be noted that Rule 206(4)-5 generally does not cover contributions to federal officials or candidates, though there is an exception if a candidate for federal office currently holds state or local office. The Chief Compliance Officer will determine whether to permit contributions to candidates for federal office upon receiving a pre-clearance request.
Primary and general elections are considered separate elections. Political contributions must be pre-cleared with the Chief Compliance Officer, in advance, via ELF.

2.	Prohibitions
Supervised Persons are expressly prohibited from engaging in the following political contribution activities:

1.	Asking another person, solicitor or political action committee to:

a.	Make a contribution to an elected official (or candidate for the official’s position) who can influence the selection of KLS as an investment adviser; or

b.	Make a payment to a political party of the state or locality where KLS is seeking to provide investment advisory services to such state or local government.
2. Directing or funding political contributions through third parties, such as lawyers or companies affiliated with KLS, if such political contributions would violate this policy if done directly by the Supervised Person.
By way of background, KLS has instituted the above preclearance process so as to avoid any instances whereby political contributions by KLS (including Supervised Persons) could be considered an attempt to influence the award of an investment advisory contract by a government entity. If KLS is ever deemed to have made a political contribution to an elected official who is in a position to influence the selection of KLS as an investment adviser, then KLS may be prohibited from receiving compensation from a government entity for a period of two (2) years following the date of such political contribution. This includes both direct fee compensation (from a separately managed Client) and compensation stemming from a government entity’s investment in one of KLS’s Funds.
As evidenced by the above, the Advisers Act contains rules specifically designed to curtail “pay to play” practices. Supervised Persons should carefully review the relationship between KLS and political parties, candidates, and causes to identify any potential conflicts of interest prior to making political contributions. If you have any question about whether a political contribution raises a conflict of interest that may implicate KLS, you must discuss such contributions with the Chief Compliance Officer PRIOR to making the political contribution.
B.    RECORDKEEPING REQUIREMENTS -- POLITICAL CONTRIBUTIONS
KLS is required to keep records of contributions made by KLS and its Covered Associates to government officials (including candidates), and of payments to state or local political parties and political action committees. KLS’s records of contributions and payments must be listed in chronological order identifying each contributor and recipient, the amounts and dates of each contribution or payment and whether a contribution was subject to rule 206(4)-5’s exception for certain returned contributions. KLS is also required to keep a list of its Covered Associates, and the government entities to which KLS has provided advisory services in the past five years. Similarly, KLS must maintain a list of government entities that invest, or have invested in the past five years, in one of KLS’s Funds. Regardless of whether it currently has a government Client, KLS must also keep a list of the names and business addresses of each regulated person to whom KLS provides or agrees to provide, directly or indirectly, payment to solicit a government entity on its behalf.

XI. REGISTRATION OF INVESTMENT ADVISER REPRESENTATIVES
The Advisers Act generally preempts most state regulation of Supervised Persons of SEC-registered investment advisers. States, however, may require registration of “investment adviser representatives,” which are defined as Supervised Persons (1) who have more than five natural person clients and (2) more than ten percent of whose clients are natural persons (other than “qualified clients” under Advisers Act Rule 205-3). Investment adviser representatives who have a principal place of business in a particular state may have to register as investment adviser representatives in that state by filing Form U-4.

It should be noted that KLS’s Clients are the Funds and separately managed accounts (i.e., not natural persons). Further, no individual Supervised Person of KLS has his or her own “clients.” As such, KLS does not register any of its Supervised Persons as investment adviser representatives, though it will do so in the future if required to do so pursuant to the Advisers Act and relevant state law.

XII. ADVISORY CONTRACTS
Section 205 of the Advisers Act imposes on investment advisers various requirements related to advisory contracts and fees. In addition, the SEC staff has interpreted the antifraud provisions of the Advisers Act as requiring or prohibiting certain clauses in advisory contracts. Accordingly, Supervised Persons are not authorized to execute advisory contracts or amend contractual provisions except upon the prior approval of the Chief Compliance Officer or Managing Partners.
Based on Section 205, related provisions and rules, and SEC staff interpretations, each of KLS's advisory contracts must:

•	Contain a clause stating that KLS cannot assign the advisory contract without the consent of the Fund;

•
Not provide for performance-based compensation, unless investors meet certain conditions, which will be set forth in a subscription agreement. In general, performance-based compensation may be charged to only:

◦	Persons who are not U.S. residents;

◦	Investment funds exempt from registration under Section 3(c)(7) of the Investment Company Act;

◦	Business development companies, subject to certain conditions, including limitations on our total compensation; and

◦	"Qualified Clients," as defined in Rule 205-3 under the Advisers Act.

•	Not contain hedge clauses that may mislead an investor into believing that the investor has waived any right of action;

•	Specify the amount of KLS's fees and the method by which the fees will be calculated; and

•	Not include any condition, stipulation, or provision binding a Client to waive compliance with any provision of the Advisers Act.
In addition, KLS's advisory contracts should incorporate any special consents (and related disclosures) that may be required under the Advisers Act, depending on the brokerage and investment activities engaged in by KLS, such as agency cross transactions, the use of affiliate broker-dealers, and investments in affiliated funds if fees earned through the affiliated funds are not waived.

XIII. SEC EXAMINATIONS
KLS, as a registered investment adviser, expects the SEC to conduct periodic on-site examinations of its operations. The examination may be unannounced or announced, in which case the SEC will likely forward to KLS a list of requested documents for inspection. The examination may last a few days or a few weeks, or longer. During the examination, the SEC staff will likely review KLS’s books and records, speak with various personnel, and perhaps review specific operations at KLS.
When any Supervised Person is notified of an actual or pending SEC examination, the Supervised Person must contact the Chief Compliance Officer as soon as practicable. The Chief Compliance Officer will be responsible for leading the response to the examination, including coordinating the production of documents and interview requests. The Chief Compliance Officer should consider participating in any interviews conducted by the SEC staff with Supervised Persons and complete necessary requests for confidentiality under the Freedom of Information Act or as otherwise required by KLS’s contractual or legal limitations.
Supervised Persons should treat the SEC staff with courtesy and respect and should respond fully, promptly and honestly to all requests and questions. If a Supervised Person has a question as to the propriety of a request or question, the Supervised Person may respond to an SEC examiner by politely stating that the Supervised Person will consult with the Chief Compliance Officer before providing the information. At the conclusion of the examination, the Chief Compliance Officer should consider requesting, and participating in, an exit interview with the SEC staff. The exit interview would provide KLS with an opportunity to address any concerns raised by the Staff, clarify any misunderstandings and, where appropriate, undertake immediate corrective action.
If you have any questions regarding the SEC’s examination process, you should contact the Chief Compliance Officer.

XIV. APPENDICES & FORMS

APPENDIX A: LIST OF CLIENTS
AS OF JANUARY 1, 2015
Funds:

▪	KLS Diversified Fund LP, a limited partnership organized under the laws of the State of Delaware on November 5, 2007.

▪	KLS Diversified Fund Ltd., a Cayman Islands exempted limited company incorporated on May 8, 2008.

▪	It is noted that the above Funds currently invest through a master-feeder structure in KLS Diversified Master Fund LP, a Cayman Islands exempted limited partnership.

▪	KLS Rates Fund LP, a limited partnership organized under the laws of the State of Delaware on May 15, 2012.

▪	KLS Rates Fund Ltd., a Cayman Islands exempted limited company incorporated on May 16, 2012.

▪	It is noted that the above Fund currently invests through a master-feeder structure in KLS Rates Master Fund LP, a Cayman Islands exempted limited partnership incorporated on May 23, 2012.

▪	KLS Credit Opportunities Fund LP, a Delaware limited partnership, incorporated on April 3, 2013.
Managed Accounts:

▪	KLS currently advises six managed accounts.

APPENDIX B: LIST OF ACCESS PERSONS/COVERED ASSOCIATES AND IDENTIFICATION OF ROLES

Full Name	Title (as applicable)	AP	CA	Investment Committee	Portfolio Manager	Trading Personnel	Authorized Representative E = Entry Rights A = Approval Rights R = Release Rights	Mid Office/ Investor Relations
Harry Lengsfield	Managing Partner	X	X	X	X	X	R
Jeffrey Kronthal	Managing Partner	X	X	X	X	X	R
John Steinhardt	Managing Partner	X	X	X	X	X	R
Michael Zarrilli	COO	X	X	X			E*, A*, R	X
Chris Webb		X	X		X	X
Greg Odland		X	X		X	X
Ned Zachar		X	X	X	X	X
Gary Kilberg		X	X	X				X
Tim Quinn	CFO, CCO	X	X				E*, A*, R**	X
Whit Armstrong		X	X		X	X
Alex McNeel		X	X	X	X	X
Andrew Bierbryer		X	X		X	X
Brian O’Hara		X	X		X	X
Chris Miller		X	X		X	X
David Hwang		X	X		X	X
Heath Sroka		X	X		X	X
Hendrik Voigt		X	X		X	X
Karan Chabba		X	X		X	X
Matt Parker		X	X	X	X	X
Brett Lipsky	Controller	X	X				E***	X
Ryan Silva		X	X			X
Lauren Sokolowski		X	X					X
Sean Martin		X	X				E*, A*	X
Jonathan Maniff		X	X					X
David Wachs	IT Director	X	X
Marco Carrera		X	X				E*, A*	X
Michael Tannenbaum		X	X
Adam Weiss		X	X					X
Kit Zhang		X	X					X
Martin Driend		X	X					X
Seidel Lopez		X	X					X
John Laing		X	X			X
Saya Bliss		X	X					X
Aneesh Deshpande		X	X			X
Vankeepuram Srinivasan		X	X
Colman Currie		X	X
Billy Chan		X	X			X
Neilay Mehta		X	X
Kenneth Silver		X	X
Daniel Lee		X	X					X
Nargis Hilal	Deputy Chief Compliance Officer	X	X					X
Gavin Sherman		X	X					X
Stephanie Yan		X	X					X
Robert Zaloom		X	X					X
Xavier Marshall		X	X					X
Alec Buckenheimer		X	X					X
Abhijeet Deshpande		X	X					X
Mark Crawley		X	X			X
Marcos Vivacqua		X	X			X

Entry Rights: These Authorized Representatives may enter wire transfer data, but do not have authority to release/transfer funds.
Approval Rights: These Authorized Representatives may review and approve wire transfers.
Release Rights: These Authorized Representatives have the authority to release/transfer funds, depending on the transaction (as noted in the footnotes below).

*
These individuals have both Entry Rights and Approval Rights with respect to payments to third party vendors. It should be specifically noted that the “Enter” and “Approve” functions/Entry and Approval Rights held by Sean Martin are one step for payments to the JP Morgan operations account. Only the Administrator has Approval Rights with respect to payments for the subscriptions/redemptions account and the 3rd party expense account.

**	Tim Quinn has Release Rights solely with respect to payments to Prime Brokers and Fund accounts.

***	Brett Lipsky has Entry Rights solely with respect to payments for subscriptions and redemptions.

APPENDIX C: LIST OF FATF MEMBERS

FATF Jurisdictions as of January 2015
Argentina	Japan
Australia	Republic of Korea
Austria	Luxembourg
Belgium	Mexico
Brazil	Netherland, Kingdom Of
Canada	New Zealand
China	Norway
Denmark	Portugal
European Commission	Russian Federation
Finland	Singapore
France	Spain
Germany	Sweden
Greece	South Africa
Gulf Co-operation Council	Switzerland
Hong Kong, China	Turkey
Iceland	United Kingdom
India	United States
Ireland	Switzerland
Italy

APPENDIX D: HIGH RISK JURISDICTIONS

High Risk Jurisdictions

Former NCCT	Sanctioned or previously sanctioned by UN/OFAC	High Risk – based on Transparency International + experience/knowledge
Cook Islands	Angola	Algeria	Tanzania
Guatemala	Burma	Anguilla	Thailand
Indonesia	Burundi	Antigua & Barbuda	Tunisia
Nauru	Congo	Azerbaijan	Turkey
Philippines	Croatia	Botswana	Turks & Caicos
	Crimea	Bulgaria	Vanuatu
	Cuba	Cameroon	Venezuela
	Eritrea	Colombia	Vietnam
	Ethiopia	Egypt	Yemen
	Iran	Fiji
	Iraq	French Guiana
	Ivory Coast	French Polynesia
	Liberia	Gabon
	Libya	Ghana
	Nigeria	Guyana
	North Korea	Haiti
	Rwanda	Kazakhstan (Republic of)
	Serbia & Montenegro	Kenya
	Sierra Leone	Macau
	Somalia	Madagascar
	Sudan	Marshall Islands
	Syria	Mongolia
Myanmar
Pakistan
Papua New Guinea
Reunion
Romania
Russia
Samoa
Senegal
South Africa
Sri Lanka
Suriname

APPENDIX E: ADDITIONAL INFORMATION REQUIRED
The following information will generally be provided for Investors in High Risk Jurisdictions or if an Investor’s financial institution is not from a country on the list of FATF Jurisdictions

INVESTOR IDENTIFICATION MATRIX

Natural Persons
Individual subscribers
▪    Copy of passport/drivers license, certified as a true copy of the original document by a suitable certifier;
▪    Address verification of the residential address, either the original or a copy certified as a true copy.

Entities
Limited Partnerships (“LPs”) or Limited Liability Companies (“LLCs”)
▪    Certified true copy of the Certificate of Formation/Incorporation or similar document (e.g. excerpt from the Chamber of Commerce);
▪    Constitutive Documents, certified as true copy (Limited Partnership Agreement or Limited Liability Company/Operating Agreement or similar document), which should contain confirmation of the registered address, otherwise verification of the registered address should be provided from another source, for example an extract from a public registry or other appropriate document;
▪    List of authorized signatories (including sample of signatures);
▪    The name and identity of the general partner/managing member (certified passport copy and address verification);
▪    Where the general partner or managing member is an entity it must be identified in accordance with the requirements set forth in the applicable entity type listed in this document. The individual(s) acting on behalf of such entity must also be identified (certified passport copy and address verification);
▪    A list showing the full name and address of any members or partners of the LLC or LP holding over 10%, accompanied by identity documents (certified passport copy and address verification). Refer to “Pooled Investment Vehicles” where the LLC or LP is a pooled investment vehicle/fund.

Not-for-Profit/Charitable Entities/Foundations
▪    Formation documents, including objectives of the Charitable Entity, which should contain confirmation of the registered address, otherwise verification of the registered address should be provided from another source
▪    List of authorized signatories (including sample of signatures);
▪    Identity documents (certified passport copy and address verification) of the authorized signatories who signed the subscription documents;
▪    List of principles/trustees/officers; their identity documents (certified passport copy and address verification) may be requested.

Listed/publicly held companies on Stock Exchange(s) or their subsidiaries
▪    Evidence that the corporation is quoted on a stock exchange, is the subsidiary of such a quoted corporation, or is regulated (e.g. a Bloomberg or search of the list of corporations listed on the relevant Stock Exchange);
▪    Verification of the registered office address;
▪    A list of directors’ names (e.g. Certificate of Incumbency) and their identity documents (certified true passport copy and address verification) may be requested;
▪    List of authorized signatories (including sample of signatures).

Non-listed/private holding company
▪    List of authorized signatories (including sample of signatures);
▪    Certified true copy of the Certificate of Incorporation or similar document (e.g. Excerpt from the Chamber of Commerce);
▪    Certificate of Good Standing if the company has been in existence for greater than one year (Original or Certified True Copy);
▪    Constitutional documents (Articles of Association, By-Laws, Memorandum of Association), certified as a true copy;
▪    Verification of the registered office address if not included in constitutional documents;
▪    A list of directors’ names and their identity (certified true copy of passport and address verification).
Note:
If the private corporation has a corporate director, information on that corporate director should be provided to determine whether it is subject to regulatory oversight or is fully owned by a regulated company. Otherwise the corporate director must be identified in accordance with the requirements set forth in this document, including identifying any individual directors of that corporation.

Certified true copy of the shareholder register with:
▪    A list showing the full name and address of any shareholders holding 10% or more of the issued share capital of the private corporation;
▪    Identity documents (certified true copy of passport and address verification) for all individual shareholders holding 10% or more of the issued share capital of the private corporation; and
▪    Corporate entities owning >10% of the private company, should provide identification information in accordance with the requirements set forth in this document of individual(s) who are the ultimate beneficial owners (>10% ownership) of the private corporation. Refer to “Pooled Investment Vehicles” where the corporation is a pooled investment vehicle/fund.

Pooled Investment Vehicles
▪    List of authorized signatories (including sample of signatures);
▪    Certified true copy of the certificate of incorporation or similar document;
▪    Constitutional documents (Articles of Association, By-Laws, Memorandum of Association), certified as a true copy;
▪    Verification of the registered office address if not included in constitutional documents;
▪    A list of directors’ names and their identity (certified passport copy and address verification);
▪    A list of shareholders, limited partners or members accompanied by identity documents (certified passport copy and address verification) on any shareholders, limited partners or members holding over 10%. Where the administrator, registrar and transfer agent, general partner or investment manager is subject to regulatory oversight in an Approved Country, the list of shareholders, limited partners or members can be replaced by an AML Letter/Introducers Letter that states that anti-money laundering policies and procedures are in place, which are reasonably designed to verify the identity of its shareholders/ partners/members and their sources of funds, as well as checking against OFAC lists, shell banks etc. (This letter should also include information concerning the regulatory oversight under which the administrator operates and the legislation that is applied to their KYC/AML procedures).

Trust where Trustee = Financial Institution or Trust Co licensed and regulated in an Approved Country or subsidiary thereof
▪    Full name and address of the trustee;
▪    Documentary evidence showing that the trustee is a Financial Institution in an Approved Country, subsidiary thereof or licensed trust company in an Approved Country;
▪    List of authorized signatories of the trustee (including sample of signatures);
▪    Address verification of Trustee;
▪    For subsidiaries: written confirmation (original signed letter) from the ultimate parent company that, without exception, the subsidiary applies substantially similar requirements for identifying customers as the ultimate parent company.

Trust where Trustee = Financial Institution or Trust Co in a NON Approved Jurisdiction
▪    Full name, occupation, business and/or residential address and, where available, telephone and facsimile numbers of the settlor/grantor (if not named in the trust deed or declaration of trust, then the identity of the person(s) who established the trust should be obtained);
▪    A list showing the full name and address of the beneficiaries with a vested interest in the Trust’s assets, and where individuals, their identity documents (certified true passport copy and address verification);
▪    Name and address of the trustee;
▪    A certified copy of the trustee’s license (or equivalent);
▪    Purpose of the trust;
▪    List of authorized signatories of the trustee (including sample of signatures);
▪    A list of directors’ names and their identity documents (certified true passport copy and address verification);
▪    A certified true copy of the Trust Deed or excerpt thereof;
▪    Address verification, if not contained in the trust documents.

Trustee=One or more individuals
▪    Full name, occupation, business and/or residential address and, where available, telephone and facsimile numbers of the settlor/grantor (if not named in the trust deed or declaration of trust, then the identity of the person(s) who established the trust should be obtained);
▪    Name(s) and addresses of the trustee(s);
▪    The identity of the trustee(s) independently verified as per requirements for individuals (certified passport copy and address verification);
▪    A list showing the full name and address of the beneficiaries with a vested interest in the Trust’s assets, and where individuals, their identity documents (certified true passport copy and address verification);
A certified true copy of the Trust Deed or excerpt thereof;
▪    Address verification, if not contained in the trust documents.

Private Foundation (private endowment or foundation that is not a charitable foundation)
▪    Full name, occupation, business and/or residential address and, where available, telephone and facsimile numbers of the Founder of the Foundation;
▪    The identity of the Founder independently verified as per requirements for individuals (certified passport copy and address verification);
▪    Full name and address of the beneficiaries with a vested interest in the Foundation’s assets, and where individuals, their identity documents (certified true passport copy and address verification for individuals);
▪    Certified true copy of the certificate of incorporation or similar document (e.g. excerpt Chamber of Commerce);
▪    A list of directors’ names and their identity (certified true copy of passport and address verification);
▪    List of authorized signatories (including sample of signatures);
▪    Address verification, if not contained in the Foundation documents.

APPENDIX F: FORM OF ANNUAL PRIVACY NOTICE TO CLIENTS AND INVESTORS

This Privacy Notice informs you of the privacy policies of KLS Diversified Asset Management LP and its affiliated investment funds (collectively referred to as “KLS”).

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

As part of your subscription into any fund managed by KLS, you are required to provide KLS with certain non-public personal information, such as the information you provide in the Fund’s subscription documents, in correspondence and conversations with KLS’s representatives and through transactions with KLS. This information may include, but is not limited to, your name, address, social security number, tax identification number, net worth, total assets, income and other financial information necessary to determine required accreditation standards as well as financial sophistication. KLS may use this non-public personal information to provide investment management/advisory services to you, which can include the opening of accounts and other actions necessary to effect advisory transactions. In connection with providing you with such services and effecting client transactions, KLS may provide your personal information to its affiliates (i.e., companies related by common ownership or control) and other firms that assist KLS in providing you with advisory services and effecting client transactions, such as brokers, fund administrators, custodians, transfer agents, banks, accountants, auditors, lawyers and compliance/operational support service providers. KLS requires service providers and other financial institutions to which it discloses your personal information to protect the confidentiality of your non-public information and to use such information only for the purposes for which it was disclosed to them. Even after you redeem your investment, we may continue to share your information as described in this notice.
Federal law gives you the right to limit only:

•	KLS sharing your non-public personal information with its affiliates for their everyday business purposes;

•	KLS sharing your non-public personal information with affiliates so that they can market to you; and

•	KLS sharing your non-public personal information with non-affiliates so that they can market to you.
State laws may provide additional rights to limit sharing.
In order to safeguard your non-public personal information, KLS has adopted the following internal procedures:

(a)	access to non-public personal information is restricted to employees and service providers that need to access such information in order to engage in business activities on behalf of KLS;

(b)	hard-copies of documents containing non-public personal information are kept in a secure environment; and

(c)	electronic files containing non-public personal information are protected via password-protected files, with restricted access.
Additionally, KLS’s disposal of non-public personal information is done in a secure manner. KLS may also provide your non-public personal information in connection with any government or self-regulatory organization request or investigation, or as otherwise required by law.

If you have any questions regarding this Privacy Notice, please contact Timothy Quinn, KLS’s Chief Financial Officer and Chief Compliance Officer, at (212) 905-0858.

APPENDIX G: FORM OF ANNUAL PRIVACY LETTER TO SERVICE PROVIDERS
Privacy Policy Notice

KLS Diversified Asset Management LP (the “Partnership”) takes precautions to maintain the privacy of personal information concerning the Partnership’s current and prospective individual investors. These precautions include the adoption of certain procedures designed to maintain and secure such Investor’s nonpublic personal information from inappropriate disclosure to third parties. Federal regulations require the Partnership to inform investors of this privacy policy.

The Partnership collects nonpublic personal information about its Investors from the following sources:

•	Information the Partnership receives from an investor in these Subscription Documents or other related documents or forms;
•	Information about an investor’s transactions with the Partnership, its affiliates, or others; and
•	Information the Partnership may receive from a consumer reporting agency.

The Partnership does not disclose any nonpublic personal information about its prospective, existing or former investors to anyone, except as permitted by law and regulation.

The Partnership restricts access to nonpublic personal information about its investors to those employees and agents of the Partnership who need to know that information in order to provide services to its investors. The Partnership may also disclose such information to its affiliates and to service providers and financial institutions that provide services to the Partnership. The Partnership will require such third party service providers and financial institutions to protect the confidentiality of the investors’ nonpublic personal information and to use the information only for purposes for which it is disclosed to them. The Partnership maintains physical, electronic, and procedural safeguards that comply with federal standards to safeguard Investors’ nonpublic personal information and which the Partnership believes are adequate to prevent unauthorized disclosure of such information.

If you have any questions concerning this privacy policy, please contact of the Chief Operating Officer at (212) 905-0830.

APPENDIX H: CODE OF ETHICS

KLS Diversified Asset Management LP
CODE OF ETHICS: PERSONAL TRADING & INSIDER TRADING
January 2015

TABLE OF CONTENTS

I.    PERSONAL TRADING BY KLS AND ITS PERSONNEL    3

A.	INTRODUCTION 3

B.	APPLICABILITY OF CODE OF ETHICS 3
C.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES    5
D.    REPORTING REQUIREMENTS    7
E.    EXCEPTIONS FROM REPORTING REQUIREMENTS/ALTERNATIVE
TO QUARTERLY TRANSACTIONS REPORTS    8
F.    PROTECTION OF MATERIAL NON-PUBLIC INFORMATION ABOUT
        SECURITIES INVESTMENT RECOMMENDATIONS    9
G.    ADDITIONAL REQUIREMENTS FOR PERSONAL ACCOUNTS OVER WHICH THE ACCCESS PERSONS HAS “NO DIRECT OR INDIRECT INFLUENCE OR CONTROL”
H    OVERSIGHT OF CODE OF ETHICS    9
I.    COMPLIANCE WITH FEDERAL SECURITIES LAW    10
J.    CONFIDENTIALITY    10
II.    INSIDER TRADING POLICIES AND PROCEDURES    11
A.    INTRODUCTION    11
B.    POLICY STATEMENT ON INSIDER TRADING    11
C.    PROCEDURES TO IMPLEMENT KLS’ POLICY AGAINST INSIDER TRADING    14
D.    SUPERVISORY PROCEDURES OF THE CHIEF COMPLIANCE OFFICER AND
THE MANAGING PARTNERS    16
E.    “WALL CROSSING” PROCEDURES    17
F.    MARKET RUMORS POLICIES AND PROCEDURES    17
G.    INSIDE INFORMATION PRACTICAL REVIEW    19
FORMS    22
FORM 9: REQUEST FOR COPIES OF TRADE CONFIRMATIONS &
    ACCOUNT STATEMENTS    23

I.	PERSONAL TRADING BY KLS AND ITS PERSONNEL

A.	INTRODUCTION
High ethical standards are essential for the success of KLS Diversified Asset Management LP (“KLS”) and to maintain the confidence of its clients. KLS and its Managing Partners are of the view that the long-term business interests are best served by adherence to the principle that the Clients’ interests come first. KLS has a fiduciary duty to the Clients it manages, which requires individuals associated with KLS to act solely for the benefit of the Clients. Potential conflicts of interest may arise in connection with the personal trading activities of individuals associated with investment adviser firms. In recognition of KLS’s fiduciary obligations to the Clients and KLS’s desire to maintain its high ethical standards, KLS has adopted this Code of Ethics (the “Code”) containing provisions designed to seek to: (i) prevent improper personal trading by Access Persons; (ii) prevent improper use of material, non-public information about securities recommendations made by KLS or securities holdings of the Clients; (iii) identify conflicts of interest; and (iv) provide a means to resolve any actual or potential conflict in favor of the Clients.
KLS’s goal is to allow its Access Persons to engage in certain personal securities transactions while protecting the Clients, KLS and its Access Persons. It should be noted that Access Persons are required to obtain pre-clearance from the Pre-Clearance Group (as defined below) prior to engaging in any and all transactions in Reportable Securities. By implementing this restriction while allowing personal trading, KLS believes that its Clients, KLS and its Access Persons are preventing the appearance of actual or potential conflicts of interests. While it is impossible to define all situations that might pose such a risk, this Code is designed to address those circumstances where such risks are likely to arise.
Adherence to the Code and the related restrictions on personal investing is considered a basic condition of employment for all employees and Access Persons of KLS. If there is any doubt as to the propriety of any activity, employees should consult with the Chief Compliance Officer, who may consult with and rely upon the advice of KLS’s outside legal counsel or outside compliance consultants.
All Access Persons are required to acknowledge, in writing, that they have read and understand this Code of Ethics by providing the Chief Compliance Officer with an executed form of the acknowledgment contained on ELF. Access Persons will be requested to re-execute the acknowledgment on an annual basis and/or when changes are made to the Code of Ethics. Please note that all forms and reports noted in this Code of Ethics are submitted via ELF.
Any defined term used but not defined herein shall have the meaning ascribed to it in the Manual. For the avoidance of doubt, and as stated in the Manual, all references to the responsibilities of the Chief Compliance Officer under the Manual and this Code include persons to whom the Chief Compliance Officer has designated his or her responsibilities to, including but not limited to the Managing Partners, partners, employees of KLS and third party compliance consultants (as applicable).

B.	APPLICABILITY OF CODE OF ETHICS
This Code is applicable to all “supervised persons” of KLS. As of the date of this Code, all “supervised persons” are also partners or employees of KLS (although it is possible that non-employees could be deemed “supervised persons” of KLS). As noted in the Manual all employees are deemed Access Persons under this code.

(1)	Personal Accounts of Access Persons
This Code applies to all Personal Accounts of all Access Persons where Reportable Securities are held.
As stated in the Manual, a Personal Account is defined as an account maintained by or for:

(a)	The Access Person;

(b)	Access Person’s spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

(c)	Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

(d)
Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

(e)	Any trust or other arrangement which names the Access Person as a beneficiary; and

(f)
Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

Upon receipt of this Manual, each Access Person will be required to provide a comprehensive list of all Personal Accounts to KLS’s Chief Compliance Officer.

(2)	Access Person as Trustee
A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

(a)
Personal Accounts of Other Access Persons. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.

(b)
Solicitors/Consultants. Non-employee Solicitors or consultants are not subject to this Code of Ethics unless the Solicitor/consultant, as part of his or her duties on behalf of KLS, (i) makes or participates in the making of investment recommendations for the Clients, or (ii) obtains information on recommended investments for the Clients.

(c)	Client Accounts. A client account includes any account managed by KLS which is not a Personal Account.

(3)	Definition of Reportable Security
All security transactions in Reportable Securities are subject to pre-clearance requirements and other restrictions, as described below. If an Access Person is uncertain whether a particular investment may be restricted or subject to pre-approval requirements he or she should consult with the Chief Compliance Officer, Chief Operating Officer or the Managing Partners. Access Persons should note that KLS has created its own definition of “Reportable Security” that is more restrictive that the definition provided by the SEC in Advisers Act Rule 204A-1 (as KLS is of the view that it is appropriate for the investment activities of KLS). It should be specifically noted that the definition adopted by KLS is controlling.
As stated in the Manual, a “Reportable Security” is any financial instrument that is known as a security, including but not limited to:

(d)	securities of any issuer whose securities are held by any Client portfolio managed by KLS or in which KLS is considering investing on behalf of a Client;

(e)	securities that are listed on KLS’s Restricted List or Holding list;

(f)
fixed income credit products, including without limitation, money market instruments, United States Treasuries, repurchase agreements, high-grade credit instruments, high-yield credit instruments, sovereign debt, credit derivatives and leveraged loans;

(g)
shares issued by exchange-traded funds (“ETFs”), regardless of whether the ETF tracks a broad-based market index, and regardless of whether the ETF is open-end or closed-end, are considered Reportable Securities under this Code;

(h)	investments in IPOs and limited offerings (which include private or restricted offerings);

(i)
investments in fixed income hedge funds, excluding (1) any private investment funds managed by KLS and (2) any interest in a fixed income hedge fund held by an Access Person on the date he or she first became an Access Person (such hedge funds, “Pre-Owned Funds”), provided that such Access Person may not acquire any additional interests in such Pre-Owned Funds while an Access Person without the pre-approval of the Chief Compliance Officer; provided, further, that the approval of the Chief Compliance Officer will not be required for the withdrawal by such Access Person from such Pre-Owned Fund;

(j)	municipal bonds;

(k)	shares issued by registered open-ended funds; and

(l)	shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds.
For the avoidance of doubt, the following items are NOT considered Reportable Securities, and therefore are not subject to the pre-clearance or reporting requirements herein:

(a)	cash;

(b)	money market funds; and

(c)	cash equivalents.

C.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

(1)	General
It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of this Code of Ethics.

(2)	Holdings List and Restricted List
As deemed necessary by the Chief Compliance Officer and/or the Managing Partners, KLS will maintain a “Restricted List” and a “Holdings List”. No Access Person may make or dispose of (or cause another person to make or dispose of) any security on the Restricted List or the Holding List for his or her Personal Account. Both the Holdings List and the Restricted List will be made readily available to all Access Persons on a regular basis.

(a)	Holdings List: Issuers on the Holdings List will include the issuers of securities that the Funds currently hold or are considering holding.

(b)
Restricted List: Issuers on the “Restricted List” will include the issuers of securities about which KLS has come into contact with material non-public information, although it should be noted that the Chief Compliance Officer and/or the Managing Partners have the discretion to add any other issuers to the Restricted List (including issuers of securities that the Funds may hold in the future) as the Chief Compliance Officer and/or the Managing Partners deems appropriate. It should be noted that as a general rule, whenever an issuer’s security is on the Restricted List, all securities of such issuer should be considered and treated as being on the Restricted List (including common stock, preferred stock, convertible debt, debt and options).

(c)	Please see Section C.5 of KLS’s Insider Trading Policies and Procedures for additional information regarding the Restricted List.

(3)	Pre-clearance of Transactions in Personal Accounts:
All security transactions in Reportable Securities are subject to pre-clearance requirements and other restrictions, as described below. An Access Person must obtain the prior written approval of the Chief Compliance Officer and/or the Chief Operating Officer and one of the Managing Partners (referred to as the “Pre-Clearance Group”) prior to the direct or indirect purchase or sale of a Reportable Security in a Personal Account. The Pre-Clearance Group (which may consult with and rely upon the advice of KLS’s outside compliance consultants and/or outside legal counsel) will determine whether approval should be given.

(a)	Access Persons should also note the following pre-clearance approval guidelines to be followed by the Pre-Clearance Group:

(i)
Each Access Person generally is prohibited from trading in any Reportable Security on the same day that such Access Person knows such Reportable Security was traded or would be traded on behalf of a Client, and, accordingly, each Access Person is NOT permitted to submit a pre-clearance request to engage in any transaction in a Reportable Security that such Access Person knows was traded (or would be traded) on the day of the submission of the pre-clearance request.

(ii)
Each Access Person will be required to represent that he or she does not know of any pending trades or know that an investment recommendation will be made by KLS with respect to a Reportable Security for which the Access Person is submitting a Pre-Clearance request.

A request for pre-clearance must be made via ELF in advance of the contemplated transaction in the Reportable Security(ies). All approved trades must be executed no later than 5:00pm EST on the business day following the date that the preclearance is granted, subject to waiver by the Pre-Clearance Group.

(4)	Exceptions to Pre-Clearance Requirements

(a)
Any transactions in Personal Accounts where the Access Person has no direct or indirect influence or control     (however, note additional responsibilities associated with such Personal Accounts in Section G below);

(b)	Certain family or blind trusts;

(c)	Transactions pursuant to automatic reinvestment plans, e.g., dividend reinvestment plans;

(d)	Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities; and

(e)	Options exercised against the access person who has written the options.
Notwithstanding any exceptions to the pre-clearance requirements set forth above, all Access Persons must obtain pre-clearance prior to, directly or indirectly, acquiring Beneficial Ownership in any security in an IPO or limited offering (which includes private or restricted offerings).

(5)	Holding Period
To the extent that an Access Person was granted approval from the Pre-Clearance Group to purchase a particular Reportable Security, such Access Person must generally hold the Reportable Security for 180 calendar days before selling such Reportable Security, subject to the approval of the Pre-Clearance Group. However, it should be noted that, from time to time, certain exceptions to the 180 calendar day holding period may be granted for Access Persons, subject to the approval of the Pre-Clearance Group. Prior to granting an exception, the Pre-Clearance Group will review the trade to determine whether it presents a conflict of interest for any Client and will deny the application if a conflict of interest is present. In making such a determination, the Pre-Clearance Group may consult with and rely upon the advice of KLS’s outside compliance consultants and/or outside legal counsel.

(6)	KLS 401K Plan – Mass Mutual (Individual Account Access) (the “401K Plan”)
For convenience, securities transactions in mutual fund investments in the 401K Plan (“Plan Securities”) have received (and as such Plan Securities change, may in the future receive) pre-approval by the Pre-Clearance Group. For a list of Plan Securities, please see the Chief Compliance Officer.  It should be noted that 401K Plan accounts must still be reported in ELF as a Personal Account and adhere to the Reporting Requirements discussed below (including Initial Holdings Reports, Annual Holdings Reports and Quarterly Transactions Reports) and transactions in Plan Securities are subject to the Holding Period discussed above.

Note that the aforementioned exception from trading pre-approval does not apply to any Charles Schwab “Self-Directed Brokerage Account” option (“Self-Directed Accounts”). Self-Directed Accounts must adhere to the pre-clearance process for transactions in Personal Accounts described above.

D.	REPORTING REQUIREMENTS
All Access Persons are required to submit to the Chief Compliance Officer (subject to the applicable provisions of Section 0 below) the following reports (please note that all reports herein may be submitted via ELF):

(1)	List of Personal Accounts
Access Persons are required to provide the Chief Compliance Officer with a list of Personal Accounts when submitting their Initial Holdings Report. Access Persons will keep this list current by disclosing new accounts in the Quarterly Transaction Report. For each Personal Account, the Access Person must disclose the following information:

(d)	Brokerage account name (and each bank account used which is substantially the same as a brokerage account);

(e)	Account number; and

(f)	Name of each firm through which securities transactions are directed with respect to all accounts in which the Access Person may have Beneficial Ownership.

(g)	Access Persons should use the form provided via ELF to disclose such information.

(2)	Initial Holdings Reports
Access Persons are required to provide the Chief Compliance Officer with an Initial Holdings Report within 10 days of the date that such person became an Access Person (it is noted that employees that started prior to adoption of this Manual will be deemed to have become Access Persons on the date of the adoption of this Manual) that meets the following requirements:

(d)	Must disclose all of the Access Person’s current securities holdings with the following content for each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership:

(i)	title and type of security and, as applicable, exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security.

(e)	Must disclose the name of any broker, dealer or bank with which the Access Person maintains a Personal Account.

(f)	Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date of submission.

(g)	The date upon which the report was submitted.
Access Persons should use the form of Initial Holdings Report contained onELF..

(3)	Annual Holdings Reports
Subject to the applicable provisions of Section 0 below, Access Persons must also provide Annual Holdings Reports of all current Reportable Securities holdings at least once during each 12 month period (the “Annual Holdings Certification Date”). For purposes of this Code, the Annual Holdings Certification Date is July 1 of each year. From a content perspective, such Annual Holdings Reports must comply with the requirements of Personal Accounts and Initial Holdings Reports contained in (1) and (2) above. Access Persons should use the form of Annual Holdings Report contained on ELF.

(4)	Quarterly Transaction Reports
Subject to the applicable provisions of Section E below, Access Persons must also provide Quarterly Transaction Reports for each transaction in a Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership. Such Quarterly Transaction Reports must meet the following requirements:

(f)	Content Requirements – Quarterly Transaction Report must include the following information about each transaction involving a Reportable Security:

◦	date of transaction;

◦	title of Reportable Security;

◦	ticker symbol or CUSIP number of Reportable Security (as applicable);

◦	interest rate and maturity rate (if applicable);

◦	number of shares (if applicable);

◦	principal amount of Reportable Security (if applicable);

◦	nature of transaction (i.e., purchase or sale);

◦	price of Reportable Security at which the transaction was effected;

◦	the name of broker, dealer or bank through which the transaction was effected; and

◦	date upon which the Access Person submitted the report.

(g)	Timing Requirements – Subject to Section 0 below, Access Persons must submit a Quarterly Transaction Report no later than 30 days after the end of each quarter.
Access Persons should use the form of Quarterly Transaction Report provided on ELF to this Code of Ethics, subject to the applicable provisions of Section 0 below.
Access Persons are cautioned that under the federal securities laws, a wide variety of indirect interests, or accounts over which Access Persons may exercise direct or indirect control or influence, may constitute Beneficial Ownership. The concept of Beneficial Ownership is broadly interpreted and includes, among other things, securities held by an Access Person’s immediate family members sharing the same household and those unrelated persons with whom the individual is cohabitating and has a close personal relationship (such as a significant other or domestic partner).  In case of any doubt or uncertainty, Access Persons should discuss the applicability of these rules with the Chief Compliance Officer.

E.	EXCEPTIONS FROM REPORTING REQUIREMENTS/ALTERNATIVE TO QUARTERLY TRANSACTION REPORTS
This Section 0 sets forth exceptions from the reporting requirements of Section D of this Code. All other requirements will continue to apply to any holding or transaction exempted from reporting pursuant to this Section 0. Accordingly, the following transactions will be exempt only from the reporting requirements of Section D:

(a)
No Initial Holdings Report, Annual Holdings Report or Quarterly Transaction Report is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control (however, note additional responsibilities associated with such Personal Accounts in Section G below);

(b)
Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan, e.g., dividend reinvestment plans (although holdings need to be included on Initial and Annual Holdings Reports);

(c)
Quarterly Transaction Reports are not required to be submitted with respect to purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities (although holdings need to be included on Initial and Annual Holdings Reports);

(d)
Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirm or account statements (whether in hard copy or electronic) that an Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirm or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

(i)	Access Persons that would like to avail themselves of this exemption should:

(1)	Ensure that the content of such broker confirms or account statements meet the content required for Quarterly Transaction Review Reports set forth in Section D above;

(2)	Inform the Chief Compliance Officer that you would like to avail yourself of this reporting option and provide the Chief Compliance Officer with the following for each of your Personal Accounts:

•	name of institution;

•	address of institution;

•	name of contact at institution;

•	identification numbers for Personal Accounts held at institution; and

•	name of Personal Accounts held at institution.

(3)	The Access Person or the Chief Compliance Officer will then send the form of letter attached to the Code to the institution in question.

F.	PROTECTION OF MATERIAL NON-PUBLIC INFORMATION ABOUT SECURITIES/ INVESTMENT RECOMMENDATIONS
In addition to other provisions of the Code and the Manual (including the Insider Trading Procedures herein), Access Persons should note that KLS has a duty to safeguard material, non-public information about securities/investment recommendations provided to (or made on behalf of) the Funds. As such, Access Persons generally should not share such information outside of KLS. Notwithstanding the foregoing, Access Persons and KLS may provide such information to persons or entities providing services to KLS or the Funds where such information is required to effectively provide the services in question. Examples of such persons or entities are:

•	brokers;

•	accountants or accounting support service firms;

•	custodians;

•	transfer agents;

•	bankers; and

•	lawyers.
If there are any questions about the sharing of material, non-public information about securities/investment recommendations made by KLS, please see the Chief Compliance Officer, who may consult with and rely upon the advice of KLS’s outside compliance consultants and/or outside legal counsel as needed.

G.	ADDITIONAL REQUIREMENTS FOR PERSONAL ACCOUNTS OVER WHICH THE ACCESS PERSON HAS “NO DIRECT OR INDIRECT INFLUENCE OR CONTROL”
KLS requires additional procedures with respect to Personal Accounts over which an Access Person has no direct or indirect influence or control. Specifically, KLS has determined that the fact that an Access Person provides a trustee or third party manager discretionary investment authority over his or her Personal Accounts, by itself, is insufficient for KLS to reasonably believe that the Access Person has no direct or indirect influence or control for purposes of relying on the exemption.
Typically these Personal Accounts include, but are not limited to, trusts and third-party discretionary accounts. With respect to such accounts, KLS will obtain at least annual certifications from each of the Access Person and the Access Persons’ third party manager or trustee representing that the Access Person has “no direct or indirect influence or control” which means that the Access Person does not:

•	suggest to anyone that a particular purchase or sale of securities be made for the Personal Account(s);

•	direct anyone to make any particular purchases or sales of securiites for the Personal Account(s); or

•	consult with anyone as to the particular allocation of investments to be made in the Personal Account(s).
In addition, at the time of certification, KLS will require additional information about the Access Persons trustee or third-party manager relationship (independent professional vs. friend or relative; unaffiliated vs. firm).
From time to time, KLS may request reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to the Code, absence reliance on the reporting exception.

H.	OVERSIGHT OF CODE OF ETHICS

(1)	Reporting
Any situation that may involve a conflict of interest or other possible violation of this Code of Ethics must be promptly reported to the Chief Compliance Officer who must report it to the Managing Partners.

(2)	Review of Transactions
Each Access Person’s transactions in her/her Personal Accounts may be reviewed (either by the Chief Compliance Officer or Designated Person) on an as-needed basis and compared to transactions entered into by KLS on behalf of its Clients.
Any transactions that are believed to be a violation of this Code of Ethics should be reported promptly to the Chief Compliance Officer.

(3)	Sanctions
The Managing Partners of KLS, at their discretion, will consider reports made pursuant to G(1) above and upon determining that a violation of this Code has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law (as may be advised by outside legal counsel or other advisors). These sanctions may include, among other things, disgorgement of profits, fines, suspension or termination of employment with KLS, or criminal or civil penalties.

I.	COMPLIANCE WITH FEDERAL SECURITIES LAW
All employees are required to comply with applicable Federal securities laws. Failure to adhere to Federal securities laws could expose an employee to sanctions imposed by KLS, the SEC or law enforcement officials. These sanctions may include, among others, disgorgement of profits, suspension or termination of employment by KLS, or criminal or civil penalties. If there is any doubt as to whether a Federal securities law applies, employees should consult the Chief Compliance Officer, who may consult with and rely upon the advice of KLS’s outside compliance consultants and/or outside legal counsel.

J.	CONFIDENTIALITY
All reports of securities transactions and any other information filed pursuant to this Code will be treated as confidential to the extent permitted by law.

II.	INSIDER TRADING POLICIES & PROCEDURES

A.	INTRODUCTION
KLS has designed written policies and procedures to reasonably enforce and prevent misuse of material, non-public information. KLS’s policies with respect to insider trading are set forth below.

B.	POLICY STATEMENT ON INSIDER TRADING
KLS forbids any employee from trading, either personally or on behalf of others, including Funds, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading.” KLS’s policy applies to every employee and extends to activities within and outside their duties at KLS’s principal office. Every employee must read and retain this policy statement. Any questions regarding this policy statement should be referred to the Chief Compliance Officer, who is responsible for monitoring this policy statement and the procedures established therein.
The term “insider trading” is not defined in the federal securities laws, but generally is used to refer (including Exchange Act Rule 10b-5) to the use of material non-public information to trade in securities (whether or not one is an “insider”) or to communications of material non-public information to others.
While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(a)	trading by an insider, while in possession of material non-public information; or

(b)
trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

(c)	communicating material non-public information to others.
The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, any employee has any questions they should consult the Chief Compliance Officer.

(1)	Who is an Insider?
The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, KLS may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

(2)	What is Material Information?
Trading on insider information is not a basis for liability unless the information is material. “Material information” generally is defined as (i) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, (ii) information that, if publicly disclosed, is reasonably certain to have a substantial effect on the price of a company’s securities, or (iii) information that could cause insiders to change their trading patterns.
Information that employees should consider material includes, but is not limited to:

•	dividend changes or changes in dividend policies;

•	the likelihood of a tender offer;

•	earnings estimates (or results);

•	changes in previously released earnings estimates;

•	significant merger or acquisition proposals or agreements;

•	major litigation;

•	liquidity problems;

•	significant new products, services or contracts; and

•	extraordinary management developments.
Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S., 18 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

(3)	What is Non-Public Information?
Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public. In addition, if information is being disseminated to traders generally by brokers or institutional analysts, such information would be considered public unless there is a reasonable basis to believe that such information came from a corporate insider or is otherwise confidential.
The Chief Compliance Officer, in consultation with the Managing Partners and outside counsel as deemed necessary, in his or her reasonable discretion will make any determination regarding whether information is considered public. No inside information in the possession of any employee of KLS will be deemed to have become public prior to the Chief Compliance Officer’s determination.

(4)	What is a Duty of Trust or Confidence?
Exchange Act Rule 10b5-2 sets forth a non-exclusive list of three situations in which a person has a duty of trust or confidence deriving from a personal or family relationship for purposes of the “misappropriation” theory of insider trading liability (see below). The three listed situations in which a person receives material non-public information in violation of a duty of trust or confidence are:

(e)	whenever a person agrees to maintain information in confidence;

(f)
when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain the confidentiality of the information (this is a facts and circumstances test based on the expectation of the parties in light of their overall relationship); and

(g)	when a person receives or obtains material non-public information from certain enumerated close family members: spouses, parents, children, and siblings.
Employees of KLS should be aware of the fact that this list in non-exclusive. In other words there are many other types of relationships, business and other, from which a duty of trust or confidence may be inferred. When a person reveals material non-public information received as a result of a relationship that gives rise to a duty of trust or confidence, that person violates that duty and the revealed information may be deemed to have been “misappropriated” for purposes of the misappropriation theory of insider trading liability.

(5)	Basis for Liability

(a)	Fidu ciary Duty Theory
The Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material non-public information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).
In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants); or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his or her fiduciary duty to the company’s shareholders.
However, in the “tippee” situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

(b)	Misappropriation Theory
Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra the Court found that a columnist defrauded the Wall Street Journal when he stole information from the Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory could be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory. Note that the SEC has demonstrated an expansive stance on what constitutes an agreement to maintain confidentiality including agreeing to maintain confidentiality of material, non-public information (through non-disclosure agreement or otherwise) or a pattern of sharing confidences based on the parties’ mutual understanding that information discussed would not be disclosed or used by either party.

(6)	Penalties for Insider Trading
Any violation of this policy statement can be expected to result in serious sanctions by KLS, including dismissal of the persons involved.
Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

(a)	civil injunctions;

(b)	treble damages;

(c)	disgorgement of profits;

(d)	jail sentences;

(e)	fines for the person who committed the violation of up to three times the profit gain or loss avoided, whether or not the person actually benefited; and

(f)	fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

C.	PROCEDURES TO IMPLEMENT KLS’ POLICY AGAINST INSIDER TRADING
The following procedures have been established to aid employees in avoiding insider trading, and to aid KLS in preventing, detecting and imposing sanctions against insider trading. Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Chief Compliance Officer. Please also refer to the Inside Information Practical Review in Section G below.

(1)	Identifying Insider Information

(a)	Before engaging in personal trading and trading for Funds in the securities of a company about which you may have potential inside information, the following questions should be asked:

(i)
Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed? Is this information which could cause investors to change their trading habits?

(ii)
Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, the Wall Street Journal or other publications of general circulation?

(iii)
If, after consideration of (i) and (ii) above, there is a possibility that the information could be material and non-public, or if there are questions as to whether the information is material and non-public, the following steps should be taken:

(1)	The matter should be reported immediately to the Chief Compliance Officer.

(2)	The securities should not be purchased personally or on behalf of a Fund.

(3)	The information should not be communicated inside or outside KLS, other than to the Chief Compliance Officer.

(4)
After the Chief Compliance Officer has reviewed the issue or consulted with counsel (as appropriate), the prohibitions against trading and communication will be continued, or trading and communication of the information will be permitted.

(2)	Monitoring of Personal Securities Trading and Front Running
All Access Persons are subject to strict reporting and pre-clearance requirements with respect to personal securities transactions.
It should be noted that to the extent the Chief Compliance Officer reasonably believes that a member of the investment team has been exposed to “inside information” with respect to a particular security, the issuer of such security will be put on the Restricted List and no employee should trade in such security either on behalf of the Funds or in his or her own personal account.
Misappropriation of confidential information includes “front-running” a trade or investment made by KLS on behalf of a Client account. “Front-running” is taking a long or short position with knowledge that such position or a similar position will soon be taken by KLS on behalf of a Client account. The effect of such transaction is to take advantage of material non-public information that can reasonably be expected to have an immediate and favorable impact on the front-running transaction and may be the misuse of inside information. In addition, front-running may have the effect of increasing the cost, or decreasing the selling price, of the position to the Client account, and thus constitutes a conflict of interest and is prohibited. Any employee who violates KLS’s policy on insider trading or front-running will be subject to immediate disciplinary action, including the possibility of suspension or discharge from KLS.
The Chief Compliance Officer will periodically review the trading activities of all Access Persons, including any proprietary or discretionary accounts held by such persons against: (i) the Restricted List for any potential misuse of material, non-public information and (ii) the Holdings List to detect any potential front-running. All insider trading and front-running monitoring activities will be properly documented for KLS’s compliance files.

(3)	Restricting Access to Material Non-Public Information
If an employee is in possession of information that he or she has identified as material and non-public such information may not be communicated to anyone, including persons within KLS, except as provided in the Insider Trading Policies and Procedures. KLS is establishing this policy to help avoid conflicts, appearances of impropriety, and the misuse of confidential, proprietary information. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

(4)	Resolving Issues Concerning Insider Trading
If after consideration of the items set forth in the Insider Trading Policies and Procedures, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

(5)	Restricted List
Employees are prohibited from trading or recommending a trade on the basis of material, non-public information. As noted above, KLS has implemented and maintains a “Restricted List” of issuers about which KLS or an employee has (or may be deemed to have) material, non-public information. The Restricted List will include issuers of securities about which a KLS employee has come into contact with material non-public information in the context of his or her current employment at KLS, as well as in connection with such employee’s previous employment. Prior to the commencement of the employment of a new employee at KLS, the Chief Compliance Officer will discuss with the prospective employee whether the employee might have previously come into contact with material non-public information regarding an issuer and will determine, in consultation with outside counsel and/or third party compliance consultants as deemed necessary, whether such issuer should be added to the Restricted List.
Issuers and securities may be placed on the Restricted List for a variety of reasons, including:

(c)
Receipt of material non-public information. If the Chief Compliance Officer has determined that information received by KLS, an employee or agent constitutes material non-public information, the Chief Compliance Officer will prohibit trading in the issuer as described above. Such issuers will be placed on the Restricted List and may be removed if the Chief Compliance Officer determines that a “cleansing event” has occurred (e.g., the information becomes public, such as through a public filing).

(d)
Private Equity and Confidentiality Agreements. Although not expected, KLS may sign confidentiality agreements with a public issuer and therefore learn material non-public information. At such time, the issuer will be placed on the Restricted List and trading in such issuer will be prohibited until the issuer is removed from the Restricted List (as indicated above, removal will occur when the Chief Compliance Officer determines that a “cleansing event” has occurred).

(e)
Service on a Board of Directors. If an employee serves on the board of directors of a public company or serves as an executive officer of such a company, that company will be placed on the Restricted List and will remain on the Restricted List until the director or officer ceases to be a director or officer, as the case may be, and a sufficient time has elapsed (as determined by the Chief Compliance Officer). Transactions in a company on the Restricted List for this reason will be prohibited unless the Chief Compliance Officer grants prior written approval to do so. The Chief Compliance Officer will only grant such approval in cases where it is determined that that neither KLS nor any employee is in possession of material non-public information at the time of the transaction.

The Restricted List is confidential. Accordingly, employees are not permitted to disclose that an issuer or security is on the Restricted List to any third party. In addition, the details regarding why an issuer was added to or removed from the Restricted List will not be disclosed to any employee who does not have a “need to know” such information.

D.	SUPERVISORY PROCEDURES OF THE CHIEF COMPLIANCE OFFICER AND THE MANAGING PARTNERS
The roles of the Chief Compliance Officer and the Managing Partners are critical to the implementation and maintenance of KLS’s policies and procedures against insider trading. Supervisory procedures can be divided into two classifications: prevention of insider trading and detection of insider trading.

(1)	Prevention of Insider Trading.
To help prevent insider trading, the Chief Compliance Officer will:

(b)	familiarize all new Access Persons with KLS’s policies and procedures;

(c)	answer questions regarding KLS’s policies and procedures;

(d)	resolve issues of whether information received by an Access Person is material and nonpublic (if necessary contact KLS’s outside counsel for guidance);

(e)	review at least annually, and update as necessary, KLS’s policies and procedures;

(f)
when it has been determined that an Access Person possesses material nonpublic information, implement measures to prevent dissemination of such information and, if necessary, restrict Access Person from trading in the affected securities;

(g)
ensure that all service contracts with any solicitor, broker dealer, and/or third party service providers are reviewed and approved in writing (which includes email) by one of the Managing Partners and/or the Chief Operating Officer; and

(h)	promptly review each request by an Access Person for clearance to trade in specified equity securities or corporate debt securities.

(2)	Detection of Insider Trading.
To help detect insider trading (and to monitor against front-running), the Chief Compliance Officer will:

(a)	review all brokerage statements submitted with respect to each Access Person;

(b)	review the trading activity of the Funds; and

(c)	compare such statements with such activity reports to determine the existence (or absence) of any suspicious personal trading patterns.

E.	“WALL CROSSING” PROCEDURES
KLS has designed written procedures to address the specific situation where KLS voluntarily and knowingly agrees to receive material non-public information, or “cross the wall”, with respect to a particular company. KLS’s procedures with respect to “wall crossing” are set forth below.
If an employee receives a call from an investment bank or other third party inquiring as to whether KLS would like to be “wall crossed” on a certain security (i.e., receive material non-public info about the security), the following steps should be taken:

(a)	The call should be directed to one of the Portfolio Managers.

(b)	A Portfolio Manager may listen to a general “scripted” overview of the information that does not disclose the name of the issuer or any other material non-public information.

(c)	The Portfolio Manager should immediately contact the Managing Partners or the Chief Operating Officer to discuss whether KLS can cross the wall in that situation.

(d)
If the Managing Partners or the Chief Operating Officer decide to cross the wall and receive material non-public information regarding an issuer, one of the Managing Partners must immediately contact the Chief Compliance Officer with the name of the issuer.

(e)	The Chief Compliance Officer will put the issuer on the Restricted List and no Access Person may trade in such security either on behalf of the Funds or in his or her own personal account.

(f)
The Chief Compliance Officer will determine (upon consultation with outside counsel and/or KLS’s outside compliance consultants, to the extent the Chief Compliance Officer deems necessary) whether an issuer may be removed from the Restricted List.

(g)
The Chief Compliance Officer will maintain a file containing the name of each issuer that is currently or previously was on KLS’s Restricted List as well as the date and the reason why the issuer was added to the Restricted List. If an issuer is later removed from the Restricted List, the Chief Compliance Officer will document the date and the reason why the issuer was removed from the Restricted List.

F.	MARKET RUMORS POLICIES AND PROCEDURES
KLS has designed written policies and procedures to reasonably seek to prevent market manipulation by the spreading of false market rumors, broadly defined as rumors about a security that are of a sensational character which might reasonably be expected to affect market conditions of the security on the relevant exchange or listing market. KLS’s policies with respect to market rumors are set forth below.

(1)	Policy Statement on Market Rumors
KLS forbids any employee from circulating in any manner market rumors of a sensational character which might reasonably be expected to affect market conditions on the relevant exchange or trading market. In particular but without limitation to the foregoing, employees are prohibited from knowingly and intentionally manipulating the prices of securities through the manufacturing, spreading or communication of false or misleading rumors to others and subsequently trading (including short selling), either personally or on behalf of others, including Funds, on such false rumors in violation of the law. KLS’s policy applies to every employee and extends to activities within and outside their duties at KLS’s principal office. Every employee must read and retain this policy statement.
While there are clear anti-fraud and anti-manipulation rules in place that prohibit market manipulation by knowingly spreading false rumors (i.e., Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder and Section 9(a)(4) of the Exchange Act), the SEC never brought an enforcement action of its kind until 2008 in SEC v. Paul Berliner, No. 08-3859 (S.D.N.Y. April 24, 2008).
In SEC v. Paul Berliner, the SEC filed a settled civil action in the U.S. District Court for the Southern District of New York, claiming that the defendant Paul Berliner, a Wall Street trader, drafted and intentionally disseminated a false rumor via instant messages to numerous individuals, including traders, brokerage firms and hedge funds stating that a particular target company’s board of directors was meeting to consider a revised proposal to be acquired at a significantly lower price per share than what was originally agreed to with the acquiring company. The false rumor rapidly spread across Wall Street and even various news services quickly picked up the “story”. This immediately caused the price of the target company stock to plummet. Even though the target company issued a press release announcing that the rumor was false which resulted in the stock price recovering by the close of trading that day, Berliner had already profited on the false rumor by short selling the target company’s stock and covering those sales as the false rumor caused the price of the security to fall. Berliner settled the case, agreeing to the following:

•	Permanent injunction from violating anti-fraud and anti-manipulation provisions of the federal securities laws;

•	Disgorgement of $26,129 in illicit trading profits and pre-judgment interest;

•	Pay a third-tier civil penalty of $130,000; and

•	Barred from association with any broker or dealer.
If, after reviewing this policy statement, any employee has any questions they should consult the Chief Compliance Officer.

(2)	Procedures to Implement KLS’s Policy Against False Market Rumors
The following controls and procedures have been established to reasonably assist employees in preventing the spread of false information intended to affect securities prices, as well as other potentially manipulative conduct. Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Chief Compliance Officer.

(h)
Anti-Fraud Restriction – Employees are absolutely prohibited from intentionally manufacturing, circulating or disseminating in any manner to fellow employees or outside third-parties false market rumors, i.e. rumors of a sensational character which might reasonably be expected to affect market conditions on the relevant exchange or listing market. This restriction includes:

(i)	information that may be accurate but for the omission of material facts or the inclusion of statements which, in light of the circumstances they are made, are misleading; and

(ii)	information the employee knows or had reasonable ground to believe is false and misleading.
Discussion of unsubstantiated information published or broadcast by a widely circulated public media is not prohibited provided that its source and unsubstantiated nature are also disclosed.

(i)
In the event an employee believes or has reason to believe he/she has received or has been privy to a false market rumor (i.e., any rumor or unsubstantiated information which might have been originated or circulated for the purpose of influencing prices in securities) or if, after consideration of the above, there are still questions as to whether information received is, in fact, a false market rumor, the following steps should be taken:

(i)	The matter should be reported immediately to the Chief Compliance Officer.

(ii)
The Chief Compliance Officer will review the issue and will determine what, if any, further action should be taken (including whether to put the company at issue on the Restricted List). In so doing, the Chief Compliance Officer, in his or her reasonable discretion, may consult with the Managing Partners or other KLS personnel, as well as with KLS’s legal counsel and/or third party compliance consultants.

(iii)
The information should not be communicated or forwarded to anyone inside or outside KLS, other than to the Chief Compliance Officer. Care should be taken so that such information is secure and not forwarded or distributed to outside third parties. For example, files containing the false market rumor should be sealed; access to emails or instant messages containing false market rumors should be restricted.

G.	INSIDE INFORMATION PRACTICAL REVIEW
The following are general informational materials that may be reviewed by KLS or its employees. It is NOT meant to be a formal checklist to be completed by KLS.

(1)
Is the information material? There is no simple definition. Information is material if "there is a substantial likelihood that a reasonable shareholder would consider it important" in making an investment decision OR information that is reasonably certain to have a substantial effect on the price of a company’s securities. While it is not possible to create an exhaustive list, the following items are some types of information or events that should be reviewed carefully to determine whether they are material:

•	Earnings information;

•	Mergers, acquisitions, tender offers, joint ventures, or changes in assets;

•	New products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);

•	Changes in control or in management;

•	Change in auditors or auditor notification that the issuer may no longer rely on an auditor’s audit report;

•	Significant litigation;

•
Events regarding the issuer’s securities -- e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities; and

•	Bankruptcies or receiverships.

(2)
Is the information non-public? Information is nonpublic if it has not been disseminated in a manner making it available to investors generally. As a rule of thumb, information is non-public until it has been effectively communicated to the market place as a whole (i.e., SEC filings, WSJ, publications of general circulation).

(3)	Use of Third-Party Research Consultants/Expert Networks. One area of growing concern among regulators is the use of third-party research consultants.

(a)	Examples of risks that research consultants pose:

(iii)
Firms which hire employees of public companies – public company employees act as firm’s research consultant and may be in position to share non-public information about public company. The New York Attorney General and SEC have subpoenaed these companies. KLS will make sure that any research firms used that are similar in nature are compliance focused.

(iv)
Experts in Other Fields – Some research consultants may be experts in the particular industry they cover. However, such consultants may not have the legal and compliance expertise to realize what they can or cannot disclose to other firms;

(v)	Desire to Impress- Research consultants may want to impress their clients by passing on information they may not have or is not public.
In all situations when dealing with third parties, employees must be cognizant of whether such party is in a position to pass along material, non-public information.
Employees should alert such third-parties prior to any discussions (and to the extent practical) of KLS’s Insider Trading Policies and Restrictions before any information is communicated. KLS maintains a separate Expert Network Policy Annex (the “EN Policy”) which provides further details regarding the firm’s procedures for utilizing third-party consultants, and supplements this Code. All KLS employees that speak with such consultants must refer to the EN Policy and comply with the procedures disclosed therein. Compliance maintains the EN Policy, which will be made available to the applicable KLS employees.

(b)	Recommended Steps

(i)
Ensure all service provider agreements contain “Insider Trading Prohibition” disclosure. Please note: all service provider agreements must be reviewed and authorized in writing by one of the Managing Partners or the Chief Operating Officer.

(ii)
Before engaging in discussions about the subject issuer remind consultant that KLS has strict insider trading policies and guidelines and should in no way be a recipient of actual or potential non-public, inside information. In connection with this affirmation, KLS employees are required to read a script to consultants at the beginning of each call and re-affirm such at the close of the call, as detailed in the EN Policy.

(iii)	Ask Questions: (e.g., Did/Does the consultant work at the subject issuer? If former employer, how long ago?)
Note: Generally, KLS employees are restricted from speaking with consultants who are, or recently (within 6 months) were, employees of publicly traded companies. However, it should be noted that KLS maintains procedures for discussions with management personnel of small public companies and private companies. See Item G(4) below for further information.

(iv)
When initiating conversations with a consultant inquire whether: (1) the consultant is permitted by its current employer to provide such consulting services; (2) the firm has its own insider trading policies and procedures and (3) such policies and procedures must be agreed to in writing.

Note: If the responses are problematic, the Access Person should not proceed with a conversation with such consultant and report such conversation to the Chief Compliance Officer.

(v)
In the event that someone feels they have received such “Non-Public, Insider Information,” they should NOT trade in the issuer (either personally or on behalf of others, including the Funds). Access Persons are restricted from trading on inside information on behalf of KLS’s Clients, including their personal accounts.

(vi)	Discuss facts with the Chief Compliance Officer (who may seek advice of outside legal counsel) if you have any questions or doubt.

(vii)
Any documents, notes, files (either hardcopy of electronic) which contain the non-public, inside information should be securely kept and shared only with those persons who need to know such information for compliance purposes (e.g., outside legal counsel).

•	Note: Access Persons should actively limit the sharing of such non-public, inside information.

(viii)
On a periodic basis, the Chief Compliance Officer and applicable parties at KLS, in consultation with third party compliance consultants, will schedule a call/meeting to review and discuss the previous period’s expert network consultations and confirm the following information:

•	Name/consultant

•	Title / Experience

•	Date of conversation

•	Subject Matter / Portfolio Context

•	Verification that MNPI script was read

•	Additional context from the relevant analyst if necessary.

(4)	Conversations with Management Personnel. KLS has adopted policies and procedures regarding KLS employees’ conversations with management personnel (the “Management Personnel”) of:

•	private(ly held equity) companies, and

•	small public companies (under $350mm equity market cap).
KLS maintains a separate Management Conversations Policy Annex (the “MC Policy”) which provides further details regarding these procedures, and supplements this Code. All KLS employees that speak with Management Personnel must refer to the MC Policy and comply with the procedures disclosed therein. Compliance maintains the MC Policy, which will be made available to the applicable KLS employees.

(a)
KLS employees must be cognizant of whether the representative is in a position to pass along material, non-public information, and should emphasize to such persons that KLS has strict insider trading policies and guidelines and should in no way be a recipient of actual or potential non-public, inside information.

(b)	In this connection, KLS employees are required to read a script to Management Personnel at the beginning of each call and re-affirm such at the close of the call, as detailed in the MC Policy.

FORMS

FORM 9: REQUEST FOR COPIES OF TRADE CONFIRMATIONS & ACCOUNT STATEMENTS

[INSERT NAME OF BROKER]
[INSERT ADDRESS]

Re: [NAME OF EMPLOYEE]/Account No(s). [###]

Dear [CONTACT NAME]:

As the Chief Compliance Officer for KLS Diversified Asset Management LP, I am aware that [NAME OF BROKER] executes and clears transactions for the purchase or sale of securities for the account of [NAME OF EMPLOYEE] (the “Employee”).
In accordance with our compliance procedures, I hereby request that duplicate copies of all trade confirmation statements and monthly account statements with respect to the above-referenced account(s) held by our Employee be sent to my attention at the following address:
KLS Diversified Asset Management LP
452 Fifth Avenue
22nd Floor
New York, NY 10018
Attn: Chief Compliance Officer

Please feel free to call me at (212) [ ] should you have any questions.
Best regards,

KLS Diversified Asset Management LP

Name: Timothy Quinn
Title: Chief Compliance Officer
I hereby authorize [NAME OF BROKER] or its representatives to send duplicate copies of all trade confirmation statements and monthly account statements with respect to my account(s) held with [NAME OF BROKER] to my employer, KLS Diversified Asset Management LP, at the above-listed address.

Signature of Employee:
Name:

APPENDIX I: MEDIA, PRESS AND PUBLIC
COMMUNICATIONS PROTOCOL POLICY

All Employees of KLS should note that they are subject to this Media, Press and Public Communications Protocol Policy (“Press Policy”) with respect to any and all communications with any member of the press and speaking engagements. Such communications include (but are not limited to) all written communications, press releases, telephone conversations, interviews, speeches and email communications by KLS staff.

The Managing Partners and/or the Chief Operating Officer are responsible for managing the public relations initiatives, specifically media relations, for KLS. In this effort, KLS maintains relationships with the news media, coordinates all responses to media inquiries, and develops and distributes press materials pending final approvals from the Managing Partners and/or the Chief Operating Officer. These activities are carried out on behalf of KLS in a manner that supports corporate goals and strategies.

No release, statement or other disclosure of information to the news media or attendees of any conference or seminar can be given by any employee of KLS until the proper clearance has been obtained via approval from the Managing Partners and/or the Chief Operating Officer who may seek the assistance of outside legal counsel and/or outside compliance consultants. The Managing Partners and the Chief Operating Officer are pre-approved to communicate with the media and press. It is strongly advised that pre-approval is sought well in advance of the release, statement or other disclosure for the Managing Partners and/or Chief Operating Officer to conduct an adequate review.

All contact with the media and speaking engagements must be cleared in advance through approval from the Managing Partners and/or the Chief Operating Officer. As noted above, the Managing Partners and the Chief Operating Officer are pre-approved for all contact with the media and for all speaking engagements.

All employees of KLS should note that because KLS is the adviser to a number of funds that are privately-placed under U.S. securities laws, it is expected that any such media and public communications will come under a certain degree of scrutiny and could have significant consequences for the firm. In particular, all employees should be very sensitive to any proposed media or public communications involving any private-placed fund(s) managed by KLS. This policy and the attached Media, Press and Public Communication Guidelines are intended to protect the interests of KLS by assuring:

1.	that information disseminated to the media or public is completely factual, not misleading in any way and in the proper perspective;

2.	that the information is consistent with other publicly available or previously released material;

3.	that the information complies with all applicable SEC and other regulatory requirements; and

4.	that the information and any interpretive comments reflect KLS’s policy and are not detrimental to any of KLS’s interests or its reputation.

Furthermore, this policy is intended to ensure that KLS’s relationships with the news media are conducted in a manner that is proper and supportive of KLS’s corporate goals and strategies. The policy is also an attempt to avoid situations where KLS’s interests may be compromised by inappropriate, inadvertent, incomplete, or inconsistent statements to the press or in connection with speaking engagements. Finally, following the policy will ensure that all KLS personnel are prepared when information is released to the media. To assist with your understanding of this policy, see KLS’s Press Communication Guidelines set forth below.

KLS’s Media, Press and Public Communications Guidelines

A.     Introduction

Public statements and comments may not be made in connection with any product managed by KLS (i.e., the KLS funds) until discussed and approved by the Managing Partners and/or the Chief Operating Officer.

NOTE: If public statements or comments are made and there is a general solicitation, all marketing activities of the privately placed fund would have to be suspended and there may be serious consequences to KLS and the affected fund’s underlying investors.

B.     Pre-Clearance with Managing Partners and/or Chief Operating Officer

KLS requires that any discussions and communications with the press, and any speaking engagement by a KLS employee in any conference or seminar must be pre-cleared and approved by Managing Partners and/or the Chief Operating Officer. Additionally, any information being provided to the press or attendees of any such conference or seminar must be pre-cleared and approved by the Managing Partners and/or the Chief Operating Officer.

C.     Press Inquiries and Speaking Engagements – General Guidelines

All employees should adhere to the following general guidelines in communicating with the press, or during any speaking engagement (as applicable):

1.
Always request an opportunity to review a draft of any such article (which is a result of the press communication in question) prior to its publication. If provided with such an opportunity to review, the draft article should immediately be provided to the Chief Operating Officer for review to ensure the following:

•	The accuracy of all quotes;

•	The accuracy of all facts (such as AUM, job titles, office locations, etc.);

•	There is no fund-specific information on any product managed by KLS; and/or

2.	Employees should absolutely NOT make any specific mention of ANY of the products managed by KLS that are privately-placed under US securities laws. This includes (but is not limited to):

•	Name of the fund(s);

•	Any identifying characteristics (such as fees or redemption rights); and

•	Performance of the fund(s)

As of the date of this document, it should be noted that all of the investment funds managed by KLS are privately-placed.

3.	If press inquiries are about specific funds, KLS prefers the following response:

“Due to securities regulations, we are unable to discuss that with you.”

4.
If possible, it is recommended that any press article should have an affirmative statement that KLS declined to comment on the specific fund or any of its related fundraising activities. As applicable, make any independent media relations consulting firm engaged by KLS aware of all such inquiries in order for that firm to work with the reporter to assure this when possible.

5.
Often reporters request confirmation of information relating to a specific fund. KLS cannot confirm such information or provide correct information. If a reporter has incorrect information about a specific fund, KLS prefers the following response:

“Your information is inaccurate, and I am sure you wouldn’t want to publish incorrect statements. For legal and regulatory reasons, our legal counsel has advised us not to comment on this matter.”

6.
KLS does not make statements that could be viewed as conditioning the market or soliciting interest in a specific fund. For example, a KLS-authored article that appears around the time of the launch of a product concentrating on U.S. endowments that touts how great the conditions are for endowment model investing could be viewed as conditioning the market. Any such market-related stories must be fair and balanced and cannot contain language that implores investors, directly or indirectly, to make investments in such markets immediately (i.e., “Must act now” type language). These types of articles should be provided only in response to a solicitation from the publication.

7.
Employees should NOT share any information at all about any Client of KLS unless they have been informed by the Managing Partners and/or the Chief Operating Officer that such Client or investor has provided KLS with their prior written approval for the disclosure of such information. This information includes the name of the Client or investor or any other identifying information. Employees are permitted to generally speak about the nature of Clients or investors (such as describing them as institutional, endowments, high net worth individuals, etc.).

8.
Subject to the following, employees are generally discouraged (if possible) from speaking about the level or nature of investments by principals or other employees of KLS in the investment funds managed by KLS in any degree of detail. Employees should not speak to any specific percentages or the nature of such investments (as being measured against an individual’s personal wealth, liquid net worth, etc.). That being said, employees are generally permitted to say the following:

“Equity owner(s) of KLS have substantial investments in the funds managed by KLS and are of the view that as a result of such investments, the investing equity owner(s')’ interests are aligned with investors.”

9.
If an employee is subject to an inquiry about assets under management or other factual issues related to the Investors or Client base of KLS, they should note that any such information is subject to confirmation with the Managing Partner and/or the Chief Operating Officer. The employee should take detailed notes as to any such factual inquiries and immediately confirm with the Managing Partner and/or Chief Operating Officer. Employees should also seek to qualify any statements related to such facts. An example of such qualifications is as follows:

“I believe that our assets under management are in excess of $300 million, but I will check to get you the official number.”

(NOTE: Always confirm through the Managing Partners and/or Chief Operating Officer.)

10.	Employees should not speak in detail about the job titles of other employees of KLS unless they are absolutely sure of the accuracy of such description.

11.
On a very limited basis, KLS’s businesses may be discussed generally without reference to specific funds (subject to stated pre-approval policy). However, these statements should not be timed to coincide with the launch or marketing of a new fund, and no statements should be made discussing the performance of any particular investment or fund, including predecessor funds. Articles about KLS may be used or reproduced in Marketing Materials as long as they do not contain investor testimonials, are not misleading (regardless of whether the source of the misleading information is identified as KLS or not), do not contain track record or other performance information about KLS funds, such as prior returns, and do not otherwise violate the advertising rules of the Advisers Act.

12.
On a very limited basis and subject to stated pre-approval guidelines, press releases are permissible as long as they are not designed as de facto Marketing Materials for the applicable fund. For example, a press release that spent one paragraph describing the deal and several paragraphs discussing the strategy of the fund, its personnel and previous success stories could be viewed as a veiled attempt to market the fund (in particular if the press release coincides with the marketing of the fund). Press releases should never contain track record or other performance information about a KLS product, such as prior returns.

It should be noted that the general guidelines listed above are NOT meant to be an exhaustive list of the issues that should be addressed when communicating with the press, or during a speaking engagement. They are simply meant to be a review of the major issues. All employees need to carefully review these procedures and ask any questions of the Managing Partners and/or the Chief Operating Officer.

APPENDIX J: REGULATORY FILINGS
EXCHANGE ACT SECTION 13 AND SECTION 16 REPORTS
The Chief Compliance Officer, in consultation with outside compliance consultants and/or external legal counsel, will be responsible for determining whether KLS must file periodic reports with respect to the Beneficial Ownership of certain securities held by the Clients and KLS (and its control persons, if applicable), and for ensuring that any required reports are properly prepared and timely filed (although the Chief Compliance Officer may delegate the preparation and submission of any required filings to outside compliance consultants). Based upon KLS’s investment strategy (and lack of involvement in publicly-traded equities) it is not expected that any filings will be required under this section. Notwithstanding the prior sentence and the fact that the Chief Compliance Officer (with the assistance of outside compliance consultants or external legal counsel) will endeavor to periodically monitor security positions to determine whether a filing is required, investment personnel of KLS should review this Section and bring any issues to the immediate attention of the Chief Compliance Officer. It is noted that for purposes of determining if a filing threshold is triggered, the securities holdings of the Clients, KLS and its control persons, if applicable, will be aggregated.

(1)	Section 13(d)

(a)
Section 13(d) of the Exchange Act generally requires a Beneficial Owner of more than 5% of a class of equity securities of publicly traded companies to file a report with the issuer, SEC, and those national securities exchanges where the securities trade within ten (10) days of the transaction resulting in Beneficial Ownership exceeding 5%.

(b)	The reporting requirement is fulfilled by filing Schedule 13D, which is a form that sets forth the information called for by Section 13(d) and the rules thereunder.

(c)
From the time that an investor’s Beneficial Ownership of a class of registered equity securities exceeds 5% until the expiration of the tenth day after filing the Schedule 13D, the investor may not vote or acquire an additional Beneficial Ownership interest in any equity securities of the issuer, nor any person controlling the issuer.

(2)	Section 13(g)

(a)
    Rule13d-1 of the Exchange Act permits “passive investors” and “qualified institutional investors” to report Beneficial Ownership under a format different from Schedule 13D when the Beneficial Ownership is in the ordinary course of business and not for the purpose of changing or influencing control of the issuer. The determination of whether a 13D or 13G filing is required in a particular situation will be made by the Chief Compliance Officer (which may be in consultation with outside legal counsel or compliance consultants).

(b)
Passive investors may file with the issuer and SEC an initial Schedule 13G (in lieu of Schedule 13D) within 10 calendar days of acquiring more than five percent of any class of registered equity securities. Passive investors must amend their Schedule 13G within 45 days after the calendar year end to report any changes, if as of the end of that calendar year, there are any changes to the information in the previous filing. In addition, passive investors must amend their Schedule 13G promptly if they acquire more than 10% of a class of registered equity securities; when Beneficial Ownership rests between 10% and 20%, passive investors must promptly file an amendment upon increasing or decreasing their Beneficial Ownership by more than 5% of the class of equity securities.

(c)
If an investor that originally filed or was entitled to file a Schedule 13G develops an intent to hold the securities with a purpose or effect of changing or influencing control of the issuer, or in connection with or as a participant in any transaction having that purpose or effect, then such investor will immediately become subject to Rule 13d-1(a) and Rule 13d-2(a) of the Exchange Act and will file a statement on Schedule 13D within ten (10) days. From the date that an investor develops an intent to hold the securities with a purpose or effect of changing or influencing control of the issuer through the tenth day after the Schedule 13D is filed, the investor may not vote or acquire an additional Beneficial Ownership interest in any equity securities of the issuer, nor any person controlling the issuer.

(3)	Section 13(f)

(a)
Section 13(f) of the Exchange Act requires institutional investment managers with investment discretion over $100 million or more in equity securities traded on securities exchanges or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) to file quarterly reports with the SEC on Form 13F within forty-five (45) days of the end of each calendar quarter.

(b)
An adviser’s obligation to file Form 13F begins with the last quarter of the calendar year in which it first has discretion over $100 million or more in equity securities traded on exchanges or the NASDAQ. Thereafter, this filing obligation continues for at least the next three calendar quarters, and, if the adviser or manager continues to have discretion over at least $100 million in equity securities, may continue indefinitely.

(c)
It is noted that confidential filing treatment may be available for open risk arbitrage positions in accordance with the 13F instructions (specifically, Instruction 2.f). The risk arbitrage trader, in consultation with the Chief Compliance Officer and the CEO, will determine whether confidential treatment will be requested.

(4)	Section 16

(a)
Section 16(a) of the Exchange Act imposes certain reporting requirements on directors, officers and greater than 10% shareholders of a public company with respect to ownership and transactions in that company’s equity securities. Section 16(b) provides for disgorgement of profits from purchases and sales of the equity securities by insiders within a six-month grace period.

(b)
Insiders must file a Form 3 within ten days of becoming subject to Section 16. Thereafter, any nonexempt transaction in an issuer’s equity securities and any exercises and conversions of derivative securities (whether exempt or not) must be reported on a Form 4 by the end of the second business day following the date the reportable transaction occurs. Exempt transactions and other transactions not previously reported must be disclosed on Form 5, which is required to be filed within forty-five days after the end of the issuer’s fiscal year.

(5)	13-H

1)
    Rule 13h-1 and Form 13H under Section 13(h) of the Exchange Act requires “large traders” to register with, and make certain disclosures to, the SEC on the new Form 13H. Form 13H is filed via the SEC’s EDGAR system and updated periodically, but is not publicly available.

2)
    Under Rule 13h-1, a “Large Trader” is: a person that voluntarily registers as a Large Trader on Form 13H; or a person: (i) that directly or indirectly, including through controlled persons, exercises investment discretion over one or more accounts; (ii) whose transactions for the purchase or sale of any NMS securities (generally exchange-listed securities, including equities and options) for or on behalf of such accounts, by or through one or more registered broker-dealers; (iii) in the aggregate equal or exceed a transaction activity threshold of: 2 million shares or a fair market value of $20 million, during any calendar day, or 20 million shares or a fair market value of $200 million, during any calendar month.

3)
    Upon receipt of the Form 13H, the SEC will assign to each Large Trader a Large Trader identification number ("LTID") that will uniquely and uniformly identify the Large Trader, which the Large Trader must then provide to each registered broker-dealer at which it or certain of its related entities has an account and identify to such broker-dealers each account to which the LTID applies. If any of the information contained in a Form 13H filing becomes inaccurate for any reason (including because the Large Trader has added or removed broker-dealers from the list previously reported), it must file an amended form no later than the end of the calendar quarter in which the information became stale.

4)
    The Chief Compliance Officer will be responsible for monitoring and determining whether KLS meets the definition of Large Trader and making filing any applicable filings with respect to Form 13H. Large Traders must make an annual filing within forty-five (45) days of the end of a full calendar year and must file an amended Form 13H no later than the end of a calendar quarter during which any of the information in a Form 13H filing becomes inaccurate.

Form PF
Advisers Act Rule 204(b)-1 requires SEC-registered investment advisers with at least $150 million in private fund assets under management to periodically file a Form PF.  These private fund advisers are divided by size into two broad groups – large advisers (advisers with at least $1.5 billion in assets under management attributable to hedge funds) and smaller advisers (advisers exceeding the $150 million assets under management threshold but which do not qualify as large private fund advisers).  The amount of information reported – which generally includes asset class, geographical concentration and turnover by asset class – and the frequency of reporting, depends on the group to which the adviser belongs.
KLS makes quarterly Form PF filings within sixty (60) days of each fiscal quarter-end.
Form D
Form D serves as the official notice of an offering of securities made without registration under the Securities Act in reliance on an exemption provided by Regulation D (“Reg D”). More specifically, Rule 506 of Reg D establishes a safe harbor for the private placement of securities under the Securities Act. Rule 503 of Reg D requires any issuer relying on a Reg D exemption to file a Form D with the SEC no later than fifteen (15) days after the first sale of securities.     Form D amendments are required to be filed electronically annually no later than the anniversary date of the previous filing.

Treasury Filings

1.	TIC Form SLT

1)
The TIC Form SLT report is filed with the Federal Reserve banks in their capacity as Treasury’s fiscal agents. Data reported on this form will be held in confidence by the Department of the Treasury, the Board of Governors of the Federal Reserve System, and the Federal Reserve Banks acting as fiscal agents of the Treasury.

2)
    All U.S. persons who are U.S.-resident custodians (including U.S.-resident central securities depositories), U.S.-resident issuers or U.S.-resident end-investors and who meet or exceed the reporting threshold exemption level must file the TIC Form SLT report. The TIC Form SLT report exemption level is $1 billion, applied to the consolidated reportable holdings and issuances (positions) of reporting entities. Specifically, entities, including investment advisers to private investment funds, managed accounts, etc., that have consolidated aggregate holdings/issuances of reportable securities with a total fair market value equal to or exceeding $1 billion on the last business day of a reporting month must file a Form SLT. The reporting entity must include amounts of reportable securities held for the reporting entity’s own account and for customers, and for all U.S. resident parts of the reporting entity (i.e., U.S. subsidiaries and affiliates and investment companies, trusts and other legal entities created by the reporting entity).

3)
    An investment adviser that is a reporting entity should file one consolidated report, generally including all reportable holdings and issuances of (i) the adviser, (ii) all of the adviser’s U.S. resident parts, and (iii) all U.S. resident entities (i.e., accounts and funds) that it advises or manages. As KLS meets the $1 billion threshold, it is required to file a Form SLT that includes, as applicable: (i) the fair market value of all holdings by KLS’s U.S. funds in foreign securities and of foreign funds in U.S. securities if held in an omnibus account, (ii) the fair market value of holdings by foreign investors in KLS’s U.S. hedge funds, and (iii) the fair market value of holdings between U.S. master or feeder funds and their counterpart foreign master or feeder funds (i.e., a U.S. feeder’s interest in a foreign master fund).

4)	Reports are due monthly on the 23rd calendar day of the following month (or the next business day if the 23rd falls on a weekend or holiday).
NOTE: Once the reporting entity’s consolidated total exceeds the exemption level on the last business day of a reporting month, the reporting entity must submit reports for that month and each remaining month in the calendar year, regardless of the consolidated total in subsequent months.

2.	TIC Form S

1)
    Data reported on the TIC Form S will be held in confidence by the Department of the Treasury, the Board of Governors of the Federal Reserve System, and the Federal Reserve Banks acting as fiscal agents of the Treasury.

2)
    TIC Form S must be filed by U.S.-resident entities who, during the reporting month, conduct transactions (i.e., purchases, sales, redemptions and new issues) in U.S. long-term securities directly from or to foreign residents, and/or conduct transactions in foreign long-term securities directly from or to foreign residents, or have foreign-resident agents conduct transactions in these securities on their own behalf, or on behalf of customers.

3)
    U.S.-resident entities, including investment advisers to private investment funds, managed accounts, etc., must file the TIC Form S monthly if the total reportable transactions in purchases or sales of long-term securities meet or exceed the exemption level, which is $50 million, during the reporting month. If the level of transactions meet or exceed the exemption level in any month, reporting is required for the remainder of the calendar year regardless of the level of transactions in subsequent months; and for both purchases and sales even if only one meets or exceeds the exemption level.

4)
    TIC Form S is due no later than fifteen (15) calendar days following the last business day of the month (as-of date). If the due date of the report falls on a weekend or holiday, Form S is due the following business day.

3.	TIC Form SHC

1)
    All U.S. resident custodians and end-investors with holdings of foreign portfolio securities above the reporting thresholds/exemption levels must report. In addition, all U.S.-resident custodians and end-investors that are notified by the Federal Reserve Bank of New York that they are required to file must report.

2)
    This report collects information on U.S. resident holdings of foreign portfolio securities, including foreign equities, short-term debt securities (including selected money market instruments), and long-term debt securities. Asset-backed securities are to be reported separately from other debt securities. Foreign securities are all securities issued by entities that are established under the laws of a foreign country (i.e., any entity that is legally incorporated, otherwise legally organized or licensed (such as branches), in a foreign country) and all securities issued by international or regional organizations, such as the International Bank for Reconstruction and Development (IBRD or World Bank), and the Inter-American Development Bank (IADB), even if these organizations are physically located in the United States.

3)	Form SHC is divided into three schedules:

•	Schedule 1: Schedule 1 requests information that identifies the reporter.
Exemption Level: If an entity is notified of a reporting responsibility by the Federal Reserve Bank of New York, there is NO exemption level for Schedule 1.

•
Schedule 2: Schedule 2 is used to report detailed information on foreign securities owned by U.S.-resident investors (1) that the reporter safe-keeps for itself or for its U.S.-resident clients or (2) for which the reporter directly employs foreign-resident sub-custodians or U.S.-resident or foreign-resident central securities depositories (CSDs) to manage the safekeeping of those securities (foreign securities in safekeeping with U.S.-resident CSDs are reportable on Schedule 2) or (3) that are instruments of the type that there is no U.S. custodian to manage the safekeeping of those securities.

Exemption Level: SHC reporters are exempt from reporting on Schedule 2 if the total fair value of foreign securities whose safekeeping they manage for themselves and for other U.S. residents or whose safekeeping the reporter has entrusted directly to foreign-resident custodians or U.S or foreign-resident central securities depositories is less than US$ 100 million (aggregated over all accounts) as of December 31.

•	Schedule 3: Schedule 3 is used to report summary amounts for all foreign securities entrusted to the safekeeping of a U.S.-resident custodian, excluding those entrusted to a U.S.-resident CSD.
Exemption Level: SHC reporters are exempt from reporting on a Schedule 3 holdings that are entrusted to an unaffiliated U.S.-resident custodian that is not a U.S.-resident CSD, if the total fair value of the foreign securities entrusted to that U.S.-resident custodian by the U.S. parts of the reporter’s organization and its U.S.-resident clients whom the reporter represents as end-investor (aggregated over all accounts) is less than US$ 100 million as of December 31.

4)
    Data should be submitted to the Federal Reserve Bank of New York (FRBNY) on a quinquennial basis. Subject to the above reporting thresholds/exemptions, the first Form SHC filing was as of December 31, 2011 and was due by March 2, 2012.

4.	Report of Foreign Bank and Financial Accounts (FBAR)

(a)
Persons with a financial interest in or signature authority over a foreign financial account, including a bank account, brokerage account, mutual fund, trust, or other type of foreign financial account, may be required by the Bank Secrecy Act to report the account yearly to the IRS by filing Form TD F 90-22.1, Report of Foreign Bank and Financial Accounts (FBAR).

(b)	United States persons are required to file an FBAR if:

•	The United States person had a financial interest in or signature authority over at least one financial account located outside of the United States; and

•	The aggregate value of all foreign financial accounts exceeded $10,000 at any time during the calendar year to be reported.

United States person means United States citizens; United States residents; entities, including but not limited to, corporations, partnerships, or limited liability companies created or organized in the United States or under the laws of the United States; and trusts or estates formed under the laws of the United States.

(c)	The FBAR is an annual report and must be received by the Department of the Treasury on or before June 30th of the year following the calendar year being reported.

5.	Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations

(a)
Form 5471 is used by certain U.S. citizens and residents who are officers, directors, or shareholders in certain foreign corporations. The form and schedules are used to satisfy the reporting requirements of sections 6038 and 6046, and the related regulations.

(b)
The categories of persons potentially liable for filing Form 5471 include U.S. citizen and resident alien individuals, U.S. domestic corporations, U.S. domestic partnerships, and U.S. domestic trusts. The filing requirements for Form 5471 relate to persons who have a certain level of control in certain foreign corporations.

(c)	Form 5471 should be filed as an attachment to the taxpayer’s federal income tax return.
Bureau of Economic Analysis – Form BE Filings

1.	Form BE-577

(a)
    If requested by the Bureau of Economic Analysis, a Form BE-577 would be required from every U.S. person that had direct transactions or positions with a foreign business enterprise in which it had a direct and/or indirect ownership interest of at least 10% of the voting stock if an incorporated business enterprise or an equivalent interest if an unincorporated business enterprise at any time during the reporting period. If requested by the Bureau of Economic Analysis, reports would be required even though a foreign affiliate may have been established, acquired, seized, liquidated, expropriated, sold, or inactivated during the reporting period.

(b)
    If requested by the Bureau of Economic Analysis, a Form BE-577 would be filed for each (1) directly-owned foreign affiliate for which total assets; annual sales or gross operating revenues, excluding sales taxes; or annual net income after provision for foreign income taxes was greater than $60 million (positive or negative) at any time during the affiliate’s fiscal reporting year and each (2) indirectly-owned foreign affiliate that met the $60 million threshold and had an intercompany debt balance with the U.S. Reporter that exceeded $1 million.

(c)
    If requested by the Bureau of Economic Analysis, the Form BE-577 would be due 30 days after the close of each calendar or fiscal quarter end; 45 days if the report is for the final quarter of the financial reporting year.

(d)
Note that KLS has been requested by the Bureau of Economic Analysis to file a Form BE-577 however both KLS and the Bureau of Economic have agreed that because KLS’s US company equity in foreign affiliates is zero and there are no debt balances between the US company and foreign affiliate, a Form BE-577 is not required. Should information change, KLS will revisit the requirement to file Form BE-577 at the appropriate time.

2.	Form BE-185

1)	A Form BE-185, requires each U.S. Person to provide information on financial services transactions between its U.S. financial services providers and foreign persons.

2)
    A BE-185 report is required from each U.S. person that: (1) is a financial services provider or intermediary, or whose consolidated U.S. enterprise includes a separately organized subsidiary, or part, that is a financial services provider or intermediary; and (2)(a) had receipts from foreign persons in all financial services combined in excess of $20,000,000 for the previous fiscal year, or for which receipts are expected to exceed that amount in the current fiscal year; (2)(b) had payments to foreign persons in all financial services combined in excess of $15,000,000 for the previous fiscal year or for which payments are expected to exceed that amount the current fiscal year.

3)
    The $20,000,000 (receipts) and the $15,000,000 (payments) thresholds should be applied to financial services transactions with foreign persons by all parts of the consolidated U.S. enterprise that are financial services providers or intermediaries. Because these thresholds apply separately to sales and purchases, mandatory reporting may apply only to sales, only to purchases, or to both.

4)
    The Form BE-185 is due within 45 days after the close of each fiscal year quarter, except the final quarter of the fiscal or calendar year, when the report is due within 90 days after the close of the quarter.

3.	Form BE-11

1)
    KLS has been requested by the Bureau of Economic Analysis to file a Form BE-11 Annual Survey of U.S. Direct Investment Abroad. Form BE-11 secures current economic data on the operations of U.S. parent companies and their foreign affiliates. .

2)
    U.S. direct investment abroad means the ownership or control, directly or indirectly, by one U.S. person of 10% or more of the voting securities of an incorporated foreign business enterprise or an equivalent interest in an unincorporated foreign business enterprise, including a branch.

3)	Forms comprising a BE-11 report are:

•	Form BE-11A: Report for U.S. Reporter;

•	Form BE-11B: Report for each majority-owned foreign affiliate of U.S. Reporter with assets, sales, or net income greater than $60 million (positive or negative);

•	Form BE-11C: Report for each minority-owned foreign affiliate of U.S. Reporter with assets, sales, or net income greater than $60 million (positive or negative);

•
Form BE-11D: Report for foreign affiliate(s) established or acquired by the U.S. Reporter with assets, sales, or net income greater than $25 million, but not greater than $60 million (positive or negative);

•	Form BE-11E: Report for each foreign affiliate of U.S. Reporter that is selected by BEA to file the BE-11E form in lieu of the BE-11B.

•	BE-11 Claim for Not Filing

4)
    A foreign affiliate is exempt from being reported if none of its exemption level items exceeds $60 million (positive or negative) and it is not required to be filed on Form BE-11D. However, a form BE-11B, BE-11C, or BE-11E must be filed for a foreign affiliate of the U.S. Reporter that owns another non-exempt foreign affiliate of that U.S. Reporter, even if the foreign affiliate parent is otherwise exempt. That is, all affiliates upward in the chain of ownership must be reported.

5)
    A fully completed and certified BE-11 report comprising Form BE-11A and Forms BE-11B, BE-11C, BE-11D, or BE-11E (as required) is due to be filed with BEA by May 31, if requested by the Bureau of Economic Analysis.

6)	The BEA will consider a written request for an extension provided it is received no later than the original due date of the report and enumerates substantive reasons necessitating the extension.
Cayman Islands Monetary Authority (CIMA) – Fund Annual Return (FAR)

(a)
The FAR is an electronic form that operators of funds regulated by CIMA Mutual Funds Law must use to provide CIMA with general, operating and financial information about the fund. This electronic document must be completed and filed for every such regulated fund.

(b)
All regulated funds must have their accounts audited annually and filed with CIMA within six (6) months of their year end, together with a FAR. These accounts must be audited by an auditor based in the Cayman Islands.

CIMA – Director Registrations and Licensing Law, 2014

(a)
This law applies to directors of companies that are registered under the Mutual Funds Law as a regulated mutual fund (“Regulated Mutual Funds”). Note that KLS offshore funds and associated GP entities are considered Regulated Mutual Funds.

(b)	Every individual that is a director of a Regulated Mutual Fund will need to be (a) registered with the CIMA or (b) become licensed as a professional director by CIMA.

(c)
The registered office of each Regulated Mutual Fund will receive a list from the CIMA containing a unique ID; the unique ID is needed in order to complete the application available on the CIMA e-portal.

(d)	After initial application, on or before January 15th of each year, the registered directors must pay the relevant annual fee.
CFTC/NFA Filings

1.	NFA Form PQR and CFTC Form CPO-PQR (collectively, “PQR Filings”)

(i)
Except as provided in paragraph (ii) below, each CPO must file NFA Form PQR on a quarterly basis with the NFA, for each pool that it operates within 60 days after the end of the quarters ending in March, June and September, and a year-end report within 90 days of the calendar year-end.

(ii)	Each CPO that is required to file CFTC Form CPO-PQR on a quarterly basis will satisfy its NFA Form PQR filing requirements by filing CFTC Form CPO-PQR.
The CFTC Form CPO-PQR consists of Schedule A, Schedule B and Schedule C, and a CPO’s requirement to complete Schedules B and C is dependent on its assets under management (“AUM”), as described below. NFA Form PQR consists of Schedule A of the CFTC Form CPO-PQR, as well as a Schedule of Investments. PQR Filings are made through the NFA’s Easy File system and the process is virtually identical regardless of whether the CPO is completing the applicable Schedules for the NFA only or for both the NFA and the CFTC. CPOs only have to complete one set of forms and the NFA will forward to the CFTC any CFTC Form CPO-PQR information requested.

(a)	Small CPOs
Small CPOs (less than $150 million in AUM) are required to file NFA Form PQR (which consists of CFTC Form CPO-PQR’s Schedule A and a Schedule of Investments) on a quarterly basis within 60 days of the quarters ending March, June and September. Small CPOs are also required to file a year-end report (consisting of Schedule A and a Schedule of Investments) within 90 days of the calendar year-end.

(b)	Mid-Size CPOs
Mid-Size CPOs ($150 million but less than $1.5 billion in AUM) are required to file NFA Form PQR (which consists of CFTC Form CPO-PQR's Schedule A and a Schedule of Investments) on a quarterly basis within 60 days of the quarters ending in March, June and September. Mid-size CPOs are also required to file CFTC Form CPO-PQR's Schedules A and B on an annual basis, which will be due within 90 days of the calendar year-end.

(c)	Large CPOs
Large CPOs ($1.5 billion or more in AUM) are required to file CFTC Form PQR, Schedules A, B and C, on a quarterly basis within 60 days of each quarter-end, which will satisfy NFA PQR filing requirements.

(d)	Dual Registrants/Form PF Filers
CPOs that are also SEC-registered investment advisers (“Dual Registrants”), which file Form PF with the SEC, are required to file NFA Form PQR (CFTC Form CPO-PQR Schedule A and a Schedule of Investments), on a quarterly basis within 60 days of the quarter-end, except for the December 31st quarter, which will be due within 90 days of quarter-end. This requirement is applicable to Dual Registrant Form PF filers regardless of their AUM.

Dual Registrants that file Sections 1 and 2 of Form PF must only file PQR Schedule A and a Schedule of Investments – the Form PF will substitute for Schedules B and C (as applicable) – unless the Dual Registrant has pools that were not captured on Form PF, in which case it may still need to file Schedules B and C (as applicable).

Breakdown of CFTC Form CPO-PQR Schedules

(a)	Schedule A seeks basic identifying information about the CPO and pools it operates, including:

•
Identity of third parties with whom the pools have a relationship (including carrying brokers, trading managers, administrators and solicitors), statement of change in NAV for the quarter, monthly performance for the three months that make of the given quarter and information relating to subscriptions and redemptions.

(b)	Schedule B seeks information about each pool operated by Mid-Size and Large CPOs, including:

•	Breakdown of assets by investment strategy, borrowings, counterparties and credit exposure, trading/clearing mechanisms, derivative positions, Schedule of Investments by asset type.

(c)
Schedule C seeks information from Large CPOs on an aggregate basis as well as on an individual pool basis for each “Large Pool” – pools with $500 million individually, or combined with parallel pool structure(s).

•	Section 1: geographical breakdown of pools & turnover rate

•	Section 2: liquidity, unencumbered cash, open positions; credit exposure; risk metrics; borrowing info; derivative positions & collateral; duration of fixed income assets

Schedule of Investments
The Schedule of Investments, which is part of the NFA Form PQR (as noted above), will require information on any investment, broken down by asset type, that exceeds 5% of a pool’s net asset value at the end of the applicable reporting period/quarter.

2.	CFTC Form 40
From time to time, KLS may hold a reportable position in a particular commodity futures contract. Such reportable position may result in a request from the CFTC for KLS to file a CFTC Form 40 – Statement of Reporting Trader and any successor forms thereto. Such Form 40 request must be filed by the deadline specified therein by the CFTC, unless an extension of such deadline has been obtained, in which case the Form 40 must be filed by the agreed upon extension date.

APPENDIX K: “COVERED PERSONS” UNDER THE BAD ACTOR RULES

The following individuals are “covered persons” Rule 506(d) of the Securities Act of 1933 and are prohibited from participating in exempt securities offerings if they have been convicted of or are subject to court or administrative sanctions for securities fraud or other violations of specified laws.

Full Name	Title (as applicable)
Harry Lengsfield	Managing Partner
Jeffrey Kronthal	Managing Partner
John Steinhardt	Managing Partner
Michael Zarrilli	Chief Operating Officer
Tim Quinn	Chief Financial Officer; Chief Compliance Officer
Dan Napoli	Outside Director
Gary Linford	Outside Director
Stephen Casper	Outside Director
Robert Rosen	Outside Director
Groton Securities LLC	Solicitor
Pulse Capital Partners, LLC	Solicitor
Morgan Stanley AIP GP LP	Solicitor
Gary Kilberg	Marketing / IR Personnel
Lauren Sokolowski-Stelzer	Marketing / IR Personnel
Colman Currie	Marketing / IR Personnel
Saya Bliss	Marketing / IR Personnel
Cary Gibson	Marketing/IR Personnel
Concetta Mastrangelo	Marketing/IR Personnel

APPENDIX L: 1940 ACT REQUIREMENTS
KLS has adopted this section of the Manual in response to its sub-advisory role to a series fund within Global Multi-Strategy Fund (the “Fund”). KLS acknowledges that as sub-advisor to the Fund, KLS will need to comply with the Fund level policies and procedures (“Fund Policies”) as adopted by the Board of Directors and which have been provided to KLS by the Fund’s advisor, Principal Funds, Inc. These Fund Policies have been adopted by the Fund primarily in response to the requirements of the Investment Company Act of 1940, as amended (“1940 Act”)
The Fund Policies, which may be updated and supplemented from time to time include:

Policy	KLS Adoption Date
Rule 17a-7 Procedure (Exemption Re: Transactions between Investment Company and Affiliates)	June 9, 2015
Affiliated Underwriting Procedures (Rule 10f-3)	June 9, 2015
Rule 17e-1 Procedures (Affiliated Broker Dealers)	June 9, 2015
144A Procedures	June 9, 2015
Repurchase Agreements (Mutual Fund Board Guidelines)	June 9, 2015
Affiliated and Restricted List for PMC, PLIC & PTC	June 9, 2015
Derivatives Use Plan	June 9, 2015
ISDA Guidelines	June 9, 2015
Asset Segregation Rule 18(f) Procedures	June 9, 2015

From time to time, KLS will review and update (as necessary) this portion of the Manual in response to additional 1940 Act advisory roles and amendments to the 1940 Act.

17a-7 Procedure

CROSS SALE PROCEDURES

September 10, 2007

These procedures have been adopted by the board of directors of Principal Investors Fund, Inc. and Principal Variable Contracts Fund, Inc. (each “the Fund”), including a majority of directors who are not interested persons of either Fund.

The directors of the Fund have adopted the following procedures pursuant to Rule 17a-7 under the Investment Company Act of 1940 (“The Act”) to enable a series of the Fund to effect purchase and sale transactions between (1) it and any other series of the Fund or (2) it and a registered investment company, or separate series of a registered investment company, that is an affiliated person (or an affiliated person of such registered investment company or series) solely by reason of having (i) a common investment adviser or investment advisers that are affiliated persons of each other, or (ii) common directors and/or common officers.

1.	The transaction must be a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available;

2.	The transaction must be effected at the independent current market price of the security. For purposes of this paragraph the “current market price” shall be:

(a)
If the security is an “NMS stock” as that term is defined in Regulation ATS under the Securities Exchange Act of 1934, the last sale price with respect to such security reported in the consolidated transaction reporting system (“consolidated system”) or the average of the highest current independent bid and lowest current independent offer for such security (reported pursuant to Regulation ATS under the Securities Exchange Act) if there are no reported transactions in the consolidated system that day; or

(b)
If the security is not a reported security, and the principal market for such security is an exchange, then the last sale on such exchange or the average of the highest current independent bid and lowest current independent offer on such exchange if there are no reported transactions on such exchange that day; or

(c)
If the security is not a reported security and is quoted in the NASDAQ System, then the average in the highest current independent bid and lowest current independent offer reported on Level 1 of NASDAQ; or

(d)	For all other securities, the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry;

3.	Each transaction must be consistent with the policy of each fund as recited in its registration statement and reports filed under the Act;

4.	No brokerage commission, fee (except for customary transfer fees), or other remuneration may be paid in connection with the transaction;

5.
The investment adviser shall, in connection with the Quarterly Compliance Questionnaire, report any transactions entered into in reliance upon these procedures during the previous calendar quarter specifying the security or securities purchased or sold, the other participant or participants in the transaction, the basis for the determination that the transaction was effected at the current market price for such security or securities (as defined in these procedures) and certifying that the requirements of paragraphs 1 through 4 of these procedures have been complied with;

6.
Any report required by paragraph (5) shall be provided to the Fund board of directors for their review at the board meeting following the receipt of such report and the board of directors shall determine whether all reported transactions were effected in compliance with paragraphs 1 through 4;

7.
The fund shall (1) maintain and preserve permanently in an easily accessible place a written copy of these procedures (and any modification thereto), and (2) maintain and preserve for a period not less than six years from the end of the fiscal year in which any transactions occurred, the first two years in an easily accessible place, a written record of each such transaction setting forth a description of the security purchased or sold, the identity of the person on the other side of the transaction, the terms of the purchase or sale transaction, and the information or materials furnished to the board of directors pursuant to paragraph (5); and

8.	The board of directors shall be furnished with any other information and materials that are in the investment adviser’s opinion necessary or appropriate or that the board of directors may request.

Procedures for Purchases of Securities
During the Existence of an Underwriting
From Certain Persons Who Participate
as Principal Underwriter

Rule 10f-3

A) STANDARDS AND GUIDELINES

The Boards of Directors of each of the Principal Funds have developed the following standards and guidelines as the standards and guidelines to be followed by the Adviser(s) to a Fund (the “Advisers”) in purchasing securities from an underwriter having certain relationships with the Fund and acting as a principal underwriter during the existence of an underwriting syndicate for the securities. Certain important terms are defined in section B, below.

(1)
Type of Security: The securities eligible for purchase are limited to securities that are: (i) part of an issue which is registered under the 1933 Act and which is being offered to the public; (ii) Eligible Municipal Securities; (iii) sold in an Eligible Foreign Offering; or (iv) sold in an Eligible Rule 144A offering.

(2)
Timing and Price: The securities must be purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), provided, however, that if the securities are offered for subscription upon exercise of rights, the securities must be purchased on or before the fourth day preceding the day on which the rights offering terminates.

(3)
Reasonable Reliance: For purposes of determining compliance with paragraphs (A)(1)(iv) and (A)(2) of these procedures, a Fund may reasonably rely upon written statements made by the issuer or a syndicate manager, or by an underwriter or seller of the securities through which the Fund purchases the securities.

(4)
Continuous Operation: If the securities to be purchased are part of an issue registered under the 1933 Act that is being offered to the public or are purchased pursuant to an Eligible Foreign Offering or an Eligible Rule 144A Offering, the issuer of the securities must have been in continuous operation for not less than three years, including the operations of any predecessors.

(5)
Firm Commitment Underwriting: The securities must be offered pursuant to an underwriting or similar agreement under which the underwriters are committed to purchase all of the securities being offered if the underwriters purchase any of the securities, except those purchased by others pursuant to a rights offering.

(6)
Reasonable Commission: The commission, spread or profit received or to be received by the principal underwriters must be reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time, as determined by an Adviser.

(7)
Percentage Limit: If the Adviser to the Fund, or an affiliated person of the Adviser, is a principal underwriter of the security, the amount of securities of any class of such issue to be purchased by a Fund, combined with purchases by any other investment company advised by the same Adviser and any purchases by another account with respect to which the Adviser has investment discretion, may not exceed: (i) if purchased in an offering other than an Eligible Rule 144A Offering, 25 percent of the principal amount of the offering of such class; or (ii) if purchased in an Eligible Rule 144A Offering, 25 percent of the total of: (a) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1); plus (b) the principal amount of the offering of such class in any concurrent public offering.

(8)
Prohibition of Certain Affiliate Transactions: A Fund may not purchase the securities being offered directly or indirectly from an officer, director, member of an advisory board, investment adviser or employee of the Fund or from a person of which any such officer, director, member of an advisory board, investment adviser or employee is an “affiliated person” as that term is defined in the 1940 Act (“Affiliated Underwriters”); provided, that a purchase from a syndicate manager shall not be deemed to be a purchase from a specific underwriter if: (i) such underwriter does not benefit directly or indirectly from the transaction; or (ii) in respect to the purchase of Eligible Municipal Securities, such purchase is not designated as a group sale or otherwise allocated to the account of any person from whom this paragraph prohibits the purchase.

(9)
Periodic Reporting: A Fund shall report on its Form N-SAR the existence of any transaction effected pursuant to these procedures and a written record of each such transaction setting forth from whom the securities were acquired, the identity of the underwriting syndicate’s members, the terms of the transaction, and the information or materials upon which the determination described in paragraph (A)(10) of these procedures was made shall be attached thereto.

(10)
Board Review: The Board of a Fund, including a majority of its members who are not “interested persons” as defined under the 1940 Act, shall approve such procedures, and the Board, including a majority of its members who are not “interested persons” as that term is defined under the 1940 Act, shall determine no less frequently than quarterly that all purchases made during the preceding quarter were effected in compliance with such procedures.

(11)
Maintenance of Records: A Fund (i) shall maintain and preserve permanently in an easily accessible place a written copy of these procedures (and any modification thereto) and (ii) shall maintain and preserve for a period not less than six years from the end of the fiscal year in which any transactions occurred (the first two years in an easily accessible place) a written record of each such transaction, setting forth whom the securities were acquired, the identity of the underwriting syndicate’s members, the terms of the transaction, and the information or materials upon which the determination described in paragraph (A)(10) of these procedures was made.

B) DEFINITIONS

(1)
“Domestic Issuer” means any issuer other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country.

(2)
“Eligible Foreign Offering” means a public offering of securities, conducted under the laws of a country other than the United States, that meets the following conditions: (i) the offering is subject to regulation by a “foreign financial regulatory authority,” as defined in section 2(a)(50) of the 1940 Act, in the country in which the public offering occurs; (ii) the securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted t existing security holders of the issuer); (iii) financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in the country in which the public offering occurs, for the two years prior to the offering, are made available to the public and prospective purchasers in connection with the offering; and (iv) if the issuer is a Domestic Issuer, it meets the following conditions: (a) it has a class of securities registered pursuant to section 12(b) or 12(g) of the 1934 Act or is required to file reports pursuant to section 15(d) of the 1934 Act; and (b) it has filed all the material required to be filed pursuant to section 13(a) or 15(d) of the 1934 Act for a period of at least twelve months immediately preceding the sale of such securities (or for such shorter period that the issuer was required to file such material).

(3)
“Eligible Municipal Securities” means “municipal securities,” as defined in section 3(a)(29) of the 1934 Act, that are sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and either: (i) are subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities are subject to a minimal or low amount of credit risk.

(4)
“Eligible Rule 144A Offering” means an offering of securities in the U.S. and/or other countries that meets the following conditions: (i) the securities are offered or sold in transactions exempt from registration under section 4(2) of the 1933 Act, Rule 144A thereunder, or Rules 501-508 thereunder; (ii) the securities are sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include “qualified institutional buyers”, as defined in Rule 144(a)(1); and (iii) the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A.

(5)	“1933 Act” means the Securities Act of 1933.

(6)	“1934 Act” means the Securities Exchange Act of 1934.

(7)	“1940 Act” means the Investment Company Act of 1940.

1940 ACT RULE 17e-1

STANDARDS AND PROCEDURES FOR THE PLACEMENT OF PORTFOLIO TRANSACTIONS ON AN AGENCY BASIS WITH AN AFFILIATED BROKERAGE FIRM

September 8, 2003

1.
Total commissions, fees or other remuneration received or to be received by an affiliated broker shall be reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.

2.
Every quarter the Board, including a majority of the directors who are not interested persons thereof, shall determine that all transactions with an affiliated broker, other than those effected in accordance with Rule 17a-10, have been effected pursuant to these standards and procedures.

3.
The Fund shall maintain and preserve permanently, in an easily accessible place, a written copy of these procedures and any amendment thereto and shall maintain and preserve for a period of not less than six (6) years from the end of the fiscal year in which any transactions occurred, the first two in an easily accessible place, a written record of each transaction, other than those effected in accordance with Rule 17a-10, setting forth the amount and source of the commission, fee or other remuneration, the identity of the broker, the terms of the transaction, and the information or material used to determine that each transaction was effected in compliance with these procedures.

March 10, 2008

RE Procedures for the Review of Restricted Securities to Determine Liquidity Under Rule 144A
Delegation of Authority for Liquidity Determination –Applicable to the Principal Mutual Funds

In recognition of the fact that from time to time it may be appropriate as a part of the implementation strategy for achieving the investment objective of a Principal Fund to purchase restricted securities which may be determined to be liquid securities under Rule 144A, the following procedures are established:

1.
Securities with restrictions on resale ("restricted securities") may be purchased for a portfolio and treated as liquid securities not subject to any overall restriction placed by the fund on restricted securities if they are determined to be liquid and eligible for resale under Rule 144A. In making determinations regarding the liquidity of a security, the following factors should be considered when appropriate, although such factors may not necessarily be determinative:

a.	the frequency of trades and quotes for the security

b.	number of dealers willing to purchase or sell the security and number of other potential purchasers

c.	dealer undertakings to make a market in the security

d.	the nature of the security and the nature of the marketplace trades (including the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer)

e.	the likelihood that the security will maintain its marketability (liquidity) throughout the time the security is held

2.
Principal Management Corporation, or any sub-advisor appointed by the board of directors of the fund, is delegated the authority to make the appropriate determination for a fund based on the factors in 1. above. A sub-advisor shall record in writing the basis for any liquidity determination it makes at the time it makes such determination. A sub- advisor shall provide to Principal Management Corporation a quarterly certification that the factors in 1. above were considered when determining liquidity and that the sub-advisor believes that such securities can be disposed of within seven days and in the usual course of business without taking a reduced price.

MEMORANDUM

December 11, 2012

RE                  Amended Guidelines for the Use of Repurchase Agreements in Connection with the Management of Assets of the Principal Variable Contracts Funds, Inc. and Principal Funds, Inc.

Repurchase agreements may be purchased from U.S. or foreign banks and broker-dealers, which have been approved by Principal Management Corporation ("Principal"), provided:

a.
Principal or any sub-advisor appointed by it has performed a credit review of the seller of the securities prior to the date the Fund enters into the repurchase agreement resulting in a conclusion that the seller of the securities presents minimal credit risks.

b.	Repurchase agreements with a maturity exceeding seven days are counted against the Fund’s illiquid basket.

c.
Upon entering the transaction, and daily throughout the transaction, the repurchase agreement will be collateralized at a minimum of 102% of the acquisition price the fund pays to the seller of the securities.

d.	The acquisition of the repurchase agreement may be given look-through treatment for diversification purposes, provided:

i.
The value of the securities collateralizing the repurchase agreement (reduced by the transaction costs, including the loss of interest, that the fund could reasonably expect to incur if the seller defaults) is, and during the entire term of the repurchase agreement remains, at least equal to the Resale Price. “Resale Price” means the acquisition price the fund pays to the seller of the securities plus the accrued resale premium on such acquisition price. The accrued resale premium is the amount specified in the repurchase agreement or the daily amortization of the difference between the acquisition price and the resale price specified in the repurchase agreement.

ii.	The collateral is maintained in an account of the Fund with its custodian or a third party that qualifies as a custodian under the Investment Company Act.

iii.	The Fund has perfected its security interest in the collateral.

iv.
The collateral consists entirely of (i) cash items, (ii) Government Securities (as defined in the Investment Company Act), (iii) securities that at the time the Fund enters into the repurchase agreement are rated in the highest rating category by the Requisite NRSROs, or (iv) securities that have not received a rating from the Requisite NRSROs but that are of comparable quality to securities that are rated in the highest category by the NRSROs, as determined by Principal or any sub-adviser appointed by it.

v.
Upon an Event of Insolvency with respect to the seller, the repurchase agreement would qualify under a provision of applicable insolvency law providing an exclusion from any automatic stay of creditors' rights against the seller.

(Adopted by the Board of Directors of the Principal Variable Contracts Funds, Inc. and Principal
Funds, Inc. on December 11, 2012).

Affiliate and Restricted List For
Principal Management Corporation (“PMC”)/Principal Life Insurance Company (“PLIC”)/Principal Trust Company (“PTC”)

March 31, 2015

Affiliated Broker Dealers:
Principal Funds Distributor, Inc.
Princor Financial Services Corporation
Spectrum Asset Management, LLC

Restricted Securities:
Principal Financial Group (“PFG”)
Any debt securities issued by Principal Financial Group (identifiers with the first 6 digits as follows: 74251V, 74254P, 74256C)

KLS DIVERSIFIED ASSET MANGEMENT LP

Derivative Usage Plan

Summary of Policy/Summary of why derivatives are being used in Portfolio:

KLS Diversified Asset Management LP (“KLS”) employs the use of derivatives in order to facilitate risk management and provide efficiency in the implementation of investment strategies consistent with its client’s investment guidelines and fund disclosure documents. Derivatives may be used to:

•	hedge investment positions within the Portfolio;

•	construct a Portfolio with risk/return characteristics that could not be created as easily or efficiently with cash market securities;

•	control risks and manage the Portfolio’s investment exposure (i.e., manage yield curve exposure, adjust duration, etc.) without trading the underlying securities; and

•	use leverage and implement investment strategies more efficiently than may be possible for cash market securities.

Types of Derivatives that will be used:

Permissible derivative strategies: Generally, KLS may invest in futures, forward contracts and options. More specifically, KLS may enter into put or call options, futures contracts, options on futures contracts, over-the-counter swap contracts (e.g. interest rate swaps, total return swaps and credit default swaps), currency future contracts and options, options on currencies and forward currency contracts or currency swaps (for hedging and non-hedging purposes). KLS may utilize foreign currency options and foreign currency forward and swap contracts. KLS may invest in index/structured securities. KLS may also enter into forward commitment agreements, including TBAs.

KLS will use derivative strategies to hedge or express views, including conditional views on:

•	global absolute and relative interest rate levels, instrument relationships, volatility surfaces and other relationships;

•	global absolute currency levels, relationships and volatilities; and

•	on credit absolute and relative spread or yield levels, instrument relationships and volatility utilizing, among other produce CDX, CMBX, high yield indices and single name derivatives.

Note, that KLS trades OTC cleared derivatives, exchange-traded derivatives and structured securities with embedded derivatives (index/structured securities), referred to generally herein as “derivatives”.

Risks related to the types of Derivatives that will be used in the KLS Portfolio:

Risk	Description of the Risk	Controls in place to mitigate risks
Legal Risk and Related Controls	The risk that the transaction has been inadequately documented and is unenforceable.
In order to help minimize legal risk, KLS will screen each derivative investment to ensure it is permissible before investing and then will maintain sufficient documentation to ensure that the derivative transaction is permissible (generally the investment management agreement and investment guidelines and restrictions, or fund disclosures) and is enforceable against the counterparty (generally ISDA Master and Netting Agreements).

Regulatory Risk (Portfolio)	The Portfolio is subject to the Investment Company Act and related rules, which impose, limitations on the Portfolio’s ability to invest in derivative instruments.
The KLS Operations team will create such processes as are necessary to help ensure appropriate controls are in place in connection with asset segregation (coverage) or off-setting positions are in place to comply with Section 18 of the Investment Company Act.

Regulatory Risk (Derivatives and Fund Instrument Derivatives)
The risk that U.S. Securities and Exchange Commission, Commodity Trading Commission or other regulator will provide guidance that will limit the Portfolio’s ability to efficiently invest in the derivative instruments it desires.

Any significant regulatory changes likely would be preceded by a public comment period, which would effectively provide KLS with notice of upcoming changes so that the Portfolio could be positioned and new compliance processes or investment structures could be implemented accordingly.

Counterparty Risk and Related Controls	The risk that one of the Portfolio’s counterparties might default on its obligation to pay or perform generally its obligations.
In order to help limit risks associated with derivatives (i.e., exchange or not exchange traded), only approved trading partners may be used. The minimum credit rating of a counterparty must be investment grade by at least one of Moody’s, Standard and Poor’s or Fitch. Certain OTC derivative transactions are subject to an ISDA agreement with established netting agreements.   KLS will also monitor counterparty exposure to ensure that the Portfolio’s counterparty risk is not concentrated in one or a small number of counterparties.

Settlement Risk	The risk that settlement in a transfer system in connection with closing out a derivative position does not take place as expected.	On an ongoing basis, KLS will monitor the settlement processes of its derivative positions to ensure that they are functioning properly.
Market Risk and Related Controls	The risk of price volatility due to factors such as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity.
In order to manage market risk, KLS will review the price behavior and related characteristics of derivatives within the Portfolio. Such reviews will occur on an ongoing basis by portfolio managers and the risk management team.

Credit Risk and Related Controls	The risk of an issuer’s ability to meet principal and interest payments on an obligation.
In order to manage credit risk, KLS will periodically review the current and future replacement costs for the derivative in the event of a counterparty default. KLS will also monitor the credit rating of all counterparties.

Interest Rate Risk
The risk that a rise in interest rates will cause a fall in the value of fixed income securities. A low interest rate environment may present greater interest rate risk because there may be a greater likelihood of rates increasing and rates my increase more rapidly.
KLS portfolio managers and the risk management team will monitor changes in interest rates on an ongoing basis and evaluate the Portfolio’s positioning relative to expected or actual changes.
Pricing Risk and Related Controls	The risk that the normal relationship between two prices might move in opposite directions, otherwise known as “basis risk”.
In order to manage market risk, KLS will review the price behavior and related characteristics of the Portfolio’s derivative investments. Such reviews will occur on an ongoing basis by portfolio managers and the risk management team.

Operational Risk and Related Controls	The risk of unexpected losses arising from deficiencies in a firm’s management information, support and control systems and procedures.
The KLS Operations team will create such processes as are necessary to help ensure appropriate controls are in place in connection with the use of derivatives. Such controls will include daily confirmation of trades, reports of incoming and outgoing cash flows and balances with counterparties.

Currency Risk and Related Controls	The risk of fluctuations in the rate of exchange between currencies and the costs associated with currency conversion.	In order to manage currency risk, KLS will monitor currency fluctuations and exchange rates. Such reviews will occur on an ongoing basis by portfolio managers and the risk management team.
Liquidity Risk and Related Controls
The risk of acquiring thinly-traded investments, which are difficult to dispose of quickly or investments that were once liquid becoming illiquid, making it difficult to acquire or dispose of them at prices quoted in various exchanges.

In order to manage liquidity risk, KLS will periodically review the trading volumes of derivatives. Such reviews will occur on an ongoing basis by portfolio managers and the risk management team, and by the Co-CIO(s) (as defined below) as necessary.

ADDITIONAL COUNTERPARTY PROCEDURE DETAIL

References to “counterparties” includes: brokers, OTC counterparties and exchange-traded counterparties.

1.	The counterparty approval process and Approved Counterparty List are reviewed and ratified by the following individuals (the “Approvers”):

•
The appropriate KLS Co-Chief Investment Officer (“Co-CIO”): the appropriate Co-CIO must approve the new counterparty relationship. The approving Co-CIO is dependent upon the type of instrument being traded and the strategy requesting the additional relationship.

•	The Chief Financial Officer: with respect to a brokerage counterparty, the Chief Financial Officer is required to review the broker’s last two years of financial statements for creditworthiness.

•
The Deputy Chief Compliance Officer: the Deputy Chief Compliance Officer is required to review the counterparty’s publicly available regulatory disclosures (typically with reference to FINRA BrokerCheck) to determine whether the counterparty has any regulatory issues that would have an impact on trading with KLS.

•
The Chief Operating Officer: the Chief Operating Officer must ensure a counterparty executing OTC derivative transactions (including credit linked notes) generally has a minimum credit rating of investment grade by at least one of Moody’s, Standard and Poor’s or Fitch. Certain OTC derivative transactions are subject to an ISDA agreement with established netting agreements.

2.
Upon the approval of a new counterparty by Compliance, the requestor will then be informed of the addition and the list updated. The Approvers will review (and ratify) recommendations on a periodic basis.

3.	The Approved Counterparty List is coded in Bloomberg. Compliance monitors all trade overrides real time and is immediately prompted when a non-permitted counterparty trade is entered.

4.
The Approvers will review (and ratify with any revisions it deems appropriate) the counterparty approval process, the Approved Counterparty List and any additions or deletions as necessary when counterparties are added or deleted. In addition to the Approvers, the Best Execution Committee reviews counterparty concentration levels and (trade cost) analysis reports. Operations reviews failed trade reports and claims reports on a daily basis.

Monitoring Process:

Approval process for use of complex securities
The Co-CIO’s, portfolio management team and the operations team (as necessary), reviews the investment guidelines and/or investment management agreement and provides approval to include complex securities in the Portfolio. Asset classes in the Portfolio are monitored via the use of the Bloomberg compliance system used by KLS.

Employee awareness of policy	All Firm personnel receive annual compliance training on policies and procedures included in the Compliance Manual as well as applicable global securities laws.
Compliance monitoring	The appropriate Co-CIO will review the types of derivatives used and the use of counterparties for derivative transactions.

MEMORANDUM

TO:	SUB-ADVISER TO THE PRINCIPAL FUNDS

FROM:	PRINCIPAL MANAGEMENT CORPORATION
SUBJECT: ISDA GUIDELINES MANAGING COUNTERPARTY EXPOSURE IN DERIVATIVES DOCUMENTATION

DATE:	02/23/2016

Questions to be addressed by sub-adviser:
With respect to ISDA Master Agreements (where applicable), please answer the following:

•	Is there a Credit Support Annex (“CSA”) to the ISDA Master Agreement?

•	Does the CSA require both parties to post collateral?

•	What is the Threshold for the fund?

•	What is the Threshold for the dealer?

•	What is the Minimum Transfer Amount for the fund?

•	What is the Minimum Transfer Amount for the dealer?

•	In situations where the dealer is the Pledgor and the fund is the Secured Party, do you permit the dealer to hold Collateral on behalf of the fund?

◦	If you answered Yes t o the question above, do you require the dealer to hold the Collateral in a segregated account?
Background Information Relating to the Questions above:

•	Credit Support Annex. The ISDA Master Agreement itself does not require collateralization unless the parties to the ISDA have entered into a Credit Support Annex.

•
Two-way Collateral Posting. Both parties should be required to post collateral under the CSA. Historically, many CSAs between a dealer and a non-dealer (customer/buy-side) party were "one way," with only the buy-side party posting collateral to the dealer. In the past, most banks and dealers had strong enough creditworthiness to refuse two-way collateral posting. In today's climate, it is common for the customer or non-dealer party to require a financial counterparty to post collateral in connection with the transaction as well.

•	Threshold. Most subadvisors have CSAs with zero Thresholds for both parties.

◦
A party isn’t required to post collateral to its counterparty until its exposure to the counterparty under the transaction (or transactions) reaches the Threshold (subject to any minimum transfer amount). If the Threshold is zero, that means the party must post collateral to cover any counterparty exposure under the transaction(s) between them, no matter how small.

◦	Parties may agree to apply the same or differing Thresholds for each party. Most subadvisors have negotiated CSAs that apply a zero Threshold to both the fund and the fund’s counterparty.

•	Minimum Transfer Amount (“MTA”). Most subadvisors have CSAs with MTAs of $250,000 for both parties.

o
MTAs work as follows: Margin collateral need not be collected unless and until the total amount of margin required to be collected from a counterparty, but which has not been collected, exceeds the MTA.

o
Note that MTAs only affect the timing of margin collection and does not change the amount of margin that must be collected once the MTA is reached. For example, if the agreed MTA between the parties to the transaction is $250,000 and Party A's exposure to Party B under the transaction increases from $50,000 (which has not been collected by Party A because the MTA has not yet been reached) to $260,000, Party B is responsible for posting the entire $260,000.

o	MTAs may agree to apply the same or differing MTAs for each party. Most subadvisors have negotiated CSAs that apply a MTA of $250,000 for each party.

•	Holding Collateral: Under the CSA, a party that is required to post collateral (the “Pledgor”) must transfer the collateral to the Secured Party or to the Secured Party’s designated Custodian.

o
Principal Funds, Inc. and Principal Variable Contracts Funds, Inc. have entered into Collateral Account Control Agreements (“CACAs”) with their counterparties and BNYM. Under these CACAs, when a PFI/PVC fund is a Secured Party, the counterparty (as Pledgor) is required to transfer Collateral to a subaccount of the account created pursuant to the CACA.

o
The purpose of requiring the counterparty to post Collateral to the fund is to reduce the fund’s exposure to the risk that the counterparty will default on its obligations. To my knowledge, most subadvisors do in fact require the counterparty (as Pledgor) to transfer Collateral to the fund when the fund is a Secured Party. However, we have learned of at least one situation where a subadvisor has permitted a counterparty (as Pledgor) to hold Collateral on behalf of the fund (as opposed to transferring the Collateral to the fund). This does little to reduce the fund’s exposure to counterparty risk, and thus defeats the purpose of requiring collateralization in the first place.

MEMORANDUM

June 9, 2003

TO Mutual Fund Board of Directors

FROM Ernie Gillum, 515 246-7372

RE 1940 Act Rule 18(f)/Release 10666; Securities Eligible for
Placement in a Segregated Account

The following procedures are established to be consistent with the language and policy of Rule 18(f), Release 10666 and recent staff interpretations of the SEC’s Division of Investment Management (i.e. No-action response dated July 2, 1996 to Merrill Lynch Asset Management and SEC Letter to Financial Officers dated November 7, 1997):

1.	Assets eligible for segregation include any asset, including equity securities and non-investment grade debt.

2.
Segregation of assets may be accomplished by placement in a segregated account on the books of the Fund’s custodian, by notation on the books of the Fund’s custodian that the assets in question are “segregated”, or by designation on the fund’s records that such assets are “segregated”.

3. Segregated assets must be liquid, unencumbered and marked to market daily.
For purposes of these procedures liquid means an asset that may be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the fund has valued the investment.

4.
Principal Management Corporation or any sub-advisor is delegated the authority to determine securities eligible for segregation and for the determination and ongoing monitoring of liquidity, subject to oversight by the board.

5.
Principal Management Corporation will report to the board at each quarterly meeting as to the status of any segregated assets at the end of the prior calendar quarter. This status report will include the basis for determining liquidity of any asset so segregated.

APPENDIX M: WRITTEN INFORMATION SECURITY PLAN

The Firm has established the following written information security program (the “WISP”) to create effective administrative, technical and physical safeguards for the protection of Personal Information (as defined below) of residents of the Commonwealth of Massachusetts and the State of Connecticut and any other states that have enacted statutes providing for the same (collectively, “Data Protection States”) and to comply with the Firm’s obligations under the respective state statutes (the “Regulations”).

Note that for purposes of the State of Connecticut, if a financial institution has adopted safeguards that comply with the standards established pursuant to the Gramm-Leach-Bliley Act, then such compliance shall constitute compliance with 36a-701b.

“Personal Information” is defined as: a resident's first name and last name, or first initial and last name, in combination with one or more of the following data that relate to such resident: (a) social security number; (b) driver's license number or state-issued identification card number; or (c) financial account number, or credit or debit card number, with or without any required security code, access code, personal identification number or password, that would permit access to a resident’s financial account; provided, however, that Personal Information shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

In accordance with the Regulations, Employees should not send electronic communications (e.g., email, instant messages, eFax, etc.) containing Personal Information of a resident of a Data Protection State unless such communications are encrypted in accordance with the applicable Regulation and the WISP.

Data Security Administrators

In connection with the WISP, Nargis Hilal, the IT Director and the Chief Compliance Officer (the “Administrators”) are responsible for the following:

•	Implementation of the WISP including all provisions outlined in the “WISP Operational Procedures” section below;

•
Reviewing the scope of the security measures in the WISP at least annually, and upon any material change in the Firm’s business practices that may implicate the security or integrity of records containing Personal Information;

•	Periodic testing of the WISP’s safeguards;

•	Evaluating the security measures maintained by the Firm’s Service Providers (as defined below) for the Personal Information to which they have access; and

•
Conducting training, at least annually, of all Employees, including temporary and contract employees, who have access to Personal Information on the WISP (which may be covered as part of larger, annual Firm-wide training). All attendees at such training sessions are required to certify their attendance at the training and their familiarity with the policies and procedures covered therein.

Risk Mitigation Procedures

In order to mitigate internal and external risks to the security, confidentiality, and integrity of any electronic or other records containing Personal Information the Firm shall comply with the following procedures:

•	The Firm will only collect such Personal Information as necessary to accomplish its legitimate business transactions or to comply with applicable laws or regulations.

•	Access to records containing Personal Information shall be limited to those Employees who have a legitimate need for such records.

•
Current Employees’ user IDs and passwords shall conform to generally accepted security standards and all passwords shall be periodically changed. Network access will be restricted to active users and active user accounts only.

•	Firewall protection, operating system security patches, and all software products shall be reasonably up-to-date and installed on any computer that stores or processes Personal Information.

•
All Firm computers with an internet connection or any computer that stores or processes Personal Information will have reasonably up-to-date software providing virus, anti-spyware and anti-malware protection installed and active at all times.

•	The Firm shall maintain secure user authentication protocols

•
Absent legitimate business need, Personal Information shall not be removed from the Firm’s office in electronic or written form, forwarded to Employees’ personal email addresses, or stored on Employees’ personal devices and computers.

•
Terminated Employees’ physical and electronic access to records containing Personal Information, including remote electronic access to personal records, voicemail, internet and email access, shall be terminated at the time of termination of employment. Terminated Employees’ keys, keycards, access devices, badges, company identification and the like shall be surrendered at the time of termination or shortly thereafter, as determined by the Firm on a case by case basis.

•
Terminated Employees are required to return all records containing Personal Information in any form, in their possession at the time of termination or shortly thereafter, as determined by the Firm on a case by case basis. This includes, to the extent practicable, all data stored on any portable device or any device owned by the terminated Employee.

•
Employees must promptly advise the Administrators upon becoming aware of any activities or operations which may pose a risk to the security of Personal Information. If one of the Administrators is involved with these risks, Employees should advise a member of senior management.

•
Whenever there is an incident that requires notification pursuant to the Regulations (including but not limited to those set forth below), such notification shall be made in accordance with such Regulations:

▪	Massachusetts General Law Chapter 93H “Security Breaches”, “Disclosure of breach of security of system data; methods of disclosures” or

▪
Connecticut General Statutes Section 36a-701b of the “Breach of security re computerized data containing personal information. Notice of breach. Delay for criminal investigation. Means of notice. Unfair trade practice”

The Administrators will document the responsive actions taken in connection with any incident involving a breach of security and shall review the events and actions taken in order to determine whether the Firm’s security practices adequately safeguard Personal Information. If necessary, changes will be made to the Firm’s business practices relating to protection of Personal Information.

WISP Operational Procedures

This section of the WISP describes the Firm’s efforts to (i) minimize security risks to any computer system that processes or stores Personal Information, (ii) ensure that physical files containing Personal Information are reasonably secured and (iii) develop daily practices designed to minimize access and security risks to Personal Information of the Firm’s Clients and Employees. These operational procedures shall be reviewed and modified as necessary by the Administrators.

Handling and Recordkeeping of Personal Information

The Firm will collect Personal Information of Clients and Employees that is necessary to accomplish the Firm’s legitimate business or to comply with any applicable laws or regulations.

•
To the extent practicable, electronic records containing Personal Information shall not be stored or transported on any portable electronic device, sent or transmitted electronically to any portable device, or sent or transported electronically to any computer, portable or not, without being encrypted.

•	Any paper files containing Personal Information shall be stored in locked filing cabinets that are checked periodically to ensure they are locked.

•	Employees should avoid keeping unsecured paper files containing Personal Information open and visible in their work area.

•	Disposal of paper or electronically stored records containing Personal Information shall be conducted in accordance with the following:

•	Paper documents containing Personal Information shall be redacted or shredded so that personal data cannot practicably be read or reconstructed; and

•
Electronic media and other non-paper media containing Personal Information shall be destroyed or erased to the extent practicable so that Personal Information cannot practicably be read or reconstructed.

For Personal Information of Clients that is necessary to accomplish the Firm’s legitimate business or comply with any applicable laws or regulations that is kept by USBanc, the Firm shall rely on USBanc’s policies and procedures related to the handling and recordkeeping of Personal Information.

Access Control Procedures

Managing access to computers (including, but not limited to, the use of unique log-in IDs and the number of failed attempts before a computer is locked), access to electronically stored records containing Personal Information and visitor access to the Firm shall be the responsibility of the IT Director.

Third Party Service Providers

The Firm will take reasonable steps to ensure that any third party service providers that receive, store, maintain, process, or are otherwise permitted access to Personal Information of the Firm’s Clients or Employees (“Service Provider”) shall meet the standards below. Examples of Service Providers include, but are not limited to, vendors who provide off-site backup storage copies of electronic data; paper record copying or storage service providers; contractors or vendors working with the Firm’s Clients and having authorized access to the Firm’s records.

•
Contracts with a Service Provider signed on or after March 1, 2010 shall require the Service Provider to implement security standards consistent with the Regulations, including without limitation Massachusetts statute 201 CMR 17.00.

•
It shall be the responsibility of the Administrators to obtain reasonable confirmation that the Service Provider is capable of meeting security standards consistent with the Regulations, including without limitation Massachusetts statute 201 CMR 17.00.

Breach of Data Security Procedures

In the event an Employee becomes aware of a data security breach, an Administrator and the relevant manager of such Employee’s business unit must be notified and the applicable Data Protection State Regulation will be referenced and applied (if any). Examples of a data security breach include when (i) unencrypted Personal Information has been lost, stolen, used or accessed without authorization or (ii) encrypted Personal Information, along with the access code or security key, or paper copy Personal Information, has been acquired by an unauthorized person or for an unauthorized purpose. Annex A contains notification procedures for a data security breach with respect to a resident of the Commonwealth of Massachusetts. Annex B contains notification procedures for a data security breach with respect to the State of Connecticut.

Note that as of January 2014, the majority of states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands have enacted legislation generally requiring private or government entities to notify individuals of security breaches of information involving personally identifiable information.
The Chief Compliance Officer will determine appropriate disciplinary measures for violations of the WISP.
eSentire, Inc.
Generally, all portions of the Firm’s WISP related to authentication and security are administered by eSentire, Inc. (“eSentire”), a third-party threat protection firm. In addition, eSentire provides the Firm with monthly reports on firewall, operating system security patches and software patches.

ANNEX A

Security Breach Notifications with respect to
Residents of the Commonwealth of Massachusetts

Where a person who owns or licenses Personal Information knows or has reason to know (1) of a security breach or (2) that the Personal Information of a Massachusetts resident was acquired or used by an unauthorized person or for an unauthorized purpose, that person must notify the Massachusetts Attorney General and the Office of Consumer Affairs and Business Regulation of such breach or unauthorized acquisition or use.
The notifications to the Office of Consumer Affairs and Business Regulation and to the Attorney General must include:

•	A detailed description of the nature and circumstances of the breach of security or unauthorized acquisition or use of Personal Information;

•	The number of Massachusetts residents affected as of the time of notification;

•	The steps already taken relative to the incident;

•	Any steps intended to be taken relative to the incident subsequent to notification; and

•	Information regarding whether law enforcement is engaged investigating the incident.
A “security breach” is defined under Massachusetts law as “the unauthorized acquisition or unauthorized use of unencrypted data or, encrypted electronic data and the confidential process or key that is capable of compromising the security, confidentiality, or integrity of Personal Information, maintained by a person or agency that creates a substantial risk of identity theft or fraud against a resident of the commonwealth. A good faith but unauthorized acquisition of Personal Information by a person or agency, or employee or agent thereof, for the lawful purposes of such person or agency, is not a breach of security unless the Personal Information is used in an unauthorized manner or subject to further unauthorized disclosure.”
ANNEX B

Security Breach Notifications with respect to
Residents of the State of Connecticut

a)     For purposes of this section, "breach of security" means unauthorized access to or unauthorized acquisition of electronic files, media, databases or computerized data containing personal information when access to the personal information has not been secured by encryption or by any other method or technology that renders the personal information unreadable or unusable; "personal information" means an individual's first name or first initial and last name in combination with any one, or more, of the following data: (1) Social Security number; (2) driver's license number or state identification card number; or (3) account number, credit or debit card number, in combination with any required security code, access code or password that would permit access to an individual's financial account. "Personal information" does not include publicly available information that is lawfully made available to the general public from federal, state or local government records or widely distributed media.

(b)

(1) Any person who conducts business in this state, and who, in the ordinary course of such person's business, owns, licenses or maintains computerized data that includes personal information, shall provide notice of any breach of security following the discovery of the breach to any resident of this state whose personal information was, or is reasonably believed to have been, accessed by an unauthorized person through such breach of security. Such notice shall be made without unreasonable delay, subject to the provisions of subsection (d) of this section and the completion of an investigation by such person to determine the nature and scope of the incident, to identify the individuals affected, or to restore the reasonable integrity of the data system. Such notification shall not be required if, after an appropriate investigation and consultation with relevant federal, state and local agencies responsible for law enforcement, the person reasonably determines that the breach will not likely result in harm to the individuals whose personal information has been acquired and accessed.

(2) If notice of a breach of security is required by subdivision (1) of this subsection, the person who conducts business in this state, and who, in the ordinary course of such person's business, owns, licenses or maintains computerized data that includes personal information, shall not later than the time when notice is provided to the resident also provide notice of the breach of security to the Attorney General.

(c) Any person that maintains computerized data that includes personal information that the person does not own shall notify the owner or licensee of the information of any breach of the security of the data immediately following its discovery, if the personal information of a resident of this state was, or is reasonably believed to have been accessed by an unauthorized person.

(d) Any notification required by this section shall be delayed for a reasonable period of time if a law enforcement agency determines that the notification will impede a criminal investigation and such law enforcement agency has made a request that the notification be delayed. Any such delayed notification shall be made after such law enforcement agency determines that notification will not compromise the criminal investigation and so notifies the person of such determination.

(e) Any notice to a resident, owner or licensee required by the provisions of this section may be provided by one of the following methods: (1) Written notice; (2) telephone notice; (3) electronic notice, provided such notice is consistent with the provisions regarding electronic records and signatures set forth in 15 USC 7001; (4) substitute notice, provided such person demonstrates that the cost of providing notice in accordance with subdivision (1), (2) or (3) of this subsection would exceed two hundred fifty thousand dollars, that the affected class of subject persons to be notified exceeds five hundred thousand persons or that the person does not have sufficient contact information. Substitute notice shall consist of the following: (A) Electronic mail notice when the person has an electronic mail address for the affected persons; (B) conspicuous posting of the notice on the web site of the person if the person maintains one; and (C) notification to major state-wide media, including newspapers, radio and television.

(f) Any person that maintains such person's own security breach procedures as part of an information security policy for the treatment of personal information and otherwise complies with the timing requirements of this section, shall be deemed to be in compliance with the security breach notification requirements of this section, provided such person notifies, as applicable, residents of this state, owners and licensees in accordance with such person's policies in the event of a breach of security and in the case of notice to a resident, such person also notifies the Attorney General not later than the time when notice is provided to the resident. Any person that maintains such a security breach procedure pursuant to the rules, regulations, procedures or guidelines established by the primary or functional regulator, as defined in 15 USC 6809(2), shall be deemed to be in compliance with the security breach notification requirements of this section, provided (1) such person notifies, as applicable, such residents of this state, owners, and licensees required to be notified under and in accordance with the policies or the rules, regulations, procedures or guidelines established by the primary or functional regulator in the event of a breach of security, and (2) if notice is given to a resident of this state in accordance with subdivision (1) of this subsection regarding a breach of security, such person also notifies the Attorney General not later than the time when notice is provided to the resident.

(g) Failure to comply with the requirements of this section shall constitute an unfair trade practice for purposes of section 42-110b and shall be enforced by the Attorney General.